As filed with the Securities and                                  File No. 333-
Exchange Commission on October 17, 2002.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------


                            The Neptune Society, Inc.
             (Exact name of registrant as specified in its charter)

         Florida                         7261                    59-2492929
  (State or jurisdiction of        (Primary Standard          (I.R.S. Employer
incorporation or organization)  Industrial Classification    Identification No.)
                                     Code Number)

                                                          Marco Markin
     4312 Woodman Ave., 3rd Floor                  4312 Woodman Ave., 3rd Floor
    Sherman Oaks, California 91423                Sherman Oaks, California 91423
         Tel: (818) 953-9995                           Tel: (818) 953-9995
     (Address, including zip code,           (Name, address, including zip code,
  and telephone number, including area      and telephone number, including area
code, of registrant's principal executive        code, of agent for service)
offices)

                                ----------------

                                   Copies to:

                                 Randal R. Jones
                                 Kenneth G. Sam
                              Dorsey & Whitney LLP
                          1420 Fifth Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 903-8800
                                ----------------

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
     Title of each class of         Amount to be        Proposed maximum        Proposed maximum         Amount of
           securities                registered        offering price per      aggregate offering     registration fee
        to be registered                                      share                   price
------------------------------------------------------------------------------------------------------------------------
 Common Stock issuable upon the
    conversion of Debentures          2,559,711               $2.37(1)(2)          $6,066,515(1)(2)         $558.12
------------------------------------------------------------------------------------------------------------------------
 Common Stock issuable upon the
      exercise of Warrants               57,500               $5.74(1)(2)          $  330,050(1)(2)         $ 30.36
------------------------------------------------------------------------------------------------------------------------
         Common Stock,
  issued in private offerings         2,235,070               $0.825(3)            $1,843,932(3)           $169.65
------------------------------------------------------------------------------------------------------------------------
             Total                    4,852,281                                    $8,240,497               $758.13
------------------------------------------------------------------------------------------------------------------------
(1)  Calculated  pursuant  to Rule  457(c) and (g) under the  Securities  Act of
     1933.
(2)  Based on the actual  average  Debenture  conversion  price or  exercise  of
     Warrants per Rule 457(g).
(3)  Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of  registration  fee, based on the average of the bid and ask sales prices of the  Registrant's  common  stock on October 16,  2002,  as quoted in the
     National Association of Securities Dealers Over-the-Counter Bulletin Board.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and the selling shareholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                                4,852,281 Shares

                                 [COMPANY LOGO]

                            THE NEPTUNE SOCIETY, INC.
                                  Common Stock

     This is a public offering of 4,852,281 shares of the common stock of The Neptune Society, Inc.

     All of the shares being offered, when sold, will be sold by selling shareholders as listed in this prospectus beginning on page 14. The selling shareholders are offering:

     2,235,070 shares of common stock;

     2,559,711 shares of common stock issuable on conversion of the debentures; and

     57,500 shares of common stock issuable on exercise of the warrants.

     We will not receive any of the proceeds from the sale of the shares. We agreed to pay all of the expenses incurred in connection with the registration of the resale of the common shares.

     The common stock is currently quoted in the United States on the NASD over-the-counter bulletin board under the symbol "NPTI," and the last reported sales price of the common stock October 16, 2002 was $0.60 per share.

     The selling security holders may offer and sell the common shares on the OTCBB at prevailing market prices or in privately negotiated transactions at prices other than the market price.

     Information in this prospectus gives effect to the 4:1 reverse stock split effected by The Neptune Society, Inc. on March 22, 2002, and the increase in authorized capital and par value effected on May 31, 2002.

     Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 6 of this prospectus.

                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 --------------

     The date of this Prospectus is October 17, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................11
USE OF PROCEEDS ..............................................................11
DIVIDEND POLICY...............................................................11
DILUTION .....................................................................12
CAPITALIZATION................................................................12
SELLING SHAREHOLDERS..........................................................13
SELECTED FINANCIAL DATA.......................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.......................................................18
BUSINESS......................................................................36
LEGAL PROCEEDINGS ............................................................60
MANAGEMENT....................................................................61
EXECUTIVE COMPENSATION........................................................63
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS............68
PRINCIPAL STOCKHOLDERS........................................................68
TRANSACTIONS BETWEEN NEPTUNE AND ITS OFFICERS, DIRECTORS OR
  SIGNIFICANT SHAREHOLDERS....................................................71
DESCRIPTION OF SHARE CAPITAL..................................................73
MARKET PRICE AND DIVIDENDS ON OUR COMMON STOCK AND RELATED
  STOCKHOLDER MATTERS.........................................................74
TRANSFER AGENT AND REGISTRAR..................................................75
PLAN OF DISTRIBUTION..........................................................75
LEGAL MATTERS.................................................................76
EXPERTS.......................................................................76
WHERE YOU CAN FIND MORE INFORMATION...........................................77
INDEX TO FINANCIAL STATEMENTS................................................F-1

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                                 --------------

"The Neptune Society", "Neptune Society" and "Trident Society" are a registered trademarks of The Neptune Society, Inc. in the United States.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus.

                                  Our Business

     We, The Neptune Society, Inc., are a Florida corporation. Our primary business is marketing and administering Pre-Need and At-Need cremation services in the states of California, Florida, Iowa, New York, Oregon, Colorado and
Washington. We also operate a telemarketing center in Tempe, Arizona. Our service programs include:

     o Pre-need programs that allow our clients to pre-plan and pre-pay for cremation services; and
     o At-need programs in which we arrange cremation services at the time of need.

     We compete in the cremation services sector of the death care service industry. Our primary business focus is on marketing our pre-need cremation services using an integrated promotion and professional sales strategy to pursue revenue and growth opportunities in the cremation sector of the death care service industry. We operate our locations under one nationally branded name, "The Neptune Society," where permitted, and offer only cremation services and products related to cremation services. We do not offer traditional burials funeral services, and we do not own or operate cemeteries. We do not intend to evolve into a traditional funeral burial services company and do not intend to compete directly with the larger competitors that provide traditional funeral and burial services.

     We promote our pre-need products by marketing the benefits and advantages pre-arranged services using targeted advertising campaigns, including direct mail, bi-weekly newspaper advertising, yellow page advertisements, local television and radio. Our sales professionals explain and sell our pre-need programs to leads generated by our promotional efforts.

     Visitors to our web site can also obtain information related to our death care services and products and purchase one of our pre-need cremation service plans. We anticipate that our web site may play an important role in marketing our cremation services in the future.

     Our death care counselors and staff provide our clients with a full range of services at the time of need, including arranging transportation of the deceased, obtaining death certificates and arranging the return of the cremation remains to relatives or providing burial at sea. We operate crematories in Los Angeles, California, Spokane, Washington, and Akeney, Iowa, that perform cremation services for our clients in those areas. In other locations, we contract with third-party providers for cremation services.

                                  Our Strategy

     Our business strategy is to grow by marketing quality pre-need cremation services on a national basis. We intend to pursue revenue and growth opportunities in the cremation sector of the death care industry through expansion of our business in the existing markets we serve and through geographic expansion. Key elements to our strategy include:

     o    marketing our services under the national name "Neptune Society."

     o maintaining a simple product and pricing structure to assist customers in decision making.

     o using marketing and sales programs to promote our pre-need programs and to increase our pre-need membership.

     o acquiring existing cremation service providers with established market presence, if warranted.

     o using our expertise in the pre-need cremation service industry to establish sales offices in areas with a higher than average death rate and forecasted growth in cremation rates.

     Our primary business strategy is to expand our presence in the markets we currently serve and to enter into new geographic markets.

                                  Risk Factors

     An investment in our common stock involves certain risks associated with our business, including:

     o we may not be a profitable business unless we are able to fully integrate our business acquisitions and new offices into our existing infrastructure;
     o our ability to execute our business plan is predicated on our ability to retain key personnel with experience in business acquisitions and in the death care industry; and
     o in the event that we are not able to comply with the substantial regulation to which our operations are subject, we may be subject to business operation closures, fines and penalties.

     In  addition,   investing  in  our  common  stock  involves  certain  risks associated with our industry in general, including:

     o a decline in death rate or the trend to cremations may impair our ability to be profitable;
     o there are a limited number of pure crematory service business that may be targeted for acquisitions; and
     o our ability to be profitable is premised on our ability to compete effectively in a highly competitive industry.


     For a more complete discussion of these and other risk factors affecting us and our business, see "Risk Factors" beginning on page 6.

THE OFFERING

         This prospectus covers up to 4,852,281 shares of The Neptune Society, Inc. common stock to be sold by selling stockholders identified in this prospectus.

SHARES OFFERED BY THE SELLING         4,852,281 shares of common stock, $0.001
SECURITYHOLDERS OFFERING PRICE        par value per share

                                      Determined at the time of sale by the
                                      selling shareholders

COMMON STOCK OUTSTANDING AS           4,157,090 shares
OF SEPTEMBER 30, 2002

COMMON STOCK OUTSTANDING              6,774,301 shares
ASSUMING THE MAXIMUM NUMBER
OF SHARES ARE SOLD PURSUANT TO        Assuming conversion of the debentures and
THIS OFFERING                         debentures and exercise of warrants into
                                      shares of common stock registered under
                                      this prospectus, the shares of common
                                      stock subject to this prospectus represent approximately 71.6% of our issued and outstanding common stock as of
                                      September 30, 2002.

NUMBER OF SHARES OWNED BY THE         2,750 shares. (1)
SELLING SHAREHOLDERS AFTER THE
OFFERING

USE OF PROCEEDS                       We will not receive any of the proceeds
                                      of the shares offered by the selling
                                      shareholders.

                                      We intend to use the proceeds from the
                                      exercise of the warrants, if exercised,
                                      held by certain selling shareholders for working capital purposes.

DIVIDEND POLICY                       We currently intend to retain any future
                                      earnings to fund the development and
                                      growth of our business. Therefore, we do not currently anticipate paying cash dividends. See "Dividend Policy."

OTC BULLETIN BOARD SYMBOL             NPTI

(1) This number assumes that each selling shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling shareholders are not required to sell their shares. See "Plan of Distribution."
---------------------------------------

     Unless  otherwise   specifically   stated,   information   throughout  this
prospectus excludes:

     o 343,438 shares issuable upon the exercise of outstanding options as of September 30, 2002;
     o 768,875 shares reserved for future issuance under our stock option plans;
     o 88,750 shares issuable upon the exercise of outstanding warrants as of September 30, 2002; and
     o 2,559,711 shares issuable upon conversion of convertible debentures outstanding as of September 30, 2002.

Corporate Information

     We, The Neptune Society, Inc., are a Florida corporation. Our principal corporate and executive offices are located at 4312 Woodman Avenue, Third Floor, Sherman Oaks, California 91423. Our telephone number is (818) 953-9995. We maintain a World Wide Web site address at www.neptunesociety.com. Information on our web site is not part of this prospectus.

SUMMARY FINANCIAL DATA

     The selected historical financial information presented below as of and for the years ended December 31, 2001, 2000, the nine months ended December 31, 1999 and the three months ended March 31, 1999, are derived from our consolidated financial statements. The following summary historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and related notes thereto and unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                              Predecessor Company(1)               Successor Company(1)

                                                            Three Months |   Nine Months                           |  Pro forma(2)
                                                                Ended    |      Ended         Year                 |  Year Ended
                                                                         |                    Ended     Year Ended |
                                                               March 31, |   December 31,   December     December  |   December
                                                                         |                                         |
                                          1997      1998         1999    |      1999        31, 2000     31, 2001  |   31, 1999
                                       ----------------------------------|  -------------------------------------- |  ------------
                                                                         |                                         |
                                                                         |                                         |   (unaudited)
(000's, except per share amount)                                         |                                         |
                                                                         |                                         |
INCOME STATEMENT DATA:                                                   |                                         |
                                                                         |                                         |
Total Revenue                          $ 8,966    $ 7,865     $  2,962   |    $  5,688      $ 7,689     $ 13,030   |   $  8,650
                                                                         |                                         |
Gross Profit                             5,304      4,107        1,763   |       3,436        3,237        6,767   |      5,199
                                                                         |                                         |
General and Administrative Expenses      2,907      2,847          748   |       2,986        5,802        7,798   |      3,780
                                                                         |                                         |
Compensation to Principal                                                |                                         |
Shareholder                              1,841      2,200          430   |           -            -            -   |          -
                                                                         |                                         |
Professional Fees                          245        669          536   |         340        1,245        1,765   |        959
                                                                         |                                         |
Amortization and Depreciation                                            |                                         |
Expense                                      -          -            -   |       1,070        1,886        2,082   |      1,365
                                                                         |                                         |

Income (loss) from Disposal of                                           |                                         |
Assets                                       -          -            -   |           -            -        2,759   |          -
                                                                         |                                         |
Operating Income/(loss)                    311     (1,609)          49   |        (960)      (5,696)      (7,637)  |       (905)
                                                                         |                                         |
Interest Expense                             -          -            -   |       1,184        2,485        2,515   |      1,690
                                                                         |                                         |
Income (loss) before cumulative                                          |                                         |
effect of change in accounting                                           |                                         |
principle                                  311     (1,609)          49   |      (1,890)      (8,435)     (10,151)  |     (2,297)
                                                                         |                                         |
Net Income/(loss)                          311     (1,609)          49   |      (1,890)      (8,839)     (10,151)  |     (2,297)
                                                                         |                                         |
Loss before cumulative effect of                                         |                                         |
change in accounting  principle                                          |                                         |
per share                                    -          -            -   |       (1.23)       (4.75)       (5.09)  |      (1.52)
                                                                         |                                         |
Loss per share                               -          -            -   |       (1.23)       (4.98)       (5.09)  |      (1.52)
                                                                         |                                         |
(000's, except number of                                                 |                                         |
offices)                                                                 |                                         |
                                                                         |                                         |
BALANCE SHEET DATA:                                                      |                                         |
                                                                         |                                         |
Current Assets                         $ 2,008    $   835     $  1,172   |    $  7,046      $ 1,421     $  2,078   |          -
                                                                         |                                         |
Current Liabilities                        491        647          916   |      11,730        8,281        6,069   |          -
                                                                         |                                         |
Long Term Debt                               -          -            -   |       5,722          101        2,292   |          -
                                                                         |                                         |
Convertible Debentures                       -          -            -   |       4,438        5,937        5,000   |          -
                                                                         |                                         |
Shareholders Equity                      2,578        808          792   |      12,385       16,108        7,023   |          -
                                                                         |                                         |
OTHER FINANCIAL DATA:                                                    |                                         |
                                                                         |                                         |
Number of Offices                           10         10           10   |          13           18           18   |          -


(1) On March 31, 1999, we acquired a group of corporations and limited liability partnerships, know as the "Neptune Group" and referred to as the Predecessor Company, which marketed and administered Pre-Need and At-Need cremation services under the name "Neptune Society." We, after April 1, 1999, are referred to as the Successor Company. The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net tangible assets acquired has been recorded as names and reputations. The financial data as of and prior to March 31, 1999 is the combined financial information of the Neptune Group. Since purchase accounting was reflected on the opening balance sheet of the Successor Company on April 1, 1999, the financial information of the Successor Company are not comparable to the financial information of the Predecessor Company. Accordingly, a vertical black line is shown to separate Successor Company financial information from those of the Predecessor Company for periods ended prior to April 1, 1999.

(2) The pro forma information for the year ended December 31, 1999 reflects the combined results of the Predecessor and Successor as if the acquisition of the Predecessor had occurred on January 1, 1999, subject to certain assumptions and adjustments. The pro forma information has been derived from the historical consolidated financial statements of the Predecessor and Successor and are qualified in their entirety by reference to, and should be read in conjunction with, such historical consolidated financial statements and related notes thereto. The pro forma information are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the acquisition had occurred on the date indicated, nor are they necessarily indicative of future operating results or financial position of the combined company. The pro forma information does not give effect to any cost savings or synergies which may result from the integration of the Predecessor and Successor operations.

     The selected financial information presented below as of and for the three and six months ended June 30, 2002 are derived from our unaudited condensed consolidated financial statements. The following discussion and analysis is provided to increase understanding of, and should be read in conjunction with, the unaudited condensed consolidated financial statements and accompanying notes contained elsewhere in this prospectus.

                                                       Three         Three
                                                      Months         Months         Six Months    Six Months
                                                    Ended June     Ended June       Ended June    Ended June
                                                     30, 2002       30, 2001         30, 2002      30, 2001
                                                    ------------  -------------     ------------ -------------
(in 000's, except for per share information)        (unaudited)    (unaudited)      (unaudited)   (unaudited)
INCOME STATEMENT DATA:

Total Revenue                                        $  3,115         3,184            5,892         5,873

Gross Profit                                            1,687         1,797            3,075         3,101

General and Administrative Expenses                     2,188         2,154            4,014         3,913

Professional Fees                                         198           370              373           546

Amortization and Depreciation Expense                      56           516              132         1,058

Operating Loss                                           (755)       (1,243)          (1,444)       (2,415)

Interest Expense                                          616           426            1,116         1,045

Net Loss                                               (1,371)       (1,669)          (2,559)       (3,460)

Loss per share                                       $  (0.35)        (0.87)           (0.84)        (1.81)



BALANCE SHEET DATA:                                     June 30, 2002
                                                                    Pro Forma
                                                   Actual         As Adjusted(1)
         (in 000's)                              (unaudited)       (unaudited)
Current Assets                                  $  3,321            $ 3,651

Current Liabilities                                3,720              3,645

Long-Term Debt                                     2,069              2,069

Convertible Debentures                             5,827                  -

Shareholders' Equity                               6,922             13,154

(1)  In the "Pro Forma As Adjusted"  column,  we have adjusted the balance sheet data  as of June  30,  2002,  to  reflect  the  conversion  of  convertible debentures  in the  aggregate  principal  amount  of  approximately  $6.075 million into 2,559,711  shares of common stock included in this  prospectus for resale by certain selling shareholders and the exercise of warrants for proceeds of approximately $330,000 to acquire 57,500 shares of common stock included in this prospectus for resale by certain selling shareholders.  We cannot assure you that the convertible debentures will be converted or that the warrants will be exercised.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our common stock. Any of these risk factors could materially and adversely affect our business, financial condition or operating results. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.


     We have a history of losses and anticipate that we may continue to experience losses in the future.

     Since our acquisition of the Neptune Group of companies, we have had a history of losses. We incurred losses of $1,890,000 during the nine-month period ended December 31, 1999 and $8,839,000 and $10,151,000, respectively, during the years ended December 31, 2000 and 2001. We incurred losses of $1,669,000 and $1,371,000 during the three-month periods ended June 30, 2001 and 2002, respectively, and we incurred losses of $3,460,000 and $2,559,000 during the six-month periods ended June 30, 2001 and 2002, respectively. We had accumulated deficits of $21,032,000 at December 31, 2001 and $23,439,000 at June, 2002. We
anticipate that we will incur losses for the foreseeable future until we successfully develop and integrate our new offices and achieve operating efficiencies in our business. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We cannot assure you that we will ever successfully integrate our new offices or that we will achieve any operating efficiencies as a result of our acquisitions or new office openings.

     In addition, the operations that we acquire in the future, even if profitable when acquired, may incur operating losses pending their integration into our business. Accordingly, there can be no assurance that we will not continue to incur losses in the future.


     We have a limited operating history as a stand-alone company in the death care industry.

     Although our predecessors, the Neptune Group of companies, have operated Pre-Need and At-Need cremation businesses, we have operated the Neptune Society only since April 1999. See "History of our Company." Prior to our acquisition of the Neptune Group of companies, we had no operating business. Accordingly, we have only a limited operating history upon which an evaluation of our business and its prospects may be based. Although we have experienced revenue and net income growth in recent periods, there can be no assurance that our operations will be profitable in the future or that we will be able to successfully integrate and oversee the Neptune Group of companies, our acquisitions and our expansion into new geographical markets. Failure to successfully integrate the operations of our offices and cremation facilities and to implement our operating and growth strategy could have a material adverse effect on our cash flow, net revenue and earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     We may not be able to execute our business strategy to acquire existing crematory service providers unless we obtain additional financing.

     Our business strategy is to grow through the opening of new offices (start-ups) and selective acquisitions of existing cremation service providers, if warranted, and to increase the performance of our existing operations. To date, we have financed the acquisitions of the Neptune Group of companies and our Spokane, Washington, Ankeny, Iowa, and Portland, Oregon acquisitions through a combination of $2,110,000 in cash, 458,921 shares of Neptune Society common stock, $21,000,000 in promissory notes, and $1,000,000 in a convertible debenture. We may finance future acquisitions through bank indebtedness, cash from operations, issuing common stock or other securities, or any combination of these. In the event that our common stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept our common stock or other securities as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources or incur substantial debt in order to finance future acquisitions. If we do not have sufficient cash resources, our ability to open new offices or make selective acquisitions could be limited unless we are able to obtain additional capital through debt or equity financings. We cannot assure you that we will be able to obtain the financing we will need in the future on terms we deem acceptable, if at all.

     We may not be able to execute our business strategy to open new offices or selectively acquire existing crematory service providers unless we are able to effectively target new geographic market areas.

     We cannot assure you that our current management, personnel and other corporate infrastructure will be adequate to effectively target acquisitions and then integrate them into our business without substantial costs, delays or other operational or financial problems. In connection with certain acquisitions, we may need certain licenses and approvals. Obtaining such licenses and approvals could delay the closing of an acquisition or opening new offices.

     We may compete with several publicly held North American death care companies, including Service Corporation International, Stewart Enterprises, Inc. and Carriage Services, Inc. to selectively acquire cremation service providers. Each of these other companies has greater financial and other resources than us and has, in the past, actively engaged in acquiring death care service providers in a number of markets. Because we are seeking to acquire only cremation service providers, we limit the number of potential acquisition targets available to us and consequently may not be able to execute our business acquisition strategy.

     The success of our start-up or selective acquisition plans depends on several factors, including:


     o our ability to identify suitable start-up or selective acquisition opportunities;

     o our ability to obtain a license to open a start-up or operate the target acquisition;

     o the level of competition for a start-up geographic area or selective acquisition target;

     o    the start-up cost or purchase price for selective acquisitions;

     o    the financial performance of facilities after start-up or acquisition;
          and

     o    our  ability  to  effectively   integrate  the  start-up  or  acquired
          facilities' operations.

     If we fail to achieve our start-up or selective acquisition plans or to operate start-ups or acquired facilities and integrate them into our operations, such failure could materially and adversely affect our business, financial condition and results of operations.


     We will not become a profitable business until we are able to fully integrate our start-ups or selective business acquisitions into our existing infrastructure.

     Assuming that we are successful in completing start-ups or selective acquisitions, we may not be able to effectively integrate them into our business due to the geographic disparity of management personnel and the cost of centralizing operations in our California head office. Part of our start-up and acquisition strategy will be to recruit and retain key employees at new start-ups or locations acquired and our failure to do so may result in a decline in the performance of the continuing operations at those newly opened or acquired locations. We may also experience increased costs related to the hiring and training of new personnel, which may adversely affect our ability to operate our newly opened start-ups or acquired locations on a cost-effective basis.


     A decline in death rates may impair our ability to become profitable in the future.

     As we continue to see improvements in technology related to health care that may prolong life expectancy, we may experience a decline in expected death rates. Such a decline, coupled with our current business strategy to expand through acquisitions and increased performance of our existing operations, may result in a decrease in the demand for our cremation services and adversely affect our ability to become profitable. A decline in demand and revenues together with increased costs resulting from our acquisitions may result in increased losses and we may never achieve profitability.


     A decline in the choice of cremation rather than burial services may impair our ability to be profitable in the future.

     Our business strategy is premised on the current trend in the death care industry where consumers are selecting cremation services over the more traditional burial services. We may be unable to achieve the growth in our revenues necessary to operate profitably as we expand our operations and increase our marketing and sales efforts. Our acquisition strategy is expected to increase our costs of operations and a decline in the number of cremation services may result in a decrease in our revenues, which may increase losses and decrease the likelihood we will achieve profitability.


     Our ability to execute our business plan is predicated on our ability to retain key personnel with experience in the death care industry.

     We depend to a large extent upon the abilities and continued efforts of Marco Markin, our Chief Executive Officer and a director, David Schroeder, our President, Douglas Irving, our Chief Operating Officer, and Rodney Bagley, our Chief Financial Officer and Executive Vice President to provide overall direction and decision making in developing and implementing our business strategy and identifying and opening new start-ups and selectively acquiring existing cremation service providers. We may incur additional costs and delays in our expected growth should we lose these key personnel. In addition, our success is also determined by offering quality Pre-Need and At-Need cremation services, which are supervised by our senior management team. The loss of the services of the key members of our senior management could have a material adverse effect on our continued ability to compete in the death care industry through delivery of quality services to consumers.


     In the event that we are not able to comply with the substantial regulations under which we operate, we may be subject to business operation closures, fines and penalties.

     The death care industry is subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trust funds, Pre-Need sales of cremation products and services, and various other aspects of our business. The impact of such regulations varies depending on the location of our offices and facilities and failure to comply with such regulations may result in business closures, fines and penalties; all of which may affect the profitability of our business.

     From time to time, states and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry and in particular our ability to be profitable. For example, some states and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for pre-need sales of products and services, prohibit door-to-door or telephone solicitation of potential customers, increase trust requirements and prohibit the common ownership of funeral homes and crematoriums in the same market. If adopted in the states in which we operate, these and other possible proposals could have a material adverse effect on our profitability.


     Your investment in our shares may be diluted in the event that we may be required to sell additional common stock or parties exercise options and warrants or the conversion of convertible debentures.

     As of June 30, 2002, we had issued warrants exercisable to acquire up to 88,750 shares of our common stock at prices between $12.00 and $48.00 per share. We have an aggregate of 225,000 shares of our common stock reserved for issuance to our employees, directors and consultants under our 1999 Stock Incentive Plan, and 750,000 shares of common stock reserved for issuance under our 2002 Stock Option Plan. As of June 30, 2002, we have granted options under our 1999 Stock Option Plan exercisable to acquire:

     o    67,314 shares of our common stock at $47.00 per share,

     o    20,719 shares of our common stock at $48.48 per share,

     o    4,000 shares of our common stock at $56.08 per share,

     o    32,218 shares of our common stock at $53.12 per share,

     o    88,500 shares of our common stock at $10.00 per share and

     o 2,500 shares of our common stock at $3.64 per share to our employees, officers, directors, trustees, and area sales representatives.

     We have also granted options exercisable to acquire 392,046 shares of our common stock at $4.40 under certain executive employment agreements. See "Executive Compensation.

     Holders of the options and warrants are likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the options. This will increase the supply of common stock and dilute your investment in our shares. However, we cannot make assurances that such options will be exercised. Further, while the options are outstanding, our ability to obtain additional financing on favorable terms may be adversely affected as investors may not invest given the possibility of dilution through exercise of options.

     We have agreed to pay certain persons a percentage of the revenues from the operations of our Spokane, Washington and Ankeny, Iowa operations, which will affect the profitability of these operations.

     In connection with our acquisitions of Spokane, Washington, and Ankeny, Iowa operations, we agreed to pay the former owners of these businesses a percentage of the gross revenues and/or earnings before income tax, depreciation and amortization (EBITDA) as follows:

     o to the former owners of our Spokane, Washington operations 1% of gross revenues and 7.5% of EBITDA for the twelve month periods ending December 31, 2002 and 2003, from our Spokane, Washington operations, provided that Charles S. Wetmore continues to be employed by us, 10% of EBITDA during each year ending December 31 commencing after January 1, 2005; and

     o to the former owners of our Iowa operations $100,000 in cash plus 3% of gross revenues and 19% of EBITDA for the twelve month period ending August 1, 2002, provided that gross revenues equal or exceed $750,000 and EBITDA equals or exceeds $175,000 for each twelve month period of time.

     Our agreements to pay a percentage of our revenues and/or profits from our Spokane, Washington and Ankeny, Iowa operations to the former owners may have a material effect on our profitability. In the future, we may negotiate additional acquisitions where we agree to share our revenues and/or profits. We cannot assure you that we will generate sufficient profits from our operations to meet these obligations and achieve profitability.


     We  have   substantial   debt   obligations  that  may  affect  our  future
     profitability

     At December 31, 2001, we had outstanding approximately $10,182,000 principal amount of debt, excluding accrued interest of $673,000, at an average interest rate of 19.4% per annum. Of the principal amount of our total debt, $2,890,000 (considering discount) becomes due in the year ending December 31, 2002; $2,223,000 (considering discount) becomes due in the year ending December 31, 2003; $69,000 (considering discount) becomes due in the year ending December 31, 2004 and $5,000,000 becomes due in the year ending December 31, 2005. Debt becoming due in fiscal years 2003 and 2005, respectively, are convertible in nature and can be converted into common stock of the Company. Certain convertible debt has a discount recorded that reduces its carrying value. We cannot predict whether debt holders will elect to convert their debt. During the years ended December 31, 2001, December 31, 2000 and the nine months ended December 31, 1999, total interest expense was approximately $2,515,000, $2,485,000 and $1,184,000, respectively.

     On December 31, 2001, under the terms of a series of debt restructuring agreements with the Weintraub Trust, the outstanding balance due under a note due to the Weintraub Trust was $2,392,000. Under the terms of the debt restructuring effective as of November 22, 2001, the remaining balance due under note is payable as follows:

     o    $500,000 on or before January 2, 2002 (paid),

     o    eighteen monthly installments of $78,471 beginning January 2002, and

     o the remaining principal balance of approximately $1,429,000 due on July 31, 2003.

     We anticipate that we may increase our debt as we acquire additional death care service operations and open new offices. In the future, we may issue additional notes or convertible debentures. There can be no assurance that we will generate sufficient cash flow or obtain sufficient financing to satisfy these obligations. If we are unable to satisfy these obligations as they become due, there can be no assurance that we will be able to obtain extensions on the maturity dates of the notes or of the convertible debenture.

     In addition, in connection with the sale of our crematory business in Portland, Oregon, we remain obligated under a guaranty of a $1.5 million note due July 31, 2002 (extended to November 1, 2002) that was assumed by the purchaser of our crematory business. We have disclosed this obligation as a contingent liability in the notes to our financial statements for the interim period ended June 30, 2002.

     Cancellations of existing Pre-Need contracts may have a material adverse effect on our future profitability.

     We anticipate that a significant portion of our future revenues will be derived when we perform services under our pre-need contracts. We are required to place a percentage of the funds we receive from the sale of our pre-need programs in trust until we perform the cremation service. At that time, we are able to recognize revenue from the sale of the pre-need service. Currently, we manage approximately $40 million in trust funds for the benefit of our members. Although each state has different regulatory requirements regarding the trust funds, the states in which we conduct business, California, Colorado, Iowa, Florida, Oregon and Washington, require us to refund all or a portion of trust monies to our members that cancel their pre-need contracts. See "Government Regulation." Historically, our cancellation rate has been approximately 1% on an annual basis. Any substantial increase in cancellations may have a material adverse affect on our future revenues and results of operations.


     In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

     We have never paid a dividend to our shareholders and we intend to retain cash from operations for the continued development and growth of our business. We do not intend to pay cash dividends on the common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.


     Our board of directors are authorized to issue blank check preferred stock that may have designated rights and preferences that are superior to common stock.

On May 31,  2002,  we amended our  articles  of  incorporation  to increase  our authorized share capital from 6,250,000 shares of common stock, par value $0.008, to 85,000,000 shares consisting of 75,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. The amendments were approved by our shareholders at our annual general meeting of shareholders held on May 22, 2002. Under the terms of the amendments, our board of directors may designate the rights and preferences of the preferred stock in order to facilitate our ability to complete financings transactions, such preferences may have an adverse affect on holders of common stock. Preferred stock could be used, under certain circumstances, as a way to discourage, delay or prevent a takeover. Our Board does not have any current plan to designate or issue preferred stock, but we may do so in the future. If we issue any preferred stock, it is likely that current shareholders' shareholdings will eventually be materially diluted.


     Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

     Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in "a penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares are quoted on the NASD OTCBB, and the price of our shares ranged from $1.60 (low) to $36.50 (high) during the year ended December 31, 2001 and from $1.01 (low) to $3.10 (high) during the six month period ended June 30, 2002. The closing price of our shares on August 30, 2002 was $0.65. Purchases and sales of our shares are generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

     In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

     Our ability to be profitable is premised on our ability to compete effectively in a highly competitive industry.

     The death care service industry is intensely competitive and rapidly evolving with the consolidation efforts of our competitors. Unless we can be competitive, we will lose revenue to our competitors and will not be able to be profitable. Our competitors are small independent death care service providers and large publicly traded companies, including Carriage Services which owns or operates more than 176 funeral homes and over 38 cemeteries in the United States, Service Corporation International, which operates more than 3,700 funeral service locations worldwide, and Stewart Enterprises, Inc., which owns and operates over 700 funeral homes and cemeteries worldwide. These competitors also offer cremation services that compete directly with our services and products. We also compete on a local basis to provide services in communities with service providers that have established reputations and long histories of operations.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our business and industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. In some cases, you can identify forward-looking statements by our use of the words "anticipates," "believes," "estimates" and "expects" and similar expressions and statements relating to our strategic plans, capital expenditures, industry trends and our financial position.

     Although we believe that the expectations reflected in our forward -looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of forward-looking statements. We are under no duty to update any of our forward-looking statements after the date of this prospectus.

     You are cautioned against attributing undue certainty to management's projections or on forward-looking statements.

                                 USE OF PROCEEDS

     This prospectus is part of a registration statement that permits selling shareholders to sell their shares. Because this prospectus is solely for the purpose of selling shareholders, we will not receive any proceeds from the sale of stock being offered. If the selling shareholders holding warrants exercise their right to acquire common shares, we could receive proceeds of $330,000. There can be no assurance that such warrants will be exercised.


                                 DIVIDEND POLICY

     We anticipate that we will retain earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.


                                 CAPITALIZATION

     The following table should be read in conjunction with our financial statements and the notes included elsewhere in this prospectus. The following table shows the capitalization of The Neptune Society, Inc. as of December 31, 2001 and June 30, 2002. Our capitalization is presented (1) on an actual basis and (2) on a pro forma basis (assuming conversion of the debenture and exercise of the warrants).

     The number of issued and outstanding shares in the following table excludes:

     o    607,297   shares  of  common  stock  issuable  upon  the  exercise  of outstanding options as of June 30, 2002,

     o 759,749 shares of common stock reserved for future issuance under our stock option plans; and

     o 31,250 shares of common stock reserved for future issuance under warrants that are not included in this prospectus.


                                                                   Actual                         Pro Forma
                                                                                               As Adjusted
                                                         At June 30,     At December     At June 30,     At December
                                                            2002           31, 2001        2002(3)       31, 2001(2)
(in $000's)                                              (unaudited)      (audited)      (unaudited)     (unaudited)
Long-term debt ......................................        8,803         10,182           2,901           5,107
Deferred revenue, net ...............................       10,055          7,391          10,055           7,391
Stockholder's equity ................................
Common stock, par value $0.001 per share; 75,000,000             4              2               7               4
shares authorized(1); 3,920,531 issued (actual)......
Preferred stock, par value $0.001 per share;                   nil            nil             nil             nil
10,000,000 shares authorized(1); 0 shares issued
(actual).............................................
Additional paid-in capital...........................       30,358         27,901          36,832          33,304
Accumulated deficit..................................      (23,439)       (20,880)        (23,684)        (20,880)

Total stockholders' equity...........................        6,922          7,023          13,399          12,428
Total capitalization.................................       25,780         24,596          26,355          24,926

(1) Gives retroactive effect to an amendment to the corporation's articles of incorporation, effective on May 31, 2002, which increase the authorized capital of the Corporation from 6,250,000 shares of common stock, par value
     $0.008, to 85,000,000 shares consisting of 75,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

(2)  In the "Pro Forma As Adjusted"  column,  we have adjusted the balance sheet data as of December 31, 2001, to reflect (i) the  conversion of convertible debentures  in the  aggregate  principal  amount  of  approximately  $5.075 million into 1,891,667  shares of common stock included in this  prospectus for  resale  by  certain  selling  shareholders  and (ii) the  exercise  of warrants for proceeds of approximately $330,000 to acquire 57,500 shares of common  stock  included in this  prospectus  for resale by certain  selling shareholders.  We cannot assure you that the convertible debentures will be converted or that the warrants will be exercised.

(3)  In the "Pro Forma As Adjusted"  column,  we have adjusted the balance sheet data as of June 30,  2002,  to reflect (i) the  conversion  of  convertible debentures  in the  aggregate  principal  amount  of  approximately  $6.147 million into 2,784,711  shares of common stock included in this  prospectus for resale by certain selling shareholders  (225,000 shares of common stock were issued upon  conversion  of  convertible  debentures  in the principal amount of $75,000  subsequent to June 30,  2002),  and (ii) the exercise of warrants for proceeds of approximately $330,000 to acquire 57,500 shares of common  stock  included in this  prospectus  for resale by certain  selling shareholders.  We cannot assure you that the convertible debentures will be converted or that the warrants will be exercised.



                                    DILUTION

     This offering is for sales of stock by existing Neptune Society shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of our shares may not bear any rational relationship to net tangible book value per share.

                              SELLING SHAREHOLDERS

     This prospectus covers the offering of shares of common stock by certain selling shareholders, and the sale of common stock by us to certain warrant holders upon the exercise of their warrants. This prospectus is part of a registration statement filed in order to register, on behalf of the selling shareholders and us, a total of 4,852,281 shares of common stock as follows:

     o 1,496,369 shares of common stock issued to investors in April, 2002 in a private placement of our common stock;

     o a total of 505,333 shares of common stock issued by us to certain shareholders in consideration of fees, debt obligations or paid in connection with acquisitions;

     o a total of 8,368 shares of common stock issued by us to certain employees or consultants as compensation;

     o a total of 57,500 shares of common stock issuable by us upon the exercise of outstanding warrants; and

     o a total of 2,559,711 shares of common stock issuable by us upon the conversion of outstanding debentures.

     The shares issued to the selling shareholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

     The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution." Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

     We will sell the warrant shares to the holders of the above-described warrants if and when they choose to exercise them. If this (or any subsequent) registration statement is then in effect, once the warrant holders have exercised their warrants, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do. We do not know how much, if any, of such stock these investors will hold or re-sell upon exercise of their warrants.

     We will sell the debenture shares to the holders of the above-described debenture if and when they choose to convert them. If this (or any subsequent) registration statement is then in effect, once the debenture holders have converted their debentures, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do. We do not know how much, if any, of such stock these investors will hold or re-sell upon conversion of their debentures.

     The following are the shareholders for whose accounts the shares are being offered; the number of shares beneficially owned by each selling shareholder prior to this offering; the number of shares to be offered for each selling shareholder's account; and the number of shares to be owned by each selling shareholder following completion of the offering:

---------------------------------------------------------------------------------------------------------------------
                                                          Number of                      Percentage       Number of
                                                           Shares                        of Shares          Shares
                                                            Owned         Number of     Owned Prior       Owned Upon
                                                            Before         Shares            to          Completion of
                        Name                               Offering        Offered      Offering(1)(2)   Offering(1)(2)
---------------------------------------------------------------------------------------------------------------------
   CapEx, L.P.                                           1,231,565(3)    1,231,565(3)      23.58%            nil

   D.H. Blair Investment Banking Corp.                     823,793(4)      821,043(4)      16.87%          2,750*

   Green Leaf Investors I, LLC                             311,448(5)      311,448(5)       7.48%            nil

   The Apogee Companies, Inc.                              174,302         174,302          4.19%            nil

   CCD Consulting Commerce Distribution AG               1,091,203(6)    1,091,203(6)      21.86%            nil

   Crystal Overseas Trading Inc.                           199,074         199,074          4.79%            nil

   Partner Marketing AG                                    174,537         174,537          4.20%            nil

   Hans Schopper                                           199,074         199,074          4.79%            nil

   Seloz Gestion & Finance SA                              199,074         199,074          4.79%            nil

   Syrah Invest Corp                                       162,037         162,037          3.90%            nil

   Turf  Holding, Inc.                                     131,019         131,019          3.15%            nil

   Thomas Christen                                         149,537         149,537          3.60%            nil

   Barry Main(7)                                             6,250           6,250          *                nil

   Douglas Irving(8)                                         2,118           2,118          *                nil
---------------------------------------------------------------------------------------------------------------------
Total                                                    4,855,031       4,852,281         71.63%          2,750*
---------------------------------------------------------------------------------------------------------------------
*    Less than 1%.
(1)  This  table  assumes  that each  shareholder  will  sell all of its  shares available for sale during the  effectiveness of the registration  statement that includes this prospectus.  Shareholders are not required to sell their shares.  See "Plan of  Distribution".  Other than  described  in  footnotes below, no other selling  shareholder has held any position or office or had any material relationship with Neptune Society during the past three years.
(2)  Unless  otherwise  annotated in this column,  all  percentages are based on
     4,157,090  shares of common stock issued and  outstanding  on September 30,
     2002;  plus shares of common stock  acquirable  by the selling  shareholder upon exercise of warrants or options or  conversion  of  debentures  within sixty days of September 30, 2002. Assumes that all  shares  registered  for resale by this prospectus have been sold.
(3)  RBP, LLC,  CapEx,  L.P.'s general  partner,  has ultimate  voting power and control  over these  shares.  Consists of 165,738  shares of common  stock,
     30,000 shares acquirable upon the exercise of warrants and 1,035,827 shares of common stock acquirable upon conversion of convertible debentures in the aggregate principal amount of $3,042,992.
(4)  Consists of 113,242  shares of common  stock (of which  110,492  shares are being registered for resale), 20,000 shares acquirable upon the exercise of warrants and 690,551 shares of common stock  acquirable  upon conversion of convertible debentures in the aggregate principal amount of $2,028,660.
(5)  The Apogee Management Company, Inc., the manager of Green Leaf Investors I,
     LLC, has ultimate  voting power and control over these shares.  Consists of
     303,948  shares  of  common  stock and  7,500  shares  acquirable  upon the exercise of warrants.
(6)  Consists of 257,870  shares of common  stock and  833,333  shares of common stock acquirable upon conversion of convertible debentures in the principal amount of $1,000,000.
(7)  Barry Main, an employee, was issued 6,250 as compensation for services.
(8)  Douglas  Irving,  our  Chief  Operating   Officer,   was  issued  2,118  as
     compensation for services.


     Based on information provided to us, except as otherwise provided, none of the selling shareholders are or are affiliated with any Broker-Dealer in the United States. Except as otherwise provided, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

                             SELECTED FINANCIAL DATA

     The selected financial information presented below as of and for the years ended December 31, 2001, 2000, the nine months ended December 31, 1999 and the three months ended March 31, 1999 are derived from our consolidated financial statements.

     On March 31, 1999, the Registrant, Neptune Society (formerly known as, Lari Corp.), acquired a group of corporations and limited liability partnerships, which marketed and administered Pre-Need and At-Need cremation services under the name "Neptune Society," collectively referred to as the Neptune Group. See "Description of Business--Neptune Society Acquisitions--Neptune Group Acquisitions." The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net tangible assets acquired has been recorded as names and reputations. The financial information for Neptune Society prior to April 1, 1999 has not been included as it is not material to the Neptune Group financial statements. The financial data as of and prior to March 31, 1999 is the combined financial information of the Neptune Group. Since purchase accounting was reflected on the opening balance sheet of the Successor Company on April 1, 1999, the financial information of the Successor Company are not comparable to the financial information of the Predecessor Company. Accordingly, a vertical black line is shown to separate Successor Company financial information from those of the Predecessor Company for periods ended prior to April 1, 1999.

     The pro forma information for the year ended December 31, 1999 reflects the combined results of the Predecessor and Successor as if the acquisition of the Predecessor had occurred on January 1, 1999, subject to certain assumptions and adjustments. The pro forma information has been derived from the historical consolidated financial statements of the Predecessor and Successor and are qualified in their entirety by reference to, and should be read in conjunction with, such historical consolidated financial statements and related notes thereto. The pro forma information are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the acquisition had occurred on the date indicated, nor are they necessarily indicative of future operating results or financial position of the combined company. The pro forma information gives effect to any cost savings or synergies which may result from the integration of the Predecessor and Successor operations.


                                              Predecessor Company(1)               Successor Company(1)

                                                            Three Months |   Nine Months                           |  Pro forma(2)
                                                                Ended    |      Ended         Year                 |  Year Ended
                                                                         |                    Ended     Year Ended |
                                                              March 31,  |   December 31,   December     December  |   December
                                                                         |                                         |
                                          1997      1998         1999    |      1999        31, 2000     31, 2001  |   31, 1999
                                       ----------------------------------|  -------------------------------------- |  ------------
                                                                         |                                         |
                                                                         |                                         |   (unaudited)
(000's, except per share amount)                                         |                                         |
                                                                         |                                         |
INCOME STATEMENT DATA:                                                   |                                         |
                                                                         |                                         |
Total Revenue                          $ 8,966    $ 7,865     $  2,962   |    $  5,688      $ 7,689     $ 13,030   |   $  8,650
                                                                         |                                         |
Gross Profit                             5,304      4,107        1,763   |       3,436        3,237        6,767   |      5,199
                                                                         |                                         |
General and Administrative Expenses      2,907      2,847          748   |       2,986        5,802        7,798   |      3,780
                                                                         |                                         |
Compensation to Principal                                                |                                         |
Shareholder                              1,841      2,200          430   |           -            -            -   |          -
                                                                         |                                         |
Professional Fees                          245        669          536   |         340        1,245        1,765   |        959
                                                                         |                                         |
Amortization and Depreciation                                            |                                         |
Expense                                      -          -            -   |       1,070        1,886        2,082   |      1,365
                                                                         |                                         |

Income (loss) from Disposal of                                           |                                         |
Assets                                       -          -            -   |           -            -        2,759   |          -
                                                                         |                                         |
Operating Income/(loss)                    311     (1,609)          49   |        (960)      (5,696)      (7,637)  |       (905)
                                                                         |                                         |
Interest Expense                             -          -            -   |       1,184        2,485        2,515   |      1,690
                                                                         |                                         |
Income (loss) before cumulative                                          |                                         |
effect of change in accounting                                           |                                         |
principle                                  311     (1,609)          49   |      (1,890)      (8,435)     (10,151)  |     (2,297)
                                                                         |                                         |
Net Income/(loss)                          311     (1,609)          49   |      (1,890)      (8,839)     (10,151)  |     (2,297)
                                                                         |                                         |
Loss before cumulative effect of                                         |                                         |
change in accounting  principle                                          |                                         |
per share                                    -          -            -   |       (1.23)       (4.75)       (5.09)  |      (1.52)
                                                                         |                                         |

                                              Predecessor Company(1)               Successor Company(1)

                                                            Three Months |   Nine Months                           |  Pro forma(2)
                                                                Ended    |      Ended         Year                 |  Year Ended
                                                                         |                    Ended     Year Ended |
                                                               March 31, |   December 31,   December     December  |   December
                                                                         |                                         |
                                          1997      1998         1999    |      1999        31, 2000     31, 2001  |   31, 1999
                                       ----------------------------------|  -------------------------------------- |  ------------
                                                                         |                                         |
                                                                         |                                         |   (unaudited)
Loss per share                               -          -            -   |       (1.23)       (4.98)       (5.09)  |      (1.52)
                                                                         |                                         |
(000's, except number of                                                 |                                         |
offices)                                                                 |                                         |
                                                                         |                                         |
BALANCE SHEET DATA:                                                      |                                         |
                                                                         |                                         |
Current Assets                         $ 2,008    $   835     $  1,172   |    $  7,046      $ 1,421     $  2,078   |          -
                                                                         |                                         |
Current Liabilities                        491        647          916   |      11,730        8,281        6,069   |          -
                                                                         |                                         |
Long Term Debt                               -          -            -   |       5,722          101        2,292   |          -
                                                                         |                                         |
Convertible Debentures                       -          -            -   |       4,438        5,937        5,000   |          -
                                                                         |                                         |
Shareholders Equity                      2,578        808          792   |      12,385       16,108        7,023   |          -
                                                                         |                                         |
OTHER FINANCIAL DATA:                                                    |                                         |
                                                                         |                                         |
Number of Offices                           10         10           10   |          13           18           18   |          -


     The selected financial information presented below as of and for the three and six months ended June 30, 2002 and 2001 are derived from our unaudited condensed consolidated financial statements. The following discussion and analysis is provided to increase understanding of, and should be read in conjunction with, the unaudited condensed consolidated financial statements and accompanying notes.


                                                       Three         Three
                                                      Months         Months         Six Months    Six Months
                                                    Ended June     Ended June       Ended June    Ended June
                                                     30, 2002       30, 2001         30, 2002      30, 2001
                                                    ------------  -------------     ------------ -------------
(in 000's, except for per share information)        (unaudited)    (unaudited)      (unaudited)   (unaudited)
INCOME STATEMENT DATA:

Total Revenue                                        $  3,115         3,184            5,892         5,873

Gross Profit                                            1,687         1,797            3,075         3,101

General and Administrative Expenses                     2,188         2,154            4,014         3,913

Professional Fees                                         198           370              373           546

Amortization and Depreciation Expense                      56           516              132         1,058

Operating Loss                                           (755)       (1,243)          (1,444)       (2,415)

Interest Expense                                          616           426            1,116         1,045

Net Loss                                               (1,371)       (1,669)          (2,559)       (3,460)

Loss per share                                       $  (0.35)        (0.87)           (0.84)        (1.81)

     The  following   table  set  forth  the  Company's   comparable   financial
information as a percentage of revenues:

                                                 Three
                                                 Months     Three Months      Six Months    Six Months
                                               Ended June    Ended June       Ended June    Ended June
                                                30, 2002      30, 2001        30, 2002       30, 2001
                                               -----------   -----------     -----------   -----------

Total Revenue                                     100%           100%            100%           100%

Gross Profit                                       54%            56%             52%            53%
General and Administrative Expenses                70%            68%             68%            67%
Professional Fees                                   6%            12%              6%             9%
Amortization and Depreciation Expense               2%            16%              2%            18%
Operating Loss                                    (24%)          (39%)           (25%)          (41%)
Interest Expense                                   20%            13%             19%            18%
Net Loss                                          (44%)          (52%)           (43%)          (59%)

BALANCE SHEET DATA:                                     June 30, 2002
                                                                    Pro Forma
                                                   Actual         As Adjusted(1)
         (in 000's)                              (unaudited)       (unaudited)
Current Assets                                  $  3,321            $ 3,651

Current Liabilities                                3,720              3,645

Long-Term Debt                                     2,069              2,069

Convertible Debentures                             5,827                  -

Shareholders' Equity                               6,922             13,154

(1) In the "Pro Forma As Adjusted" column, we have adjusted the balance sheet data as of June 30, 2002, to reflect the conversion of convertible debentures in the aggregate principal amount of approximately $6.075 million into 2,559,711 shares of common stock included in this prospectus for resale by certain selling shareholders and the exercise of warrants for proceeds of approximately $330,000 to acquire 57,500 shares of common stock included in this prospectus for resale by certain selling shareholders. We cannot assure you that the convertible debentures will be converted or that the warrants will be exercised.

Quarterly Results of Operations

     The following table sets forth certain unaudited statement of operations data for each of the quarters beginning January 1, 2000 and ending June 30, 2002. The unaudited financial statements have been prepared on the same basis as the audited financial statements contained herein and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary to present fairly this information when read in conjunction with our audited financial statements and the notes thereto appearing elsewhere in this report. In view of our recent growth, our recent acquisitions and other factors, we believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.


                                                            Three Months Ended
                                        2000                                      2001                       2002
                     -------------------------------------------------------------------------------------------------
                       Mar 31    June 30   Sept. 30   Dec. 31  |  Mar. 31   June 30    Sept. 30   Dec. 31  |  Mar. 31
                                                   (Unaudited, in thousands of dollars)                    |
Statement of                                                   |                                           |
Operations Data:                                               |                                           |
                                                               |                                           |
   Net revenues        1,602      1,664      1,992     2,430   |  2,689     3,184      3,854      3,302    | 2,777
                                                               |                                           |
   Gross profit          651        631        747     1,208   |  1,304     1,797      2,250      1,416    | 1,388
                                                               |                                           |
   Operating loss     (1,407)    (1,367)    (1,691)   (1,231)  | (1,172)   (1,243)      (412)    (4,809)   |  (689)


                                                            Three Months Ended
                                        2000                                      2001                       2002
                     -------------------------------------------------------------------------------------------------
                       Mar 31    June 30   Sept. 30   Dec. 31  | Mar. 31   June 30    Sept. 30   Dec. 31   | Mar. 31
                                                   (Unaudited, in thousands of dollars)                    |
                                                               |                                           |
   Loss before                                                 |                                           |
   cumulative                                                  |                                           |
   effect of change                                            |                                           |
   in accounting                                               |                                           |
   principle          (1,855)    (1,789)    (3,144)   (1,647)  | (1,791)   (1,669)    (1,083)    (5,608)   |(1,188)
                                                               |                                           |
   Net loss           (2,259)    (1,789)    (3,144)   (1,647)  | (1,791)   (1,669)    (1,083)    (5,608)   |(1,188)
                                                               |                                           |
   Loss before                                                 |                                           |
   cumulative                                                  |                                           |
   effect of change                                            |                                           |
   in accounting                                               |                                           |
   principle per                                               |                                           |
   share               (1.12)     (1.04)    (1.72)     (0.88)  | (0.92)     (0.88)     (0.52)    (2.68)    |(0.54)
                                                               |                                           |
   Basic net loss                                              |                                           |
   per share (1)       (1.36)     (1.04)    (1.72)     (0.88)  | (0.92)     (0.88)     (0.52)    (2.68)    |(0.54)

(1) Net income per share amounts for each quarter are required to be computed independently and may not equal the amount computed for the total year.
     Gives effect to the 4:1 reverse split effected on March 22, 2002.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis is provided to increase understanding of, and should be read in conjunction with, the consolidated financial statements and accompanying notes.

Overview

We are a provider of pure cremation services in North America. As of April 1, 2002, we operate 19 locations serving California, Colorado, Florida, Illinois, Iowa, Oregon, New York, and Washington. Our strategy is to grow by:

     o    initiating start-up operations;

     o selectively acquiring small, family-owned cremation service providers strategically located across North America;

     o operating all our locations under one nationally branded name, "The Neptune Society" (where permitted);

     o    avoiding   direct   competition   with  corporate   consolidators   by
          concentrating solely on cremation services and cremation products; and

     o improving revenue and profitability of newly acquired operations by consolidating administrative and management functions within our organization.

We believe that implementing these initiatives are critical to achieving profitability and are our most important challenges in competing effectively in the death care industry.

Critical Accounting Policies:

We recognize revenue according to the following:

     At-need cremation services--We recognize revenue on at-need cremation services and merchandise sales at the time the services are provided and the merchandise is delivered.

     Pre-need cremation arrangements--We sell pre-need cremation services and merchandise under contracts that provide for delivery of the services at the time of need. Revenues related to pre-need cremation services are recorded as revenue in the period the services are performed.

Prior to 2000, revenue related to merchandise sold with a pre-need cremation service arrangement was recognized upon meeting certain state regulatory criteria, which, in California, Iowa, Washington and Oregon may be prior to the performance of cremation services. We considered such criteria met when we were permitted to receive one hundred percent of the unrestricted funds associated with the merchandise sale, the merchandise was in a condition for its intended use and we did not retain any specific performance obligations essential to the functionality of the merchandise, the customer accepted the merchandise as evidenced by a written transfer of title to the customer and certificate of ownership, and, if the customer so requested, we stored the merchandise in an insured location on the customer's behalf until customer pick-up or the time of need, but no later than the customer's death. Customers that purchase pre-need cremation arrangements do not have cancellation rights with respect to the purchase of merchandise in California, Iowa, Washington and Oregon.

In response to SAB No. 101, we changed our revenue recognition accounting policy with respect to merchandise sold in a pre-need arrangement to include certain conditions beyond current state regulations. As of January 1, 2000, we added the following criteria related to its revenue recognition policy for the sale of merchandise:

     o    a definitive delivery date,

     o stored merchandise is required to be segregated and specifically identified by customer,

     o a customer's merchandise is labeled or marked for such customer and may not be used to fill another customer's order, and exchange for a different piece of merchandise in the future is remote.

In addition, the merchandise must not be subject to claims of our creditors, the risks and rewards of merchandise ownership must have transferred to the customer, and our custodial risks are insurable and insured. We shall defer pre-need merchandise sales until the merchandise has been physically delivered or upon satisfaction of the additional criteria noted. We recognize revenue on the sale of future pre-need merchandise sales upon the physical delivery of the merchandise or upon the satisfaction of our current revenue recognition policy criteria outlined above.

During the four month period beginning June 1, 2001 and ending September 30, 2001, we recognized pre-need merchandise revenue in accordance with our revenue recognition policy.

Effective on October 1, 2001, we adopted changes to our inventory management policy in an effort to reduce expenses related to storing certain delivered merchandise in connection with the sale of pre-need contracts. We will continue to deliver and store certain merchandise sold in connection with pre-need sales contracts as required by applicable law, but because this certain merchandise is identical in each pre-need contract, we will no longer segregate and specifically identify such merchandise by customer. As a result of this change in inventory management policy, we will not continue to recognize revenue on the sale of certain future pre-need merchandise sales. This change in inventory management is expected to result in an immediate improvement in our cash flow.

Florida and New York do not allow us to deliver cremation merchandise prior to the provision of cremation services, and as such, revenue related to merchandise sold with a pre-need cremation arrangement in these states is not recognized until the merchandise is delivered, which is generally concurrent with the period services are performed.

We are allowed under state regulations in Iowa, Washington, Oregon and Florida to retain certain cash receipts received related to services to be performed in the future. These cash receipts are recorded as deferred revenue and recognized when services are provided.

Pre-need installment sales--We also sell pre-need cremation arrangements under installment plans. Under such plans, the customer makes an initial down-payment and pays the balance in monthly installments plus interest. To the extent that cash received is not trusted, we account for this cash as deferred revenue until the transaction qualifies for revenue recognition under our accounting policies. Prior to January 1, 2001, due to the uncertainty of collections of these accounts, we recorded these transactions in accordance with our revenue recognition accounting policies as cash was received. Subsequent to December 31, 2000, we record these transactions in accordance with our revenue recognition accounting policies on an accrual basis.

Worldwide travel sales--We sell a worldwide travel assurance plan which guarantees the provision of cremation services anywhere in the world to the extent the plan holder is more than 75 miles away from their legal residence at the time of death. The plan is underwritten by a third party carrier who receives a premium payment, and is obligated to perform services if the above criteria is met. We recognize revenue related to these plans at the time of sale. We also sell worldwide travel plans under installment plans. Under such plans, the customer makes an initial down-payment and pays the balance in monthly installments plus interest.

Commission income--Under pre-need cremation services and merchandise arrangements funded through insurance purchased by customers from third party insurance companies, we earn a commission on the sale of the policies. Commission income, net of related expenses, are recognized at the point at which the commission is no longer subject to refund, generally 3 to 5 days after the contract is sold. Policy proceeds are paid to us as cremation services and merchandise are delivered.

Direct and indirect costs--We expense direct and indirect costs in the period incurred, with the exception of expenses specifically identifiable to individual pre-need cremation arrangements, such as commissions. Such expenses are recognized when the related pre-need merchandise and/or service revenues, respectively, are recognized.

YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000:

Results of Operations

The following discussion compares the operations of the registrant for the year ended December 31, 2001 to the operations of the registrant for the three and year ended December 31, 2000.

Revenues

In May 2001, we changed our inventory procedures and sales contracts to conform to our revised revenue recognition policy. Under our revised revenue recognition policy, we recognize certain pre-need merchandise revenues from the sale of pre-need contracts prior to the performance of the related cremation service.

Cremation service and merchandise revenues were $11,775,000 for the year ended December 31, 2001 compared to $6,188,000 for the same period in 2000. Revenues increased $4,195,000 or 90% due to the recognition of pre-need merchandise revenue, increased at-need revenues and travel assurance product offering. During the four month period beginning June 1, 2001 and ending September 30, 2001, we recognized pre-need merchandise revenues of $1,804,000. Effective October 1, 2001, we changed our inventory management policy and no longer recognized revenue on the sale of pre-need merchandise. The introduction of our worldwide travel plan, which was introduced company-wide during the first quarter of 2001, contributed $1,905,000 to the increase in revenues.

During the year ended December 31, 2001 and 2000, merchandise sales of $5,097,000 and $4,326,000, respectively, were deferred as we did not meet our revenue recognition criteria. Although such revenues were deferred, pre-need cremation arrangement sales contract volume increased 18% over the same period in 2000.

During the year ended December 31, 2001, we recognized previously deferred pre-need merchandise revenues and costs of approximately $34,000 and $14,000, respectively, related to the fiscal year 2000 cumulative effect of change in accounting principle adjustment.

We believe that revenues were also lower during the year ended December 31, 2001 as we suspended marketing activities in Riverside, Imperial, San Bernardino and San Diego Counties pending resolution of resulting from litigation for trademark infringement resulting from our use of the "Neptune Society" name in those counties. We suspended sales in these areas, and we estimate that the litigation caused our revenues to decline by approximately $350,000 or 3% during the year ended December 31, 2001. In October, 2001, we entered into a settlement agreement to resolve the litigation. Under the terms of the settlement agreement, we are permitted to market pre-need arrangement contracts under the name "Trident Society." We believe the settlement will not have a material financial impact on operations; however, we can not predict when, or if, revenues related to the affected areas will return to historical levels.

During 2000, we acquired businesses in Ankeny, Iowa and Portland, Oregon and opened two new offices. Cremation service and merchandise revenues related to acquisitions and new office openings after December 31, 1999 were $2,800,000 and $1,077,000 for the year ended December 31, 2001 and 2000, respectively. We did not acquire any new business or open any new offices during 2001. We sold substantially all the assets related to our Portland, Oregon cremation businesses in December 2001. See "Loss on Disposal of Assets."

Revenues earned for the year ended December 31, 2001 and 2000 from trust fund management and finance fees were $1,255,000 and $1,501,000, respectively. The $246,000 or 16% decrease was attributable to decreased management fees due to reduced investment yields, which was partially offset by increased finance fee income. Finance fees increased due to our current ability to recognize income over the life of the pre-need contract versus at the end of the contract, as previously recognized.

Costs and Expenses and Gross Profit

Direct costs and expenses were $6,263,000 or 48% of revenues for the year ended December 31, 2001 compared to $4,451,000 or 58% of revenues for the comparable period in 2000. The $1,812,000 or 41% increase was attributable to fiscal 2000 acquisitions and new office openings, and increases in costs related to sales of our worldwide travel plans. The gross profit during the year ended December 31, 2001 was $6,767,000, a $3,530,000 or 109% increase over the comparable period in 2000.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2001 were $7,798,000 or 60% of revenues. General and administrative expenses for the year ended December 31, 2000 were $5,802,000 or 75% of revenues. The $1,995,000 or 34% increase in general and administrative expenses in 2001 compared to 2000 is related to additional costs associated with the increased number of management level personnel, non-cash compensation costs related to employment agreements entered into with certain executive management staff members, accrued performance bonuses and incentives and the additional costs associated with supporting an increased number of geographic locations.

Amortization and Depreciation Expenses

Amortization and depreciation expenses were $2,082,000 and $1,886,000, for the year ended December 31, 2001 and 2000, respectively. The increase in amortization and depreciation expenses during 2001 was primarily the result of our acquisitions of business in Iowa and Oregon.

Professional Fees

Professional fees were $1,765,000 or 14% of revenues for the year ended December 31, 2001 compared to $1,245,000 or 16% of revenues for the year ended December 31, 2000. The increase in professional fees during 2001 was related to the completion of registration of our common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934 in the second quarter of 2001 and reporting and auditing expenses. We also paid $120,000 in legal
expenses  of  the  former  principal   shareholder  as  part  of  our  trademark
infringement settlement in 2001 by issuing a promissory note. See "Other Financings." Professional fees also included $443,000 and $333,000 of consulting fees paid by us to the former principal shareholder in 2001 and 2000, respectively, for marketing and sales consultation. The consulting agreement with the former principal shareholder was terminated in December 2001. A lump-sum payment of $355,000 was paid upon termination.

Loss on Disposal of Assets

In December 2001, we sold substantially all of the assets related to our Portland, Oregon businesses. We had purchased those assets in July 2000 for $5.7 million, consisting of $500,000 in cash, a $1 million convertible debenture and $4.2 million in stock. We sold those assets as part of our efforts to focus our strategy on our marketing and selling pre-need operations and to reduce debt. We sold the assets for total consideration of $2.5 million. Such consideration consisted of assumption of a $1.5 million promissory note and the forgiveness of the $1 million convertible debenture previously due July 2003. We remain obligated under our guarantee of the $1.5 million promissory note. As a result of the disposal of those assets, we recognized a $2.7 million loss.

Interest Expense

Interest expense was $2,515,000 or 19% of revenues for the year ended December 31, 2001 compared to $2,485,000 or 32% of revenues for the year ended December 31, 2000. The increase in interest expense in 2001 was a result of certain debt restructuring and refinancing to partially extinguish and extend the due date of the current portion of acquisition debt previously due January 2, 2002.

We anticipate interest expense will increase in subsequent periods. We entered into a letter of memorandum with Private Investment Company with terms to convert a $1 million non-interest bearing promissory note, due December 31, 2001, into a 12% per annum interest bearing convertible debenture maturing September 2004. Subsequently, in April 2002, we completed a private placement of 1,388,889 shares of common stock at $1.08 per share to raise $1,500,000. We used the proceeds to satisfy our obligation due to Private Investment Company under the $1 million non-interest bearing promissory note and terminated our arrangement under the letter of memorandum.

We entered into an agreement to borrow up to $1,500,000 at 19.98% per annum. We borrowed $800,000 under the terms of the agreement in December 2001, due and payable December 2002, interest payable monthly. We elected not to borrow additional funds under the agreement. Instead, in May 2002, we completed a private placement of 13.75% convertible debentures due March 2004 in the principal amount of $1,000,000 in consideration of $200,000 in cash and the satisfaction of the promissory note in the principal amount of $800,000. The convertible debenture is exercisable for shares of common stock of The Neptune Society, Inc. at $1.20 per share.

The above mentioned transactions in addition to the extension of acquisition debt principal payments will likely contribute to higher interest costs.

Loss before Cumulative Effect of Change in Accounting Principle

Loss before cumulative effect of a change in accounting principle was $10,151,000 and $8,435,000, for the year ended December 31, 2001 and 2000, respectively. The loss related to each respective period differed for the reasons described above.

Cumulative Effect of Change in Accounting Principle

In response to the Securities and Exchange Commission's issuance of Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101), effective January 1, 2000, we changed our accounting policies applicable to pre-need merchandise sales. The implementation of SAB No. 101 had no effect on our consolidated cash flows.

Prior to 2000, revenue related to merchandise sold with a pre-need cremation service arrangement was recognized upon physical delivery of merchandise to the customer or upon satisfying certain state regulatory criteria, which, in California, Iowa, Washington and Oregon may occur prior to the performance of cremation services. We considered the criteria to be satisfied when:

     o we were permitted to receive one hundred percent of the unrestricted funds associated with the merchandise sale,

     o    the merchandise was in a condition for its intended use

     o    we  had  no  specific   performance   obligations   essential  to  the
          functionality of the merchandise; and

     o the customer accepted title of the merchandise, evidenced by a written transfer of title to the customer and certificate of ownership.

At the request of the customer, we arranged for the storage of the merchandise on the customer's behalf in an insured location until the customer picked up the merchandise or at the time of need, but no later than the customer's death. Customers that purchase pre-need cremation arrangements in California, Iowa, Washington and Oregon do not have cancellation rights with respect to the purchase of merchandise.

In response to SAB No. 101, we changed our revenue recognition accounting policy with respect to merchandise sold in a pre-need arrangement to include certain conditions beyond current state regulations. As of January 1, 2000, we added the following criteria to our revenue recognition policy for the sale of merchandise:

     o    a definitive delivery date,

     o stored merchandise is required to be segregated and specifically identified by customer, and

     o a customer's merchandise is labeled or marked for such customer and may not be used to fill another customer's order, and exchange for a different piece of merchandise in the future is remote.

In addition, the merchandise must not be subject to claims of our creditors, the risks and rewards of merchandise ownership must have transferred to the customer, and our custodial risks are insurable and insured. We deferred revenues and costs of $5,097,000 and $1,771,000, respectively, during the year ended December 31, 2001, until such time as the merchandise has been physically delivered or upon satisfaction of the additional criteria noted. We recognize revenue on the sale of future pre-need merchandise sales upon the physical delivery of the merchandise or upon the satisfaction of our current revenue recognition policy criteria outlined above.

The cumulative effect adjustment represents revenue and cost deferrals of $488,000 and $84,000, respectively, related to pre-need merchandise sales transactions previously recognized in 1999. For the year ended December 31, 2000, the effect of this change on loss before the cumulative effect of the accounting change was to increase such loss by $404,000, or $0.23 per diluted share.

     Net Loss

Net loss was $10,151,000 and $8,839,000 for the year ended December 31, 2001 and 2000, respectively. The net loss related to the reasons described above.


YEAR END DECEMBER 31, 2000 (SUCCESSOR COMPANY) COMPARED WITH THE NINE MONTHS ENDED DECEMBER 31, 1999 (SUCCESSOR COMPANY) AND THE THREE MONTHS ENDED MARCH 31, 1999 (PREDECESSOR COMPANY):

Results of Operations

The following discussion compares our operations for the year ended December 31, 2000 to our operations for the nine month period ended December 31, 1999. In certain cases, we have compared our operations for the year ended December 31, 2000 to our pro forma results for the year December 31, 1999, which reflect the revenues, cost of sales and gross margin of our operations as if our acquisition of the Predecessor had occurred on January 1, 1999.

Revenues

Cremation service revenues for the Successor Company were $6,188,000 for the year ended December 31, 2000 compared to the pro forma revenues of $6,724,000 for the same period in 1999. Included in pro forma cremation service revenues in the first half of 1999 are $961,000 of pre-need merchandise revenues that were recognized under our previous revenue recognition policy (see discussion below of Cumulative Effect of Change in Accounting Principle.) As a result, pro forma 1999 cremation service revenues exceed 2000 cremation service revenues. Also, during the third and fourth quarters of 1999, $995,000 of merchandise sales were deferred as we did not meet our previous revenue recognition criteria. In 2000, we deferred $4,326,000 of merchandise sales due to the change in accounting principle as of January 1, 2000. Revenues were also lower during the year ended December 31, 2000 resulting from the litigation for trademark infringement resulting from our use of the "Neptune Society" name in Riverside, Imperial, San Bernardino and San Diego Counties. We suspended sales in these areas, and we estimate that the litigation caused our revenues to decline by approximately $200,000 or 2.6% during the year ended December 31, 2000. The litigation was subsequently settled in 2001. We began marketing pre-need arrangement contracts in the Southern California areas affected by the litigation under the Trident Society name in the first quarter 2001, which over time is expected to allow us to generate revenues from the affected area at historical levels.

Cremation service and merchandise revenues related to the December 31, 1999 Spokane, Washington acquisition, acquisitions during 2000 and new office openings during 2000 were $1,077,000 for the year ended December 31, 2000.

Additionally, pro forma revenues for the year ended December 31, 1999, reflect a non-recurring liquidation of amounts trusted by the Predecessor in 1996 of approximately $525,000. The trust was created as a result of California trusting requirements that had required the Predecessor to trust 100% of Pre-Need sales during an approximate two month period of 1996, pending clarification of the merchandise delivery requirements in California by the California staff funeral home regulations. Subsequently, California state regulators required the Predecessor to liquidate this fund and actually purchase and deliver merchandise at the time the contract for the pre-need service is made in accordance with the state's merchandise delivery administrative rules. See "Industry Regulation --Death Care Service Industry Regulation."

Revenues earned for the year ended December 31, 2000 from trust fund management and finance fees were $1,501,000 compared to pro forma revenues of $1,400,000 for the same period in 1999, a 7.2% increase. The increase is attributable to increased yields on trust fund assets.

Costs and Expenses and Gross Profit

Direct costs and expenses were $4,451,000 or 57.9% for the year ended December 31, 2000 compared to pro forma direct costs and expenses of $3,451,000 or 39.9% for the comparable period in 1999. The increase is attributable to the Spokane, Washington acquisition and additional costs of $656,000 to operate our telemarketing center, which was opened in November 1999.

The gross profit during the year ended December 31, 2000 was $3,237,000 or 42.1% of total revenues compared to $5,199,000 or 60.1% for the comparable pro forma period in 1999. If revenues and costs of sales related to merchandise sales in connection with 2,350 pre-need sales contracts could have been recognized, gross profit and gross profit margin for the pro forma year ended December 31, 1999 would have been $4,312,000 or 62.7% of revenues, excluding the non-recurring revenue item noted above; and gross profit and gross profit margin for the year ended December 31, 2000 would have been $5,974,000 or 54.2% of revenues.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2000 were $5,802,000 or 75.5% of revenues. General and administrative for the nine months ended December 31, 1999 were $2,986,000 or 52.5% of revenues. The relative increase in general and administrative expenses in 2000 compared to 1999 is related to additional costs associated with the increased number of management level personnel and the additional costs associated with supporting increased geographic locations.

Amortization Expense

Amortization expense was $1,886,000 for the year ended December 31, 2000. Amortization expense was $1,070,000 for the nine month period ended December 31, 1999. The relative increase in amortization expense during 2000 was a result of our Washington, Iowa and Oregon acquisitions.

Professional Fees

Professional fees were $1,245,000 or 16.2% of revenues for the year ended December 31, 2000. Professional fees were $340,000 for the nine month period ended December 31, 1999 or 6.0% of revenues. The relative increase in professional fees during 2000 were related to costs associated with the trademark infringement litigation and advisory services in connection with our ongoing efforts to register common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Professional fees also include $333,000 and $263,000 of consulting fees paid by us to the former principal shareholder in 2000 and 1999, respectively, for marketing and sales consultation.

Interest Expense

Interest expense was $2,485,000 or 32.3% of revenues for the year ended December 31, 2000. Interest expense was $1,184,000 or 20.8% of revenues for the nine month period ended December 31, 1999. The relative increase in interest expense in 2000 was a result of our additional borrowings and higher average interest rates.

Loss before Cumulative Effect of Change in Accounting Principle

Loss before cumulative effect of a change in accounting principle was $8,435,000 for the year ended December 31, 2000. Loss before cumulative effect of a change in accounting principle was $1,890,000 for the nine month period ended December 31, 1999, respectively. The net loss related to each respective period differed for the reasons described above.

Cumulative Effect of Change in Accounting Principle

In response to the Securities and Exchange Commission's issuance of Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101), effective January 1, 2000, we changed our accounting policies applicable to pre-need merchandise sales. The implementation of SAB No. 101 had no effect on our consolidated cash flows.

Prior to 2000, revenue related to merchandise sold with a pre-need cremation service arrangement was recognized upon meeting certain state regulatory criteria, which, in California, Iowa, Washington and Oregon may be prior to the performance of cremation services. We considered such criteria met when we were permitted to receive one hundred percent of the unrestricted funds associated with the merchandise sale, the merchandise was in a condition for its intended use and we did not retain any specific performance obligations essential to the functionality of the merchandise, the customer accepted the merchandise as evidenced by a written transfer of title to the customer and certificate of ownership, and, if the customer so requested, we stored the merchandise in an insured location on the customer's behalf until customer pick-up or the time of need, but no later than the customer's death. Customers that purchase pre-need cremation arrangements do not have cancellation rights with respect to the purchase of merchandise.

In response to SAB No. 101, we changed our revenue recognition accounting policy with respect to merchandise sold in a pre-need arrangement to include conditions beyond current state regulations. As of January 1, 2000, we have included a definitive delivery date, the requirement that stored merchandise be segregated and specifically identified by customer, not subject to being used to fill other orders, and exchange for a different piece of merchandise at a later date is remote. In addition, the merchandise must not be subject to claims of our creditors, the risks and rewards of merchandise ownership must have transferred to the customer, and our custodial risks are insurable and insured. Since the additional criteria had not been met for pre-need merchandise sales through December 31, 1999, a cumulative effect adjustment of $404,000 or $0.23 per diluted share was recorded at January 1, 2000 representing the cumulative effect of deferring revenues of $488,000 on those sales for which our additional revenue recognition criteria had not been met. We have deferred revenues of $4,326,000 since January 1, 2000 until such time as the additional criteria noted above has been satisfied. Future pre-need merchandise sales will be recognized upon satisfaction of our current revenue recognition policy.

The cumulative effect adjustment represents the deferral of revenues and costs related to pre-need merchandise sales transactions previously recognized in 1999. All other pre-need merchandise sales transactions for the nine months ended December 31, 1999 had been deferred previously (see discussions in "Revenue" sections of Results of Operations for Years Ended December 31, 2000 and 1999, respectively.) For the year 2000, the effect of this change on loss before the cumulative effect of the accounting change was to increase such loss by $3,613,000, or $2.03 per diluted share. This amount represents deferred revenues and costs related to pre-need merchandise sales transactions for the entire year 2000.

If the new accounting principle had been in effect for the nine months ended December 31, 1999, three months ended March 31, 1999 and the year ended December 31, 1998, net loss would have been $2,294,000, $280,000 and $2,268,000, respectively. The diluted loss per share for the nine-month period ended December 31, 1999 would have been $1.50.

Net Loss

Net loss was $8,839,000 for the year ended December 31, 2000. Net loss was $1,890,000 for the nine month period ended December 31, 1999. The net loss related to each respective period differed for the reasons described above.

THREE AND SIX MONTHS ENDED JUNE 30, 2002 COMPARED WITH THE THREE AND SIX MONTHS ENDED JUNE 30, 2001:

Results of Operations

     The following discussion compares our results of operations for the three and six months ended June 30, 2002 to our results of operations for the three and six months ended June 30, 2001.

     Revenues

     Effective on October 1, 2001, we adopted changes to our inventory management policy in an effort to reduce expenses related to storing certain delivered merchandise in connection with the sale of pre-need contracts. We will continue to deliver and store certain merchandise sold in connection with pre-need sales contracts as required by applicable law, but because this merchandise is identical in each pre-need contract, we will no longer segregate and specifically identify this merchandise by customer. As a result of this change in our inventory management policy, we will not continue to recognize revenue on the sale of certain future pre-need merchandise sales. Merchandise and service sales of $3,953,000 were deferred during the six months ended June 30, 2002. Our change in inventory management is expected to result in an improvement in cash flow. We anticipate recognizing cost savings of approximately $300,000 during the year ending December 31, 2002.

     Cremation service and merchandise revenues were $2,942,000 for the three months ended June 30, 2002 compared to $2,871,000 for the same period in 2001, an increase of $71,000 or 2.5%. The increase was primarily due to increased travel plan sales, $746,000 during the quarter ended June 30, 2002, compared to $593,000 during the same quarter in 2001. This increase was partially off-set by a reduction in cremation revenues. The reduction of cremation revenues was the result of our sale of our crematory business in Portland, Oregon.

     Cremation service and merchandise revenues were $5,453,000 for the six months ended June 30, 2002 compared to $5,113,000 for the same period in 2001, an increase of $340,000 or 6.7%. The increase was primarily due to increased travel plan sales, $1,478,000 during the quarter ended June 30, 2002, compared to $888,000 during the same quarter in 2001. This increase was partially off-set by a reduction in cremation revenues. The reduction of cremation revenues resulted primarily of our sale of our crematory business in Portland, Oregon. The six months ended June 30, 2001 included $389,000 of pre-need merchandise revenues as we met our revenue recognition criteria during the period.

     During the three months ended June 30, 2002 and 2001, merchandise and service sales of $1,967,000 and $1,849,000, respectively, were deferred as we did not meet our revenue recognition criteria during those periods.

The $118,000 or 6.4% increase was primarily due to increased pre-need merchandise and service sales activity. The quarter ended June 30, 2001 included $389,000 of pre-need merchandise revenues as we met our revenue recognition criteria during the quarter.

     During the six months ended June 30, 2002 and 2001, merchandise and service sales of $3,953,000 and $3,407,000, respectively, were deferred as we did not meet our revenue recognition criteria. The $456,000 or 13.0% increase was primarily due to increased pre-need merchandise and service sales activity.

     We opened new offices in the suburbs of Denver, Colorado in January 2002 and Chicago, Illinois in June 2002. We did not acquire or open any new properties or offices during the same six month- period in 2001. We operated 19 offices at June 30, 2002. We intend to open two additional offices during the last half of 2002.

     Cremation service and merchandise revenues related to new office openings after December 31, 2000 were $58,000 and $102,000 for the three and six month periods ended June 30, 2002, respectively.

     Revenues earned for the three months ended June 30, 2002 and 2001 from trust fund management and finance fees were $173,000 and $313,000, respectively. The trust fund management and finance fees declined $139,000 or 44.5%, when compared to the same quarter in 2001. Trust fund management fees decreased $61,000 or 27.9% as a result of declining investment yields. Finance fees decreased $85,000 or 57.0% due to a decrease in pre-need contracts sold on an installment sales basis.

     Revenues earned for the six months ended June 30, 2002 and 2001 from trust fund management and finance fees were $439,000 and $760,000, respectively. The trust fund management and finance fees declined $321,000 or 42.3%, when compared to the first half of 2001. Trust fund management fees decreased $105,000 or 22.5% as a result of declining investment yields. Finance fees decreased $207,000 or 61.8% due to decrease in pre-need contract sold on an installment sales basis.

     Costs and Expenses and Gross Profit

     Direct costs and expenses were $1,428,000 or 45.9% of revenues for the three months ended June 30, 2002 compared to $1,387,000 or 43.6% of revenues for the comparable period in 2001. The $42,000 or 3% increase was primarily attributable to costs to open new offices and increased variable costs related to travel revenues. These cost increases were partially off-set by reduced cremation costs resulting from the sale of our Portland, Oregon crematory operations. The gross profit during the three months ended June 30, 2002 was $1,687,000 or 54.1% of total revenues compared to $1,797,000 or 56.4% for the comparable period in 2001, a $110,000 or 6.1% decrease.

     The gross profit margin for the three months ended June 30, 2002 decreased 4.1% compared to the same period in 2001. The decrease was due primarily to the recognition of approximately one month of pre-need merchandise revenues ($389,000) in the second quarter of 2001. The decrease was partially off-set by reduced fixed cremation costs resulting from the sale of our crematory in Portland, Oregon, and increased travel plan sales in the second quarter of 2002.

     Direct costs and expenses were $2,818,000 or 47.8% of revenues for the six months ended June 30, 2002 compared to $2,772,000 or 47.2% of revenues for the comparable period in 2001. The $46,000 or 1.7% increase was primarily attributable to costs to open new offices and increased variable costs related to travel plan revenues. These cost increases were partially off-set by reduced cremation costs resulting from the sale of our Portland, Oregon crematory operations. The gross profit during the six months ended June 30, 2002 was $3,075,000 or 52.2% of total revenues compared to $3,101,000 or 52.8% for the comparable period in 2001, a $27,000 or 0.9% decrease.

     The gross profit margin for the six months ended June 30, 2002 decreased 1.2% over the comparable 2001 period. The decrease was due primarily to the recognition of approximately one month of pre-need merchandise revenues ($389,000) in the first half of 2001. The decrease was partially off-set by reduced fixed cremation costs resulting from the sale of our crematory in Portland, Oregon, and increased travel plan sales in the first half of 2002.

     General and Administrative Expenses

     General and administrative expenses for the three months ended June 30, 2002 were $2,188,000 or 70.2% of revenues. General and administrative expenses for the three months ended June 30, 2001 were $2,154,000 or 67.7% of revenues. General and administrative expenses increased $34,000 or 1.6% in the second quarter of 2002 compared to 2001 due primarily to additional costs associated with supporting an increased number of geographic locations. These increased costs were partially off-set by reduced general and administrative costs resulting from the sale of our crematory in Portland, Oregon.

     General and administrative expenses for the six months ended June 30, 2002 were $4,014,000 or 68.1% of revenues. General and administrative expenses for the six months ended June 30, 2001 were $3,913,000 or 66.6% of revenues. General and administrative expenses increased $101,000 or 2.6% in the first half of 2002 compared to 2001 due primarily to additional costs associated with supporting an increased number of geographic locations. These increased costs were partially off-set by reduced general and administrative costs resulting from the sale of our crematory in Portland, Oregon.

     Amortization and Depreciation Expenses

     Amortization and depreciation expenses were $56,000 and $516,000 for the three months ended June 30, 2002 and 2001, respectively. Amortization and depreciation expenses were $132,000 and $1,058,000 for the six months ended June 30, 2002 and 2001, respectively. The decrease in amortization and depreciation expenses resulted from the adoption of FASB Statements No. 141 and 142 and the divestiture of the Portland, Oregon properties. See "New Accounting Pronouncements."

     Professional Fees

     Professional fees were $198,000 or 6.4% of revenues for the three months ended June 30, 2002 compared to $370,000 or 11.6% of revenues for the three months ended June 30, 2001. Professional fees were $373,000 or 6.3% of revenues for the six months ended June 30, 2002 compared to $546,000 or 9.3% of revenues for the six months ended June 30, 2001. Professional fees primarily related to general business matters and audit and tax services. Professional fees also include $167,000 of consulting fees paid by us to the former principal shareholder for marketing and sales consultation services in the first half of 2001. The consulting agreement with the former principal shareholder was terminated effective December 31, 2001, and we incurred no consulting fees as a result of that agreement in the first half of 2002.

     Interest Expense

     Interest expense was $616,000 or 19.8% of revenues for the three months ended June 30, 2002 compared to $426,000 or 13.4% of revenues for the three months ended June 30, 2001. Interest expense was $1,116,000 or 18.9% of revenues for the six months ended June 30, 2002 compared to $1,045,000 or 17.8% of revenues for the six months ended June 30, 2001. Interest expense increased primarily due to the amortization of deferred financing costs incurred to acquire or refinance certain debt during the fourth quarter of 2001 and/or the first half of 2002. This increase was partially off-set by the reduction of interest costs resulting from the payment of certain acquisition debt, disposition of certain debt related to the sale of our Portland crematory and building and the July 2001 expiration of a stock purchase guarantee obligation related to a July 2000 restructuring of acquisition debt.

     Net Loss

     Net loss was $1,371,000  ($0.35 per share) and $1,669,000 ($0.87 per share)
for the three months ended June 30, 2002 and 2001, respectively. Net loss was $2,559,000 ($0.84 per share) and $3,460,000 ($1.81 per share) for the six months ended June 30, 2002 and 2001, respectively. During the comparative three month periods, we deferred net earnings of $1,417,000 and $1,398,000, respectively, as we did not meet our revenue recognition criteria. During the six month comparative periods, we deferred net earnings of $2,664,000 and $2,415,000, respectively, as we did not meet our revenue recognition criteria. The net loss related to each respective period also differed for the other reasons described above.

     Liquidity and Capital Resources

At December 31, 2001, we had current assets of $2,078,000, comprised of cash, accounts receivable and prepaid expenses. Our total current liabilities were $6,069,000 comprised mainly of accounts payable, accrued liabilities, and the current portion of long term debt. We had long-term debt, including convertible debentures of $8,140,436. We had a working capital deficit of $3,991,000 at December 31, 2001.

At June 30, 2002, we had current assets of $3,321,000, which was comprised of $887,000 in cash, $2,218,000 in accounts receivable and $216,000 in prepaid expenses and other current assets. We had total current liabilities of $3,720,000, comprised mainly of $1,389,000 in accounts payable, $1,424,000 in accrued liabilities, and $907,000 in the current portion of long-term debt. We had long-term debt of $2,069,000, convertible debentures with a carrying value of $5,827,000 and other long-term liabilities of $996,000. We also had deferred pre-need revenue of $15,642,000. We had a working capital deficit of $400,000 at June 30, 2002.

We have also guaranteed the payment of a $1,500,000 debt, due July 31, 2002 (extended to November 1, 2002), assumed by the purchaser of our Portland, Oregon crematory operations.

In April 2002, we completed a private placement of 1,388,889 shares of common stock at $1.08 per share to raise $1,500,000, pursuant to a private placement agreement dated March 27, 2002. We used the proceeds to satisfy our obligation due under a $1,000,000 promissory note payable to Private Investment Company by paying $700,000 on March 28, 2002 and the balance on the final closing of the private placement.

In May 2002, we issued 107,441 shares of common stock at $1.08 per share. In addition, we issued 13.75% convertible debentures in the principal amount of $71,653. These securities were issued to holders of our convertible debentures in consideration of deferred interest due under the debentures.

In May 2002, we completed a private placement of 13.75% convertible debentures due March 2004 in the principal amount of $1,000,000 in consideration of $200,000 in cash and the satisfaction of a promissory note in the principal amount of $800,000. The convertible debenture is exercisable for shares of common stock of The Neptune Society, Inc. at $1.20 per share.

In May 2002, we issued 6,250 shares of our common stock as compensation in connection with the employment of certain senior staff.

In July 2002, a 13% convertible debenture in the principal amount of $75,000 due July 31, 2002 was converted by Green Leaf Investors I, LLC into 225,000 shares of our common stock.

We have been informed that Western Management Services, LLC and Green Leaf Investors I, LLC agreed in principle to extend the due date of the $1.5 million promissory note due July 31, 2002 to November 1, 2002. We remain obligated under our guarantee of the note, which is secured by a security interest in the Wilhelm assets.

Debt Obligations

As of June 30, 2002, we had the following debt obligations:

Obligations as of June 30, 2002:                             Principal      Monthly       Interest       Due
                                                                Due         Payment       Rate           Date
                                                            ------------    ---------     --------     --------
Convertible debentures                                      $  5,000,000    Interest       13.00%      Feb-2005
Convertible debentures                                            71,653    Interest       13.75%      Apr-2004
Note payable (original acquisition debt)                       2,123,393    Prin. & Int.   13.00%      Jul-2003
Convertible debentures, net discount of $245,000                 755,000    Interest       13.75%      Mar-2004
Notes payable, net discount of $45,372                           294,589    Principal      11.87%      Nov-2003
Note payable                                                     350,000    Interest       13.00%      Jul-2003
Note payable                                                      75,948    Prin. & Int.   10.00%      Jul-2002
Line of credit*                                                   45,000    Interest        9.00%      Apr-2002
Convertible debentures**                                          75,000    Interest       13.00%      Jul-2002
Notes payable, net discount of $3,978                             12,486    Prin. & Int.   10.00%      Apr-2005

                                                               8,803,069

    Obligations coming due over next 12 months                   907,410
                                                            ------------
    Long-term obligations                                   $  7,895,659
                                                            ============

     * In July 2002, we extinguished the $45,000 balance of its line of credit.

     ** In July 2002, the holder converted such debenture into 225,000 shares of our common stock. See "Subsequent Events."


We had net cash provided by operating activities of $405,000 and $116,000 for the three months ended June 30, 2002 and 2001, respectively. We had net cash provided by (used in) operating activities of $595,000 and $(154,000) for the six months ended June 30, 2002 and 2001, respectively. Interest paid for the three months ended June 30, 2002 and 2001 was $217,000 and $227,000, respectively. Interest paid for the six months ended June 30, 2002 and 2001 was $428,000 and $422,000, respectively.

In addition, we guaranteed the obligations of Wilhelm Mortuary, Inc., our wholly-owned subsidiary, to Green Leaf Investors I, LLC in the principal amount of $1.5 million due July 31, 2002 (extended to November 1, 2002). This obligation was assumed by Western Management Services, LLC in connection with the sale of the assets and properties used in our Portland, Oregon crematory operations by Wilhelm. We remain obligated under our guarantee to Green Leaf, which is secured by a security interest granted in our assets. We have not included a reserve in our financial statements in connection with our guarantee, which is disclosed as a contingent liability under Note 8 of our financial statements.

Plan of Operation

Our plan of operation is based, in part, on information provided in the reports of our consultants and the decisions of management. Our independent auditors have not examined, compiled or otherwise applied procedures to the plan of operations presented herein, and, accordingly, do not express an opinion or any other form of assurance on it. Information contained in this plan of operation is presented on a cash basis, which is not in accordance with US GAAP, and represents projections and assumptions of management. Actual results can vary materially from the estimates of management and investors are cautioned not to place undue reliance on management's projections and assumptions. See "Forward-Looking Statements."

Management has revised its plan of operation for the fiscal year ending December 31, 2002 as a result of weaker than anticipated sales of pre-need contracts during the first six months of 2002. As a result, our plan of operations differs from projections made in our annual report on Form 10-K for the year ended December 31, 2001 and our quarterly report on Form 10-Q for the quarter ended March 31, 2002. Set out below is a summary of our revised Plan of Operation for the fiscal year ending December 31, 2002.

     Material Commitments--Short-term Funding Requirements

         Operating expenditures (incl. working capital)       $17.5 million
         Interest payments                                      1.1 million
         Current portion of long-term debt                      2.1 million
         Capital expenditures                                   0.2 million
                                                              ---------------
         Estimated total Short-term commitments                20.9 million


         Estimated total Cash from Operations                  18.7 million
         Cash from Equity Sales                                 1.5 million
         Cash from Debt Proceeds                                0.2 million
                                                              ---------------
         Estimated net Cash (Deficit)                         $(0.5) million
                                                              ---------------

Net Cash Flow operations: Management's current year forecast for the year ending December 31, 2002 projects it will achieve approximately $1.2 million in positive net cash flows from operations before the payment of debt and interest and capital expenditures. We anticipate generating cash from operations (cash receipts from sales and other income) of approximately $18.7 million, and operating expenditures (cash expenditures) of approximately $17.5 million.

Working capital: Management had a net working capital deficit of approximately $400,000 as of June 30, 2002. We had current assets of $3,321,000, offset by the current portion of long-term debt of $907,000 coming due over the next twelve months. See "Liquidity & Capital Resources". The remainder relates to accounts payable of $1,389,000 and accrued expenses of $1,424,000 in connection with our on-going operations. In addition, we guaranteed the obligations of Wilhelm Mortuary, Inc., our wholly-owned subsidiary, to Green Leaf Investors I, LLC in the principal amount of $1.5 million due July 31, 2002 (extended to November 1, 2002). This obligation was assumed by Western Management Services, LLC in connection with the sale of the assets and properties used in our Portland, Oregon crematory operations by Wilhelm. We remain obligated under our guarantee to Green Leaf, which is secured by a security interest granted in our assets.

Interest payments: We carry outstanding debt, including convertible debt, requiring annual cash interest payments of approximately $1.1 million, payable in monthly installments for the year ending December 31, 2002. There is no guarantee that any convertible debt will be converted; therefore the maximum amount of interest payments have been projected.

Capital   Expenditures:   We  anticipate  capital   expenditures  to  amount  to
approximately $200,000 for the year ending December 31, 2002. These expenditures include office furniture and office and computer equipment.

Lease payments-future years: We are obligated under certain office rental, facility rental, storage rental equipment rental, temporary housing rental and automotive rental agreements. See "Properties". Future lease payments from 2003 through 2005 amount to $1.0 million.

We may have to raise additional capital to meet our obligations under the portions of long-term debt due after 2002. See "Liquidity and Capital Resources". We intend to raise the capital required to fund our financing needs by issuance of debt and equity. There can be no assurance financing will be available or accessible on reasonable terms.

Our total operating and capital budgets for the fiscal year ended December 31, 2002 is estimated to be approximately $21 million. There is no assurance that our actual expenditures for the fiscal year ending December 31, 2002 will not exceed our estimated operating budgets. Actual expenditures will depend on a number of factors, some of which are beyond our control including, among other things, timing of regulatory approval of its projects, the availability of financing on acceptable terms, reliability of the assumptions of management in estimating cost and timing, the death and cremation rates in the geographical locations that we serve, consumer acceptance of our pre-need plans, changes in governmental regulation as they relate to our business, certain economic and political factors, the time expended by consultants and professionals and fees associated with applications related to obtaining and maintaining licenses for our locations and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934. If the actual expenditures for such costs exceed the estimated costs or if events occur that require additional expenditures, we will be required to raise additional financing or to defer certain expenditures to meet other obligations. If we cannot raise adequate financing to fund our plan of operation, we may be required to suspend our growth strategy; consolidate our operations through reductions in staffing, marketing and sales, promotion and hours of operation; terminate our operations in unprofitable or difficult to service markets; sell assets or operations in some of the markets we service and/or suspend our operations in certain markets. The failure to meet certain expenditures may cause us to default on material obligations and such default may have a material adverse effect on our business and results of operations.

We expect operating cash flows, before debt servicing and expansion expenditures, to be adequate to finance our basic operations. We anticipate that we will finance long-term debt, additional acquisitions, if any, and growth, in part, by issuing equity and/or debt securities.

Subsequent Events

In addition to the financing transactions described under "Liquidity and Capital Resources," above, the follow events occurred subsequent to December 31, 2001:

     o    On January 2, 2002, we began operations out of our Colorado office.

     o On March 22, 2002, we effected a 4:1 reverse stock split and the symbol for our common stock was changed to NPTI. Information in this report gives effect to the reverse stock split effected on March 22, 2002.

     o In March 2002, we submitted applications to open offices in the state of Illinois. The Illinois office was opened in April 2002.

     o On May 31, 2002, we amended our Articles of Incorporation to increase our authorized capital to consist of 85,000,000 shares, including 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Information in this report gives effect to the increase in our authorized capital and decrease in par value.

     o On May 22, 2002, our shareholders approved and ratified our 2002 Stock Option Plan which authorizes us to grant options exercisable to acquire up to 750,000 shares of our common stock.

New Accounting Pronouncements

In December 1999, the Securities and Exchange Commission (the Commission) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements, which is to be applied beginning with the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB 101 summarizes certain of the Staff's views in applying GAAP to revenue recognition in financial statements. The Company has changed its accounting for revenue recognition as a result of SAB 101 as described in Note 3 to the Consolidated Financial Statements.

In March 2000 the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44 (Interpretation 44), "Accounting for Certain Transactions Involving Stock Compensation". Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under APB Opinion No. 25, Accounting for Stock-Based Compensation. Interpretation 44 is effective July 1, 2000, with certain provisions that are effective retroactively to December 15, 1998 and January 12, 2000. Interpretation 44 did not impact the Company's financial statements.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. The Company was required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. SFAS No. 133, as amended by SFAS No. 137, did not impact the Company's financial position or results of operations since the Company did not participate in such activities.

In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies that intangible assets acquired in a purchase method business combination must meet certain criteria to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

We were required to adopt the provisions of Statement 141 immediately and Statement 142 effective January 1, 2002.

Statement 141 required upon adoption of Statement 142, that we evaluate our existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, we were required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, we were required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss is required to be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

In connection with the transitional goodwill impairment evaluation, Statement 142 required us to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this we identified our reporting units and determined the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. We then had up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and we must perform the second step of the transitional impairment test. In the second step, we must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of it assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in our statement of earnings.

As of the date of adoption, we had unamortized goodwill in the amount of $24.4 million which was subject to the transition provisions of Statements 141 and
142. Amortization expense related to goodwill was $1.8 million and $1.7 million for the years ended December 31, 2001 and 2000, respectively. We have, as of June 30, 2002, completed the first step of determining the fair value of each reporting unit and comparing it to the reporting unit's carrying amount, and does not believe that an impairment exists.

In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they occurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, we would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. We do not expect the adoption to have a material impact to our financial position or results of operations.

In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (Statement 144), which supersedes both FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (Statement 121) and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with Statement 121. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike Statement 121, an impairment assessment under Statement 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under Statement No. 142.

We were required to adopt Statement 144 no later than the year beginning after December 15, 2001. Accordingly, we adopted Statement 144 in the first quarter of 2002. The adoption of Statement 144 for long-lived assets held for use did not have a material impact on our financial statements because the impairment assessment under Statement 144 was largely unchanged from Statement 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of Statement 144 will have on our financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections (Issued 4/02)" which we do not believe will materially affect our financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. We believe that this SFAS will not have a significant impact on our results of operations or financial position.

ITEM 3:  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The market risk inherent in our market risk sensitive instruments and positions is the potential change arising from increases or decreases in interest rates as discussed below. Our exposure to market risk as discussed below includes "forward-looking statements" and represents an estimate of possible changes in fair value or future earnings that would occur assuming hypothetical future movements in interest rates. Our views on market risk are not necessarily indicative of actual results that may occur and do not represent the maximum possible gains and losses that may occur, since actual gains and losses will differ from those estimated, based upon actual fluctuations in interest rates and the timing of transactions.

     We entered into various fixed rate debt obligations,  which are detailed in
Note 5 to our consolidated financial statements included elsewhere in this prospectus.

     As of December 31, 2001, the carrying value of our long term fixed rate debt was approximately $10.2 million, which approximated fair value. Fair value was determined using discounted future cash flows based on our current incremental borrowing rates for similar types of borrowing arrangements.


                                    BUSINESS

Overview

     We were incorporated in the State of Florida on January 4, 1985 under the name "L R Associates, Inc.", and subsequently changed our name to "Lari Corp." on August 3, 1998. On March 31, 1999, Lari Corp., paid $1,000,000 cash, $310,000 in transaction costs, 125,000 shares of common stock and $21,000,000 of promissory notes valued at $19,968,529 (for total consideration of $26,278,529), to acquire a group of privately held companies and limited partnerships that were engaged in the business of marketing and administering Pre-Need and At-Need (at the time of death) cremation services under the name "Neptune Society." See "Neptune Society Acquisitions - Neptune Group Acquisition." At the time of the acquisition, Lari Corp. was engaged in the business of acquiring the group of privately held companies for the purpose of engaging in the business of marketing and administering Pre-Need and At-Need cremation services. On April 26, 1999, Lari Corp. changed its name to "Neptune Society, Inc."

     The Neptune Society, Inc., is the holding company for the Neptune Society of America, Inc., a California corporation. Neptune Society of America, Inc. is the holding company for Neptune Management Corp. and Heritage Alternatives, Inc., which are engaged in marketing and administering Pre-Need and At-Need cremation services in California, Florida, Iowa, New York, Oregon, Washington and Colorado. Neptune Society also operates three crematories and licensed holding facilities in Los Angeles, California, one licensed holding facility in Ventura, California, one crematory and licensed holding facility in Ankeny, Iowa, and one crematory and licensed holding facility in Spokane, Washington. Our crematories and holding facilities service our pre-need fulfilled contracts in the areas in which our crematories are located. In geographic areas where we do not own and operate our own crematories and holding facilities, we use the services of qualified and licensed third-party crematories and holding facilities in those particular areas of the United States.

     Unless the context otherwise requires, "Neptune Society" and the "Registrant" refers to The Neptune Society, Inc., "Neptune of America" refers to Neptune Society of America, Inc., "Neptune Management" refers to Neptune Management Corp., Inc. "Heritage Alternatives" refers to Heritage Alternatives, Inc. The Neptune Group or Predecessor refers to the privately held group of companies acquired by the Registrant on March 31, 1999. "We," "us," and "our" refers to Neptune Society, and its subsidiaries and associated entities.

     On March 22, 2002, we effected a 4:1 reverse stock split and the symbol for our common stock was changed to "NPTI". Information in this prospectus gives effect to the reverse stock split effected on March 22, 2002.

     Our principal corporate and executive offices are located at 4312 Woodman Avenue, Third Floor, Sherman Oaks, California 91423. Our telephone number is
(818) 953-9995. All amounts are in United States dollars unless otherwise indicated.

The Neptune Society Business

     Our business strategy is to pursue revenue and growth opportunities in the cremation sector of the death care service industry. We operate all our locations under one nationally branded name, "The Neptune Society," where permitted, and offer only cremation services and products related to cremation services. We do not intend to evolve into a traditional funeral burial services company and do not intend to compete directly with the larger corporate consolidators in the death care service industry by providing traditional funeral and burial services.

     Neptune Society Services

     Our primary business is marketing and administering Pre-Need and At-Need cremation services in the states of California, Florida, Iowa, New York, Oregon, Colorado and Washington. We also operate a telemarketing center in Tempe, Arizona.

     The Neptune Society Pre-Need Program

     The Neptune Group started our Pre-Need program in 1988. Our simple Pre-Need program is designed to eliminate as much of the emotional and financial burden as possible for the individuals' heirs and Successors. Our Pre-Need Program allows individuals to pre-arrange simple and basic cremation services at a guaranteed fixed price by entering into a Pre-Need contract.

         Regulations governing the sale of Pre-Need contracts vary from state to state. The following is a brief description of the regulatory requirements related to the sale of Pre-Need contracts in the states where we currently operate:

     California

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of California. Our California Pre-Need cremation service business is subject to the regulatory requirements of the California Business and Professions Code and the Federal Trade Commission. We are required to file reports on an annual basis with the California Department of Consumer Affairs Cemetery Board. We were also required to obtain Cemetery Board approval for our California Pre-Need contracts. Our California Pre-Need contracts must contain certain disclosures and terms to comply with state regulatory requirements. Our California Pre-Need contract has been approved for use in California.

     California Pre-Need Contracts: Our California Pre-Need Plans consist of an agreement related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service at the time of need without additional payment for the service.

     Price for Pre-Need Plan: We currently charge $1,299 for a California Pre-Need Plan, including $529 for the Pre-Need cremation service and $770 for merchandise that is delivered at the point of sale. We also offer two installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. We charge interest at the rate of 8% per annum on the outstanding balance of the amount due under the installment plan. See "Installment Payment Plans."

     California Trust Fund Deposits Requirements: Under the California regulatory requirements, we are required to hold or put the money we receive for the future cremation services in trust until the contract is fulfilled and the cremation services are delivered. We place the funds we receive for the pre-need cremation service portion of our Pre-Need Plan (approximately 45% of the total funds related to the cost of a Pre-Need Plan) into a Pre-Need trust fund in accordance with our standard California Pre-Need services contract and California regulatory requirements.

     The purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold is excluded from the requirement to hold funds in trust. We deliver merchandise related to the Pre-Need Plan as soon as payment is received under the agreement. A purchaser may, at their option, ask us to deliver the merchandise to a third-party insured warehouse to store the merchandise until the time of need. We contract with an insured third-party warehouse to store the merchandise, which stores such merchandise for approximately 95% of our California Pre-Need Plan members.

     Under California law, we are entitled to an annual maintenance fee of up to 4% of the California Pre-Need Trust fund balance for maintenance expenses associated with administering and managing the trust fund. The trust fund has three trustees, one of which is an employee of Neptune Society and the other two are independent, third party trustees. A third party trust administrator provides administrative services for such trust deposits.

     Cancellation: A purchaser of a California Pre-Need Plan may cancel the plan by providing us with written notice prior to midnight on the 30th calendar day after the date of the contract and receive a full refund of all monies paid, provided that the merchandise is returned and no services have been provided under the contract. After the 30th day, a purchaser may cancel the contract and receive the funds (with accrued interest) we have placed into trust on their behalf, less a revocation fee equal to 10% of the trust fund balance related to such plan, which may be collected only from the income earned by the trust, if any.

     We may cancel a California Pre-Need Plan if the purchase is more than 90 days in arrears on installment payments due under an installment payment plan by providing two written notices 30 days apart and by refunding the funds held in trust for the benefit of the purchaser. We may revoke a California Pre-Need Plan if we are unable to perform the cremation services under the plan by providing notice to the beneficiary of the plan of our inability to perform such services and by refunding the trust fund balance related to such plan to the beneficiary.

     Colorado

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Colorado. Our Colorado Pre-Need cremation service business is subject to the regulatory requirements of the Colorado Business and Professions Code and the Federal Trade Commission. We are required to file reports on an annual basis with the Insurance and Banking Departments of Consumer Affairs. We were also required to submit a $10,000 Bond running to the Banking and Insurance
Department of Colorado. Our Colorado Pre-Need contracts must contain certain disclosures and terms to comply with state regulatory requirements. Our Colorado Pre-Need contract has been approved for use in Colorado.

     Colorado Pre-Need Contracts: Our Colorado Pre-Need Plans consist of an agreement related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service at the time of need without additional payment for the service.

     Price for Pre-Need Plan: We currently charge $999 for a Colorado Pre-Need Plan, including $610 for the Pre-Need cremation service and $389 for merchandise and sales tax that is delivered at the point of sale. We also offer two installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. We charge an average interest rate of 8% per annum on the outstanding balance of the amount due under the installment plan. See "Installment Payment Plans."

     Colorado Trust Fund Deposits Requirements: Under the Colorado regulatory requirements, we are required to hold or put 75% of the money we receive for the future cremation services in trust until the contract is fulfilled and the cremation services are delivered. We place the funds we receive for the pre-need cremation service portion of our Pre-Need Plan (approximately 60% of the total funds related to the cost of a Pre-Need Plan) into a Pre-Need trust fund in accordance with our standard Colorado Pre-Need services contract and Colorado regulatory requirements. A third party trust administrator provides administrative services for such trust deposits

     The purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold is excluded from the requirement to hold funds in trust. We deliver merchandise related to the Pre-Need Plan as soon as payment is received under the agreement. A purchaser may, at their option, ask us to deliver the merchandise to a third-party insured warehouse to store the merchandise until the time of need. We contract with an insured third-party warehouse to store the merchandise, which stores such merchandise for approximately 95% of our Colorado Pre-Need Plan members.

     Cancellation: A purchaser of a Colorado Pre-Need Plan may cancel the plan by providing us with written notice prior to midnight on the 30th calendar day after the date of the contract and receive a full refund of all monies paid, provided that the merchandise is returned and no services have been provided under the contract. After the 30th day, a purchaser may cancel the contract and receive the funds (with accrued interest) we have placed into trust on their behalf. We may cancel a Colorado Pre-Need Plan if the purchase is more than 90 days in arrears on installment payments due under an installment payment plan by providing two written notices 30 days apart and by refunding the funds held in trust for the benefit of the purchaser. We may revoke a Colorado Pre-Need Plan if we are unable to perform the cremation services under the plan by providing notice to the beneficiary of the plan of our inability to perform such services and by refunding the trust fund balance related to such plan to the beneficiary or providing the beneficiary of such plan notice that another general service provider has agreed to provide such services in place of the Neptune Society.

     Florida

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Florida. Our Florida Pre-Need cremation service business is subject to the regulatory requirements of Florida Funeral and Cemetery Services Act. We are required to file reports on an annual basis with the Florida Cemetery Board. Florida Cemetery Board approval is required for our Pre-Need contracts, which must contain certain disclosures and terms. Our Florida Pre-Need contracts are approved for use in Florida.

     Florida Pre-Need Contracts: Our Florida Pre-Need Plans consist of a contract related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service at the time of need without additional payment for the service.

     Price for Pre-Need Plan: We currently charge $1,199 for a Florida Pre-Need Plan, including $625 for the Pre-Need cremation service and $574 for merchandise. We also offer installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. See "Installment Payment Plans."

     Trust Fund Deposits: The Florida Funeral and Cemetery Services Act requires us to place into a trust fund an amount at least equal to the sum of 70% of the purchase price collected for all future cremation services sold into trust for the benefit of the member. Under the terms of our Florida Pre-Need contracts, we deposit 70% of the funds we receive for Pre-Need services into trust for each Pre-Need Plan we sell in Florida.

     We are required to place 30% of the purchase price collected or 110% of the wholesale cost, whichever is greater, for the merchandise sold under a Pre-Need contract. Under the terms of our Florida Pre-Need contracts, we deposit 30% of the funds we receive for merchandise into trust.

     Cancellation: Under the Florida Funeral and Cemetery Services Act, a purchaser may, in writing, cancel a Pre-Need Plan as follows:

     o within 30 days of the date the contract is entered into, the purchaser may cancel the entire contract receive all of the payments made, provided that the services have not been provided;

     o anytime after 30 days, the purchaser may cancel the services portion of the contract provided that the services have not been provided, and receive a full refund of all of the amounts deposited into trust that are related to the services; and

     o anytime after 30 days, a purchaser may cancel the merchandise portion of a Pre-Need plan and shall be entitled to a full refund of the purchase price allocable to the specific item or items of merchandise that we cannot or do not deliver in accordance with the agreement.

     We may cancel a Florida Pre-Need Plan if the purchase is more than 90 days in arrears on installment payments due under an installment payment plan by providing a written notice of our intent to cancel 30 days prior to the date of the cancellation and by refunding the funds related to the cremation services held in trust for the benefit of the purchaser. Upon such cancellation, the funds held in trust related to the merchandise are retained by us as liquidated damages for breach of the agreement.

     Illinois

     Licensing: In the State of Illinois, we have separate establishment permits for our crematory, our at-need funeral/cremation service and our pre-need sales. Our crematory and at-need business are subject to the Code of Illinois, the Federal Trade Commission and regulated by the Illinois Department of Health, Board of Mortuary Science. Pre-need sales are subject to the Code of Illinois and regulated by the Illinois Comptroller's Office, Regulated Industries Unit. We file an annual report of pre-need sales including a copy of our contract with the Insurance Division each year.

     Illinois Pre-Need Contracts: Our Illinois Pre-Need Plans consist of a contract related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide. The contract related to the Pre-Need cremation service accounts for approximately 61.32% of the cost of a Pre-Need Plan, and the contract related to the purchase of the merchandise accounts for the remaining cost of the Pre-Need Plan. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service at the time of need without additional payment for the service.

     Price of Pre-Need Plan: We currently charge $1,099 for an Illinois Pre-Need Plan, including approximately $674 for the Pre-Need cremation service and $425 for merchandise and State taxes. We offer two installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. See "Installment Payment Plans."

     Trust Fund Deposits: The Illinois Funeral or Burial Funds Act requires us to comply with trusting requirements by:

     placing 50% of the purchase price related to the pre-need cremation service into a pre-need trust fund or purchasing an insurance policy to fund the pre-need cremation service obligation; and

     delivering the merchandise or post a surety bond to insure delivery of the merchandise in lieu of placing the purchase price of the merchandise into trust.

     Under the Illinois law, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold, including merchandise delivered into storage in a warehouse or separate facility approved by the Illinois Comptroller's Office, is excluded from the requirement to hold funds in trust. Under the terms of our Illinois pre-need contracts, we place $674 or 61.32% of the purchase price related to the pre-need cremation service into a pre need trust fund and deliver the merchandise at the time of sale. We deliver merchandise related to the Pre-Need Plan upon receipt of payment. A purchaser may, at their option, ask us to deliver the merchandise to a third-party warehouse, approved by the State of Illinois to store the merchandise until the time of need. We contract on behalf of the purchaser with an insured third-party warehouse to store the merchandise.

     Cancellation: A purchaser of Illinois Pre-Need Plan may cancel the plan by providing us with written notice prior to midnight on the third calendar day after the date of the contract and receive a full refund, provided that the merchandise is returned and no services have been provided under the contract. After the third calendar day, a purchaser may cancel an Illinois Pre-Need Plan by providing us written notice, and we are required to refund all monies held in trust for the benefit of the member without penalty within 10 days after cancellation.

     We may cancel an Illinois Pre-Need Plan if the purchase is more than 60 days in arrears on installment payments due under an installment payment plan by providing a written notice of our intent to cancel at least 10 days prior to such cancellation. The funds held in trust for the benefit of the purchaser are retained by us as liquidated damages for breach of the agreement.

     Iowa

     Licensing: In the State of Iowa, we have separate establishment permits for our crematory, our at-need funeral/cremation service and our pre-need sales. Our crematory and at-need business are subject to the Code of Iowa, the Federal Trade Commission and regulated by the Iowa Department of Health, Board of Mortuary Science. Pre-need sales are subject to the Code of Iowa and regulated by the Iowa Insurance Division, Regulated Industries Unit. We file an annual report of pre-need sales including a copy of our contract with the Insurance Division each year.

     Iowa Pre-Need Contracts: Our Iowa Pre-Need Plans consist of a contract related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide. The contract related to the Pre-Need cremation service accounts for approximately 50% of the cost of a Pre-Need Plan, and the contract related to the purchase of the merchandise accounts for the remaining cost of the Pre-Need Plan. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service at the time of need without additional payment for the service.

     Price of Pre-Need Plan: We currently charge $1,199 for an Iowa Pre-Need Plan, including approximately $592 for the Pre-Need cremation service and $607 for merchandise and State taxes. We offer two installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. See "Installment Payment Plans."

     Trust Fund Deposits: The Code of Iowa, Chapter 523 requires us to comply with trusting requirements by:

     placing 80% of the purchase price related to the pre need cremation service into a pre need trust fund or purchasing an insurance policy to fund the pre need cremation service obligation; and

     delivering the merchandise or post a surety bond to insure delivery of the merchandise in lieu of placing the purchase price of the merchandise into trust.

     Under the Iowa law, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold, including merchandise delivered into storage in a warehouse or separate facility approved by the Iowa Mortuary Board, is excluded from the requirement to hold funds in trust. Under the terms of our Iowa pre-need contracts, we place $474 or 80% of the purchase price related to the pre-need cremation service into a pre need trust fund and deliver the merchandise at the time of sale. We deliver merchandise related to the Pre-Need Plan upon receipt of payment. A purchaser may, at their option, ask us to deliver the merchandise to a third-party warehouse, approved by the State of Iowa to store the merchandise until the time of need. We contract on behalf of the purchaser with an insured third-party warehouse to store the merchandise.

     Cancellation: A purchaser of Iowa Pre-Need Plan may cancel the plan by providing us with written notice prior to midnight on the third calendar day after the date of the contract and receive a full refund, provided that the merchandise is returned and no services have been provided under the contract. After the third calendar day, a purchaser may cancel an Iowa Pre-Need Plan by providing us written notice, and we are required to refund all monies held in trust for the benefit of the member without penalty within 10 days after cancellation.

     We may cancel an Iowa Pre-Need Plan if the purchase is more than 60 days in arrears on installment payments due under an installment payment plan by providing a written notice of our intent to cancel at least 10 days prior to such cancellation. The funds held in trust for the benefit of the purchaser are retained by us as liquidated damages for breach of the agreement.

     Oregon

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Oregon. Our Pre-Need cremation service business is subject to the regulatory requirements of the Oregon Revised Statute - Funerals, Cemeteries and Crematoriums Act and the Uniform Trustees' Powers Act and the Federal Trade Commission. We are required to file reports on an annual basis with the Oregon Cemetery Board. Oregon Cemetery Board approval is required for our Oregon Pre-Need contracts, which must contain certain disclosures and terms. Our Oregon Pre-Need contracts are approved for use in Oregon. All pre-need sales representatives are required to be licensed in Oregon.

     Oregon Pre-Need Contracts: Our Oregon Pre-Need Plans consist of a contract related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service at the time of need without additional payment for the service.

     Price of Pre-Need Plan: We currently charge $1,099 for an Oregon Pre-Need Plan, including $515 for the Pre-Need cremation service and $584 for merchandise delivered at the point of sale. We offer two installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. See "Installment Payment Plans."

     Trust Fund Deposits: The Oregon Uniform Trustees' Powers Act requires us to place at least 90% of the purchase price collected for Pre-Need services into a trust fund. Under the terms of our Oregon Pre-Need contracts, we place 90% of the amount collected for the Pre-Need services into trust. A third party trust administrator administers such trust funds.

     Under the Oregon regulatory requirements, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold, is excluded from the requirement to hold funds in trust. We deliver merchandise related to the Pre-Need Plan upon receipt of payment. A purchaser may, at their option, ask us to deliver the merchandise to a third-party warehouse to store the merchandise until the time of need. We contract with an insured third-party warehouse to store the merchandise, which stores such merchandise for approximately 95% of our Oregon Pre-Need Plan members.

     Cancellation: A purchaser of Oregon Pre-Need Plan may cancel the plan by providing us with written notice prior to midnight on the third calendar day after the date of the contract and receive a full refund, provided that the merchandise is returned and no services have been provided under the contract. After the three day period, if the guaranteed price Pre-Need plan is cancelled, we are permitted to retain 10% of the amount collected for Pre-Need services and are not required to refund any amounts related to merchandise sold.

     We may cancel a Oregon Pre-Need Plan if the purchase is more than 90 days in arrears on installment payments due under an installment payment plan by providing two written notices 30 days apart and by refunding the funds held in trust for the benefit of the purchaser.

     Washington

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Washington. Our Washington Pre-Need cremation service business is subject to the regulatory requirements of the Revised Code of Washington regulating embalmer and funeral directors and the Federal Trade Commission. We are required to file reports on an annual basis with the Washington Cemetery Board. Washington Cemetery Board approval is required for our Washington Pre-Need contracts, which must contain certain disclosures and terms. Our Washington Pre-Need contracts are approved for use in Washington.

     Washington Pre-Need Contracts: Our Washington Pre-Need Plans consist of a contract related to the Pre-Need cremation service and an agreement to purchase merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide.

     Price of Pre-Need Plan: We currently charge $999 for a Spokane, Washington Pre-Need Plan, including $510 for the Pre-Need cremation service and $489 for merchandise delivered at the point of sale. For a Everett, Washington Pre-Need Plan, we currently charge $1,099, including $556 for Pre-Need cremation service and $543 for merchandise delivered at the point of sale. We also offer installment payment plans, which allows a client to purchase a Pre-Need Plan by paying us a down payment and making monthly installment payments. See "Installment Payment Plans."

     Trust Fund Deposits: Washington law requires us to place at least 90% of the purchase price collected for Pre-Need services into a trust fund. Under the terms of our Washington Pre-Need contracts, we place 90% of the amount collected for the Pre-Need services into trust A third party trust administrator administers such trust funds.

     Under Washington law, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold is excluded from the requirement to hold funds in trust. We deliver merchandise related to the Pre-Need Plan upon receipt of payment. A purchaser may, at their option, ask us to deliver the merchandise to a third-party warehouse to store the merchandise until the time of need. We contract with an insured third-party warehouse to store the merchandise, which stores such merchandise for approximately 95% of our Washington Pre-Need Plan members.

     Cancellation: Under Washington law, a purchaser may, in writing, cancel a Pre-Need plan as follows:

          o within 30 days of the date the contract is entered into and receive all of the payments made, provided that the services have not been used; and

          o anytime after 30 days, if cancelled in writing, provided that the services have not been provided, and receive a full refund of all amounts deposited into trust that are related to services, less 10% for costs associated with selling and setting up the contract.

     We may cancel a Washington Pre-Need Plan if the purchase is more than 60 days in arrears on installment payments due under an installment payment plan by providing a written notice of our intent to cancel at least 10 days prior to such cancellation.

     We refund 90% of the funds held in trust for the benefit of the purchaser upon cancellation. We may revoke a Washington Pre-Need Plan if we are unable to perform the cremation services under the plan by providing notice to the beneficiary of the plan of our inability to perform such services and by refunding the trust fund balance related to such plan to the beneficiary.

     New York

     Licensing: We are a licensed provider of both pre-need and at-need cremation services in the State of New York. Our cremation service business is subject to the regulatory requirements of the Consolidated Laws of New York, Chapter 20, Article 28-A - Cemetery Property and Funeral Services, and Chapter 45, Article 34 - Funeral Directing and the Federal Trade Commission. We are licensed to offer cremation services in the State of New York.

     New York Pre-Need Contracts: Our New York Pre-Need Plans consist of a contract related to the Pre-Need cremation service and the purchase of merchandise, including an urn, a memorial plaque, a Neptune Society Registration Package and a Neptune Society Information Booklet and Estate Planning Guide. The Pre-Need Plan is a guaranteed price plan, which means we guarantee that we will provide the cremation service and merchandise at the time of need without additional payment for the service.

     Price of Pre-Need Plan: We currently charge $ 1,499 for a New York Pre-Need Plan. We offer only plans which are paid in full at the point of sale.

     Trust Fund Deposits: 100% of the funds we receive for the purchase of a New York Pre-Need Plan are deposited into trust for the purchaser until the time of need. Under the New York regulatory requirements, the funds received for merchandise that is not to be delivered or services that are not to be rendered until the occurrence of the death of the person for who the contract is purchased remains the money of the purchaser making the payment and is required to be held in trust for the benefit of such person. The funds are not permitted to be commingled. Consequently, we establish an individual trust for each purchaser of a New York Pre-Need Plan in an interest bearing account in a bank, national bank, federal savings bank or other such institution authorized to accept such trust by the State of New York. These funds are administered by a third party trust administration company licensed to conduct business in the State of New York.

     Cancellation: A purchaser of New York Pre-Need Plan may cancel the plan by providing us with written notice at any time and receive a full refund, together with accrued interest, if any, provided that the merchandise has not been delivered and no services have been provided under the contract. A New York Pre-Need Plan may not be cancelled by the purchaser when the purchaser has received supplemental security benefits from the State of New York assisting them in paying for such plan.

     No administrative, consultation or other fee may be assessed against the person in connection with the sale of the Pre-Need Plan.

     Trust Fund Administration

     We administer our Pre-Need trust funds in accordance with applicable state regulation. Generally, the funds related to each Pre-Need contract are released to us when we perform the crematory service or the contract is cancelled. See "Industry Regulation - Pre-Need Trust Fund." In addition, in the States of Oregon, Washington, Iowa, Colorado and New York, we engage the services of a third party trust administrator, "American Funeral & Cemetery Trust Services" (AFCTS) to administer such trust funds. AFCTS also administers the California Trust fund on a limited basis, providing year end auditing and mailing of required annual statements to trust fund beneficiaries.

     Approximately 94,000 individuals have become members of our Pre-Need programs since 1988, some of whom have since died or cancelled their membership. Since 1988, the cancellation rate of active Pre-Need Contracts has been approximately 1% on an annual basis. As of December 31, 2001, we had approximately 67,000 active Pre-Need members.

     The Neptune Society At-Need Programs

     We also provide cremation services on an At-Need basis (at the time of death). We provide a full range of cremation services and merchandise and care for all aspects of the deceased's cremation needs according to the decisions and plans of the decedent's heirs, including service planning, optional services for scattering remains, and delivery of ashes to family members. These services are typically far less expensive than traditional burials.

     The Neptune Society Registration Service

     We offer a registration service that allows individuals to record and register their request to be cremated, and we maintain a record of information necessary for us to provide cremation services at the time of death, however these registration services do not provide for a guarantee of price to the individual unless such services are paid for in advance.

     Crematory Services

     We own and operate crematories and licensed holding facilities in California, Iowa, Oregon and Washington. Our crematories and licensed holding facilities provide cremation services in the areas where we market and administer Pre-Need programs. We also use the services of licensed and qualified third-party crematories and holding facilities to service our Pre-Need and At-Need programs in those areas where we do not own and operate crematories.

     Other Services and Products

     We offer premium, upgraded services and products, including higher quality urns, and memorialization options. These options include upgraded permanent memorial urns or keepsakes, memorial record books, memorial life celebration videos, assistance in arranging for private or public memorial services, arranging for disposition of the ashes other than common scattering at sea such as delivery to cemeteries or other points of permanent disposition. Our offices in Miami, Fort Lauderdale, Ankeny, Portland, and Spokane have chapels for cremation memorial services.

     Pricing

     We define our pricing strategy as a simple and economical alternative to traditionally more expensive and elaborate funerals and burials. Our strategy is to maintain a simple product and pricing structure to assist customer decision-making. For example:

     o We charge a one time $50 non-refundable registration fee for customers who chose only to register their cremation wishes. A customer may remove their cremation wishes from the register at no charge.

     o We offer a worldwide guaranteed travel plan to Pre-Need members for $300, which guarantees service coverage throughout the world if a member dies while away from home. Under our travel plan, the travel plan provider will provide a member cremation services from any place in world, regardless of where the Pre-Need Plan is purchased.

     o The current price of our basic Pre-Need Plan is between $999 and $1,499. Our goal is to create a standardized Pre-Need Plan that is priced according to the market price for similar plans in each geographic area that we serve. The purchase price allocated towards the cost of the cremation services and the costs for the merchandise varies from state to state depending on market conditions and the laws and regulations of the state. See "Neptune Society Services - The Neptune Society Pre-Need Program."

     Our standard Pre-Need service program includes services, such as burial at sea, rose garden scattering and delivery of ashes to family members.

     Our cremation services are typically less expensive than traditional funeral services.

     Installment Payment Plans:

     We offer two installment payment programs, which allow purchasers to finance the purchase of a Pre-Need Plan:

     o A client may purchase a Pre-Need Plan by paying us a down payment of $299 and making monthly payments of $25 until the Pre-Need Plan is paid in full; or

     o A client may purchase a Pre-Need Plan by paying us a down payment of $449 and making monthly payments of $25 until the Pre-Need Plan is paid in full.

     We do not charge interest on the balance due under our installment payment programs in Florida, Iowa or Washington. We charge interest of 8% per annum on balances due under our installment payment programs in California, Oregon and Colorado.

     Existing Facilities

     Our offices are generally located within or near major metropolitan geographic areas. We believe that by locating our offices in these areas, it provides us with future opportunities to share personnel, vehicles and other resources, reduce per location operating and administrative costs, and implement integrated marketing programs with additional offices that we may open in that particular market area in the future.

     We currently have locations in the states of California, Colorado, Florida, Iowa, New York, Oregon, and Washington, representing approximately 35 major metropolitan market areas. Our national telemarketing center is located in Tempe, Arizona.

Expansion

     Our  present  growth   strategy  is  to  expand  our   operations   through
establishing new start-up offices in major metropolitan market areas with reasonable operating laws and attractive demographics relating to our business. In addition, we will selectively review strategic acquisitions opportunities of existing cremation service providers with established market presence in certain geographic areas. Since March 31, 1999, we have acquired existing cremation service providers or established new start-up offices in Colorado, Iowa, Oregon, Washington and Florida. We are currently exploring new start-up opportunities in Arizona, Illinois, Ohio, Minnesota and Michigan. To date, we have targeted approximately 26 additional states which have attractive demographics for our business and will continue to review these particular market areas for further expansion.

     The cremation segment within the death care industry is highly fragmented, and we believe there may be many small owner-manager cremation operations throughout North America that are possible acquisition targets. Our strategy is to enter new geographic market areas with large population centers where existing cremation rates are 15% to 50%, with projected rates increasing over the next 10 years. Based on our experience, we anticipate that most new targeted market areas will not have established effective prearranged cremation sales programs, thus enabling us to implement our Pre-Need cremation program quickly and successfully. We apply specific selection criteria when evaluating new geographic locations for expansion, including:

     o    death and cremation rates for the area;

     o    existing market area competition;

     o    forecasted growth in cremation rates for the area; and

     o    operating regulatory requirements.

     We cannot assure you that we will successfully implement new start-ups or acquire any additional cremation service providers or that start-ups or acquisitions, if any, will result in increased operating efficiencies or revenues to us.

     We may also acquire or construct additional crematories and licensed holding facilities if we determine that the demand for cremation services in a particular geographic region warrants expansion. We anticipate that our existing crematories and third party service providers have the capacity to service our cremation service needs.

     Marketing

     We currently market our services in all our locations under the name "The Neptune Society." Our marketing strategy is focused on maintaining and further developing the strength of our brand name and creating consumer awareness of our death care services and products. We promote our death care services and products using targeted advertising campaigns, including, for example:

     o    advertisements in the Yellow Pages;

     o    local television and radio advertisements;

     o a Web site providing up-to-date, on-line information related to our death care services and products;

     o    direct marketing campaigns.

     We market our Pre-Need programs using a combination of sales and direct marketing programs to generate sales.

     Direct Mail

     We use a monthly direct mail campaign to generate leads. We have historically mailed a total of approximately 6 million pieces of direct mail marketing materials per year in the geographic areas we serve. Our marketing materials provide information related to our Pre-Need programs, including a description of the services, pricing information, our toll free phone number, and a business reply card to obtain additional information or to make an appointment with one of our area sales representatives. We received a response rate of approximately 0.54% from our direct mail campaigns, representing approximately 32,000 leads and we have historically sold approximately 9,000 pre-need contracts as a result of these direct mail leads per year. We anticipate we can sell Pre-Need plans to approximately 28% of these leads through our direct sales efforts.

     Telemarketing

     On November 15, 1999, we established a Predictive Dialling Telemarketing Center (PDS Center) in Tempe, Arizona. As of June 30, 2002, we employed 22 telemarketers. Our current telemarketing program is primarily designed to generate leads from people who have not responded to our direct mail marketing campaigns. We anticipate that telemarketing will allow us to increase the number of Pre-Need plans we sell to leads generated by our direct mail marketing campaign.

     During the year ended December 31, 2001, our Tempe call center produced approximately 12,000 prospective customer appointments in the states we serve. We estimate that approximately 3,000 Pre-Need contract sales have resulted from these leads representing approximately a 25% conversion rate of these PDS leads. The goal of our telemarketing strategy is to increase the sales of our Pre-Need plans resulting from direct mail leads. Based on our research of the telemarketing industry, we believe we can achieve this goal by using our call center as a convenient forum for providing information to potential members and for setting appointments for our area sales representatives. Our call center is anticipated to allow us to consolidate our telemarketing efforts and to schedule appointments for our area sales representatives in one centralized location. We believe this will allow us to implement a uniform telemarketing and promotional strategy using professional telemarketers. We anticipate this will relieve our area sales representatives of some of their prior administrative duties, which may facilitate an increased number of sales calls and increase our sales productivity. We cannot assure you that we will successfully implement our telemarketing programs or that the number of Pre-Need plans we sell or leads generated by our direct mail marketing campaign will increase as a result of our call center.

     Personal Sales

     We use commissioned independent contractors to provide services as area sales representatives to sell our Pre-Need Plans. As of December 31, 2001, we had approximately 133 commissioned area sales representatives, including 30 in California, 7 in Colorado, 12 in Oregon, 36 in Florida, 8 in Iowa, and 40 in Washington. These area sales representatives are provided leads generated from our direct mail campaigns and telemarketing efforts, and they meet with potential clients individually to determine the service needs of the individual. The area sales representatives are paid on a commission basis according to the type of plan sold, and the conversion percentage from lead to sales ratio and the method of payment selected by the customer. A majority of our area sales representatives are in California and Florida and have worked with our subsidiaries for over four years. Each of our Pre-Need sales offices has a sales manager who recruits, trains and engages commissioned independent contractors to provide services as area sales representatives to sell our Pre-Need Plans.

     Internet Web Site

     We developed and operate a fully integrated and comprehensive web site located at www.neptunesociety.com, targeted at the baby boomer generation. We believe that the aging of the baby boomers, represents an opportunity to expand our business by marketing our Pre-Need Programs on the Internet. Baby boomers represent one of the fasting growing segments of Internet users. Consumers may inquire on how to purchase Pre-Need plans on-line at our web site. As our website matures, we believe it will lead to increased education of the consumer and potential future customers.

Death Care Industry

     According to statistics provided in the National Vital Statistics Reports, Vol. 48, No. 11, the number of deaths in North America has risen by 1% annually between 1980 and 1998, and is expected to continue to grow at a similar rate over the next 10-15 years. The growth in death rates results not only from an increase in the overall population, but also from the demographics of an aging population as the baby boomer generation matures.

     According to information available on the National Funeral Directors Association's web site located at www.nfda.org:

     o There are more than 22,100 funeral homes in the United States employing approximately 35,000 licensed funeral directors/embalmers and 89,000 additional funeral service and crematory personnel;

     o There were 2,345,702 deaths in the United States during the 12-month period ending December 1999, or 8.6 deaths per thousand population. (source: U.S. Department of Health & Human Services, 1999);

     In 1999, the average cost of an adult funeral, not including cemetery expenses, was approximately $5,020; and

     Death rates are projected to rise to:

     o    9.32 deaths per thousand in 2010; and

     o    10.24 deaths per thousand in 2020.

     We believe that the popularity and acceptance of cremation services will increase in the future as a result of the differences in costs between traditional burial funerals and cremations and as a result of a consumer shift in attitude towards cremation and perception of value. According to a survey of crematory operations conducted by Smith, Bucklin & Associates, Market Research and Statistics Division in 2000 on behalf of the Cremation Association of North
America:


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

     o The popularity of cremation varies by geographic location in the United States, ranging from a low of 4.45% in Mississippi to a high of 59.83% in Hawaii;

     o In 2000, cremation services were chosen for approximately 25.48% of total deaths in the United States, representing approximately 603,092 cremations;

     o The demand for cremation services as a percentage of death services grew on average approximately 4.6% annually over the last ten years from 1989 to 1999 and approximately 3.8% over the last five years from 1995 to 1999; and

     o Cremation services are expected to account for approximately 26.2% of all death services in 2001 and approximately 39.38% of all death services in 2010 and 48% in 2025.

     We cannot assure you that the trend towards cremation will continue or that we will benefit from the growth demand for cremation services, if any. Our business strategy is to provide Pre-Need and At-Need cremation services. A decline in the demand for such services may have a material adverse affect on our business and our results of operations.

Competition

     The death care industry in general is fragmented, comprised of mostly family-owned businesses and small independently owned chains of death care service providers. Currently, there are publicly traded companies in the death care services industry that in the past have pursued consolidation and aggressive growth strategies. The major corporate competitors in the death care industry include Service Corporation International, Alderwoods Group, Inc. (formerly The Loewen Group), Stewart Enterprises, Inc., Carriage Services, Inc., Hamilton Group and Keystone Group. The large corporate competitors offer a broad range of traditional funeral and burial products and services, including:

      o   burial services                        o  tombstones and markers

      o   embalming services                     o  plaques and urns

      o   burial plots                           o  Pre-Need burial services

      o   memorial/funeral services              o  Pre-Need cremation services

      o   caskets


     Based on information contained in the public filings of Service Corporation International, Loewen Group Inc., Stewart Enterprises, Inc., and Carriage Services, Inc., we believe that corporate competitors generally focus their marketing efforts on providing traditional at-need burial services, burial plots, caskets, memorial/funeral services and burial merchandise.

     We believe that the competitive factors in the death care service industry generally include:

     o    inter-family   loyalty  to  established,   local  death  care  service
          providers;

     o    consumer price sensitivity for death care services;

     o    consumer  demand  for   personalized   service  and   memorial/funeral
          services;

     o    the availability of qualified personnel and management;

     o    high fixed costs for facilities and cemeteries; and

     o    regulatory compliance costs.

     Generally, existing death care service providers may, on a local community level, have competitive advantages based on established local reputations, local ownership and management, brand loyalty and existing capital facilities. The larger publicly traded death care service providers generally compete on the basis of price and service, and dedicate a significant amount of their resources to acquiring established death care service providers in local and regional markets. They are generally well capitalized and can achieve certain efficiencies through their integrated marketing, management and administration structures.

     We intend to compete by focusing on the Pre-Need cremation segment of the death care industry. We believe that we can effectively market cremation services on a Pre-Need basis by offering a lower cost alternative to burial funerals. In addition, we believe that by marketing our company as "America's Cremation Specialist"(R), we hope to capture the market as the only company that is not owned by a traditional funeral company specializing in cremation.

     We cannot assure you that we will effectively compete against existing local death care service providers or corporate consolidators. Many of these competitors offer a full range of death care services, including cremation services and Pre-Need service plans. Several of these competitors also have significantly greater financial and other resources than us and have long established reputations in the markets they serve.

Industry Regulation

     Death Care Service Industry Regulation

     The funeral service industry is regulated primarily on a State by State basis with all jurisdictions requiring licensing and supervision of individuals who provide funeral-related services. All jurisdictions also regulate the sale of Pre-Need services and the administration of any resulting trust funds or insurance contracts. See "Business - The Neptune Society Pre-Need Program." In addition, concerns regarding lack of competition have led a few jurisdictions to enact legislation designed to encourage competition by restricting the common ownership of funeral homes, cemeteries and related operations within a specific geographic region.

     Our operations must also comply with federal legislation, including the laws administered by the Occupational Safety and Health Administration, the Americans with Disabilities Act and the Federal Trade Commission (FTC) regulations. The FTC administers the Trade Regulation Rule on Funeral Industry Practices, the purpose of which is to prevent unfair or deceptive acts or practices in connection with the provision of funeral goods or services.

     On February 25, 1998, the State of California issued an interim suspension order against the Neptune Group's California operations under California's Business and Profession Code for failure to comply with appropriate storage procedures. On May 6, 1998, the Neptune Group entered into a Stipulation and Settlement and Decision, which required the Neptune Group's controlling shareholder, Emanuel Weintraub, to sell his interests in the Neptune Group and cease all management or control, directly or indirectly, of any funeral or cremation activities licensed by the State. In addition, the Neptune Group was ordered to demonstrate compliance with the requirements for storage facilities under the State's Business and Professions Code and to be subject to random inspections.

     In compliance with the stipulation, Mr. Weintraub, among others, sold the Neptune Group of companies to Neptune of America, the Registrant's wholly owned subsidiary, and on April 9, 1999, we entered into an agreement with the State of California and applied for an assignment of licenses in connection with the closing of the sale of the business. California approved the assignment, subject to amending the Stipulation and Settlement and Decision to incorporate a requirement for us to complete audits of the Pre-Need trust funds under the Business and Profession Code, to comply with all other requirements for licensure, and to be placed on probation until June 2000. We complied with the terms and conditions of the Stipulation and Settlement and Decision. On July 21, 2000, the State of California officially assigned all three California funeral establishment licenses to us after we submitted a zoning letter from the City of Los Angeles in the fourth quarter of 2000. As a condition of the assignment, we agreed to remain on probation for a period of one year, until June 2001, or as long as Mr. Weintraub continues to be a shareholder of our company. Under the terms of our probation, we must continue to comply with the California regulatory requirements related to licensed funeral establishments applicable to our business of providing cremation services and marketing pre need cremation services. In the event we fail to comply with these requirements, our California funeral establishment licenses may be revoked.


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

     On June 13, 2002, the Iowa State Board of Mortuary Science Examiners (No. 01-011, DIA No. 01DPHMS002 and No. 01-015, DIA No. 01DPHMS001) issued an order against our Iowa operations and an employee of the Neptune Society under the Iowa Code for failure to comply with appropriate procedures related to its operations. Under the order, our license to operate a funeral establishment and cremation establishment in Iowa was suspended for a period of thirty days; we were required to make arrangements during the period of suspension with other licensed funeral and/or cremation establishments to provide funeral or cremation services; we were required to pay a civil penalty in the amount of $7,500 and we were placed on probation for a period of two years, subject to certain terms and conditions. On June 26, 2002, we filed a rehearing application with the Iowa Board, which was denied by order dated July 9, 2002. On July 18, 2002, we filed a petition with the Iowa State Board of Mortuary Science requesting a temporary stay of the 30-day suspension of our Iowa office's license. Our petition for the temporary stay was denied on July 24, 2002. At the instruction of our legal counsel in Iowa, our Iowa office surrendered its license on July 23, 2002 and our Iowa office suspended providing cremation services for a 30-day period ending on August 23, 2002. Our Iowa office's license was reinstated on August 23, 2002. On September 18, 2002, our Iowa office was served with a subpoena issued by the Iowa Board of Mortuary Science requesting the records related to services provided to two clients on July 20, 2002, in connection with the Board's investigation of whether our Iowa office performed services while its license was suspended. We have received no further notices from the Iowa Board of Mortuary Science concerning this investigation. We believe these services were performed prior to the suspension period and that our Iowa office is in compliance with the Board's June 13, 2002 order.


     Pre-Need Trust Funds

     We are required to deposit a portion of the funds we receive from the sale of a Pre-Need plan into trust for the benefit of the subscriber. Each Pre-Need Plan is a contract for the sale of cremation services at the time of death and for merchandise delivered at the point of sale. The payments we receive for the services portion of Pre-Need Plans are generally held in trust. The trust funds are maintained by financial institutions in accordance with the laws of the state in which the Pre-Need Plan is sold. In addition, the Neptune Society utilizes the services of a third party administrator (AFCTS) in certain states. At December 31, 2001, the balance of the Pre-Need trust fund was approximately $40 million and we had over 67,000 active members. We anticipate that the size of the Pre-Need trust funds will increase if the trend toward cremation services continues and we successfully implement our growth strategy as planned. We cannot assure you that we will successfully increase our Pre-Need membership to levels that would result in growth of the Pre-Need trust or that the Pre-Need trust will not decline as a result of increased death rates of our membership. In most states, we are not permitted to withdraw principal or investment income from trust funds until the time the cremation service is performed. Earnings on the trust funds increase the amount of cash received by us at the time the cremation service is performed and, historically, have allowed us to adequately cover the inflationary increase in costs of performing cremation services.

     Although applicable laws vary from state to state, typically we are not required to place money we receive for merchandise in connection with the sale of a Pre-Need Plan into trust if we immediately deliver at the time of sale. In all states in which we offer Pre-Need plans except California, we are allowed to retain a percentage of the future cremation service costs related to the sale of the Pre-Need Plan. See "Business-Overview - The Neptune Society Pre-Need Program."

     Sales commissions applicable to pre-need cremation service and merchandise sales are deferred and amortized over the expected timing of the performance of the services covered by pre-need arrangements.

Personnel

     At December 31, 2001, we employed 55 full time counselors and mortuary personnel, 22 telemarketers, and 19 administrative personnel. In addition, we had contracts with 133 independent contractors to serve as commissioned sales representatives, including 30 in California, 36 in Florida, 7 in Colorado, 12 in Oregon, 8 in Iowa, and 40 in Washington. Management believes that our relationships with our employees and independent contractors are good. None of our employees are members of collective bargaining units.

     We anticipate that we will hire 17 additional personnel during 2002, including 6 at-need and mortuary personnel, 4 telemarketers, 4 pre-need administrative personnel and 3 corporate administrative personnel. We also intend to engage approximately 20 additional independent contractors to serve as commissioned sales representatives during 2002.

Neptune Society Acquisitions

     Neptune Group Acquisition

     On March 31,  1999,  the  Neptune  Society,  through  Neptune  of  America, acquired  a  group  of  privately-held  companies  engaged  in the  business  of marketing and administering Pre-Need and At-Need cremation services in California, Florida and New York under the name the "Neptune Society." Neptune Society paid the owners of the Neptune Group a total of $1,000,000 in cash and issued them a total of 125,000 shares of its common stock valued at $5,000,000. In addition, Neptune of America issued the former owners two promissory notes in the amounts of $19,000,000 ($19 Million Note) and $2,000,000 ($2 Million Note). The notes were guaranteed by the Neptune Society and secured by the assets and business of Neptune Management and Heritage Alternatives. The $19,000,000 note was interest free until July 31, 1999 when interest at the rate of 9% per annum was to accrue until the note was fully paid. The note was originally due as follows: $19,000,000 on or before July 31, 1999 or $9,000,000 on or before July 31, 1999 and $10,000,000, together with all accrued and unpaid interest, payable on or before July 31, 2000. The $2,000,000 note was interest free and was payable in equal monthly installments commencing April 30, 1999 until fully paid with the last payment due March 31, 2002.

     In July 1999, the monthly payments due under the $2 Million Note were reduced from $55,555 per month to $40,000 per month with the $15,555 of deferred principal earning 9% simple interest due on a monthly basis until March 31, 2001, at which time the final payment of $596,742 was due.

     In August 1999, the $19 Million Note was amended as follows: in exchange for $76,000 in cash and 34,375 warrants to acquire common shares at $48.00 per share, $9,625,088 of the note due to Emanuel Weintraub Intervivos Trust became interest free with payments and due dates of $386,776 on August 11, 1999, $4,172,476 on January 3, 2000, and $5,065,836 on July 31, 2000. The remaining
$9,374,912 due under the $19,000,000 note retained a 9% interest rate with maturities of $3,739,008 due on August 11, 1999, $701,740 due on January 3, 2000, and $4,934,164 due on July 31, 2000.

     In July 2000, the balance due under the $19 Million Note to the Weintraub Trust was $5,065,836. We paid $341,396 on the principal balance. In exchange for releasing the Weintraub Trust from liability for loss of revenue or loss of projected revenue as a result of a pending trademark infringement legal proceeding, the due date on the remaining $4,724,440 was extended for twelve months to July 31, 2001. In connection with the extension of the due date on the $19 Million Note, Neptune Society guaranteed the difference between the aggregate cash received and $47,250 on the sale of 844 shares monthly of Neptune Society's common stock held by the Weintraub Trust over the extension term. As a result of the guarantee, we paid Weintraub Trust $254,000 through December 31, 2001.

     On January 1, 2001, Neptune America owed a remaining balance of $4,724,440 under the $19 million note.


     2001 Neptune Group Debt Restructurings

          August 2001 Debt Restructuring

     In August, 2001, we negotiated a restructuring of our obligations under the $19 Million Note. Under the terms of the restructuring, we agreed to pay $2 million of the $4.7 million balance due under the $19 Million Note and to defer the payment of the remaining $2.7 million until January 2, 2002, in consideration of a cash loan fee of $168,000, due January 2, 2002, and the issuance of 13,750 shares of Neptune Society common stock. The restructured amount accrued interest at 12% per annum, payable monthly. We also released Mr. Weintraub from liability for loss of, or projected loss of, revenue as a result of the Leneda legal proceeding. We financed the payment under the restructuring by obtaining a loan through Wilhelm Mortuary, Inc., our wholly-owned Oregon subsidiary, in the amount of $1.5 million from Green Leaf Investors I, LLC. See "Oregon Acquisition - Disposition of Portland Assets and Related Transactions - Green Leaf Bridge Loan."

          December 2001 Debt Restructuring

     In December 2001, Neptune America and Emanuel Weintraub and the Emanuel Weintraub Inter Vivos Trust entered into an agreement to restructure the $2.7 million balance due January 2, 2002 under the $19 Million Note. Under the terms of the agreement, Neptune America had the option to restructure the payment of the balance due under the $19 Million Note as follows: $500,000 on or before January 2, 2002, eighteen monthly installments of $78,471 beginning January 2002 and the remaining principal balance of approximately $1,400,000 due on July 31, 2003. Neptune America agreed to pay interest on the principal amount restructured at the rate of 13% per annum. Neptune America exercised its right to restructure the $19 Million Note on December 28, 2001.

     Under the terms of the debt restructuring, Neptune America and Neptune Society agreed to pay Mr. Weintraub a loan fee consisting of $350,000, in the form of a note payable and 75,000 shares of Neptune Society common stock, issuable to Mr. Weintraub's nominees. Neptune America and Neptune Society also ratified its obligations under its consulting agreement with Mr. Weintraub and agreed to pay Mr. Weintraub all consulting fees due under the consulting agreement and to reimburse certain expenses under the agreement on January 2, 2002. On December 28, 2001, we paid out the remainder of all payments due over Weintraub's consulting agreement in the amount of $355,000 and terminated the agreement. Neptune Society also agreed to reimburse Mr. Weintraub for attorneys' fees in the amount of $120,000 incurred by him in connection with the Leneda litigation in consideration of an agreement to forebear from asserting claims against Neptune Society's insurers or settling such claims arising out of the Leneda litigation.

     Spokane, Washington Acquisition

     On December 31, 1999, we acquired all of the assets of the business of Cremation Society of Washington, Inc. in Spokane, Washington, pursuant to the terms of an asset purchase agreement. Under the terms of the agreement, we paid Cremation Society of Washington, $500,000 in cash and issued it 5,682 shares of Neptune Society common stock valued at $250,000. In addition, we agreed to pay Cremation Society of Washington the following amounts:

     o on or before March 2, 2001, 3% of gross revenues and 12.5% of the earnings before income tax, depreciation and amortization (EBITDA) of the Cremation Society of Washington during the twelve month period ending December 31, 2000;

     o on or before March 2, 2002, 2.75% of gross revenues and 12.5% of EBITDA of the business operations of the Cremation Society of Washington during the twelve month period ending December 31, 2001;

     o on or before March 2, 2003, 1% of gross revenues and 7.5% of EBITDA of the business operations of the Cremation Society of Washington during the twelve month period ending December 31, 2002; and

     o on or before March 1, 2004, 1% of gross revenues and 7.5% of EBITDA of the business operations of the Cremation Society of Washington during the twelve month period ending December 31, 2003.

     We agreed to pay an additional $125,000 in cash or additional shares of Neptune Society common stock, at our option, if the average trading price of our shares for the 30 day period from December 1 to December 31, 2000 declines below $44.00 per share. For periods subsequent to December 31, 2004, we have agreed to pay an earn out payment equal to 10% of EBITDA of Cremation Society of Washington provided that John C. Ayres, the founder and sole shareholder of Cremation Society of Washington, and/or Charles S. Wetmore, the general business manager of Cremation Society of Washington, continue to be employed by us. In May 2001, we issued 1,168 shares of common stock to the former owner's under this obligation.

     In connection with our acquisition of the Spokane, Washington operations, we entered into a consulting agreement with John Ayres and an employment agreement with Charles Wetmore. The consulting agreement was subsequently terminated upon agreement of the parties and we have no further obligations to Mr. Ayres under the consulting agreement. Mr. Ayres remains bound under the terms of the non-compete clause of the consulting agreement and cannot provide funeral, burial or cremation services, including the sale pre-need cremation services in the states of Washington and Idaho for a period of 3 years, expiring December 31, 2002.

     Under the terms of our employment agreement with Mr. Wetmore, we agreed to pay Mr. Wetmore an annual salary of $75,000, subject to annual adjustments at the discretion of our board, for his services as General Manager. Mr. Wetmore shall also be granted 1,250 options to purchase our common stock for each year the agreement is in effect. Mr. Wetmore's options vest one year from the date of grant. The agreement is for a term of 3 years and expires on December 31, 2002. The agreement contains non-compete provisions that restrict Mr. Wetmore from providing funeral, burial and cremation services, including the sale of pre-need cremation services in the states of Washington and Idaho for a period of 3 years, expiring December 31, 2002. We paid Mr. Wetmore consideration of $145,000, in the form of $20,000 cash and 2,841 shares of our common stock valued at $120,000 (at the deemed value of $44.00 per share), for his promise to not compete with us.

     Iowa Acquisition

     On March 15, 2000, we acquired all of the issued and outstanding common stock of Cremation Society of Iowa, Inc. in Ankeny, Iowa pursuant to the terms of a share purchase agreement. Under the terms of the agreement, we agreed to pay John Bethel and David Noftsger, the co-founders and shareholders of Cremation Society of Iowa, $110,000 cash and to issue 20,129 shares of Neptune Society common stock valued at $1,000,000. In addition, we agreed to make earn out payments to Mr. Bethel and Mr. Noftsger equal to 3% of the gross revenues and 10% of EBITDA from the operations of the Cremation Society of Iowa for a period of three years ending on March 15, 2003, payable on March 15 of each year.

     Renegotiation of Iowa Acquisition

     On August 1, 2000, we and Mr. Bethel and Mr. Noftsger amended the share purchase agreement. Under the amended terms, Mr. Bethel and Mr. Noftsger retained the $110,000 cash payment made to them under the terms of the original agreement. The remaining consideration we were obligated to pay to Mr. Bethel and Mr. Noftsger was adjusted as follows:

     o The 20,129 shares of Neptune Society common stock that we were originally obligated to issue was reduced to 15,000 shares. We issued these shares in February 2001. We also agreed that if the average closing price of Neptune Society common stock was less than $32.00 per share for the 5 day period preceding the 120th day following August 1, 2000, we would issue additional shares or pay in cash to Mr. Bethel and Mr. Noftsger, an amount equal to the difference between $600,000 and the value of 15,000 shares (based on the trading price of Neptune Society shares on August 1, 2000). The trading price exceeded $32.00 per share and no additional payment was made.

     o The earn out payments we were originally required to make to Mr. Bethel and Mr. Noftsger were replaced with the following earn out payment obligations:

          o Within 60 days of August 1, 2001, we agreed to pay Mr. Bethel and Mr. Noftsger, $200,000 in cash plus 3% of the gross revenues and 19% of EBITDA from the business operations of Cremation Society of Iowa during the twelve month period ending August 1, 2001; and

          o Within 60 days of August 1, 2002, we agreed to pay Mr. Bethel and Mr. Noftsger, $100,000 in cash plus 3% of the gross revenues and 19% of EBITDA from the business operations of Cremation Society of Iowa during the twelve month period ending August 1, 2002.

          The earn out payments are contingent on the Cremation Society of Iowa's gross revenues equaling or exceeding $750,000 and EBITDA equaling or exceeding $175,000 for each twelve month period of time.

     In connection with our acquisition of Cremation Society of Iowa, we entered into employment and non-competition agreements with Mr. Noftsger and Mr. Bethel.

     Second Amendment of Iowa Acquisition

     In March 2001, Neptune Society entered into an Amended Agreement with both Noftsger and Bethel. In exchange for deletion of the "Contingent Purchase Price" provisions of the Cremation Society of Iowa, Inc. Share Purchase Agreement, Neptune Society agreed to issue up to 10,000 additional shares of its common stock to Noftsger and Bethel. Any shares issued under the terms of this Agreement were subject to trading restrictions for a 12 month period. On December 1, 2001, David Noftsger's Employment Agreement was renegotiated whereby Noftsger was released from daily general management responsibilities of the Neptune Society of Iowa in order for him to become the Pre-Need Sales Manager of that location. Noftsger's base salary requirements under the terms of the Employment Agreement were terminated and replaced with commissioned compensation based upon meeting certain pre-need sales goals. On May 25, 2001, John Bethel resigned as an employee of the Neptune Society, effective April 1, 2001. Under the terms of his resignation, Bethel received cash consideration in the amount of $2,500, in addition to the accrued salary due.

Oregon Acquisition

     Effective July 17, 2000, we, through our wholly-owned subsidiary, acquired a funeral, burial and cremation business in Portland, Oregon in a series of transactions. Heritage Memorial Society, L.L.C. and Community Memorial Centers, L.L.C. operated businesses under the trade names Heritage Memorial, Heritage Memorial Society, Heritage Memorial Cremation Society, The Heritage Society, Wilhelm Funeral Home, Wilhelm Crematory, Oregon Cremation Company, Oregon Cremation & Burial Company and AAA Cremation Company (the Portland Business) and certain real property used in connection with the Portland business. We organized Neptune Acquisition. Inc. to acquire certain assets of Community Memorial Centers, L.L.C. and Heritage Memorial Society, L.L.C., a wholly-owned subsidiary of Community Memorial Centers. The Prestige Group, a company controlled by David Schroeder and Michael Ashe, and The Apogee Companies, Inc. are members of Community Memorial Centers. We acquired Wilhelm Mortuary, Inc. under the terms of an agreement under which Wilhelm Mortuary, Inc. merged with and into Neptune Acquisition, Inc.

     Under the terms of the agreement, we paid the former owners of the Portland business the following consideration:

     o    $500,000 in cash,

     o a three year $1,000,000 convertible debenture issued by Neptune Society to Community Memorial Centers with a conversion rate at $48.00 per share issued to Community Memorial Centers; and

     o    78,327 shares of our common stock.

     We also agreed that if the value of the common stock (based on the average trading price for the 60 day period preceding the first trading day following July 17, 2001) issued to the former owners of the Portland business was less than $3,885,000, we would pay the owners the difference between $3,885,000 and the value of the shares in cash or, at our option, common stock. In August 2001, we issued 140,424 shares of common stock to the former owners of the Portland business under this agreement.

     In connection with the acquisition of the Oregon businesses, on July 17, 2000, we, through our subsidiary Neptune Management, entered into an employment agreement with Michael Ashe. Under the terms of Mr. Ashe's employment agreement, Mr. Ashe agreed to serve as our Vice President of Oregon Operations. The agreement was for a term of 3 years, expiring in July 2003, with a salary of $82,000 per year, subject to adjustments at the discretion of our board of directors, and benefits offered to our officers, including health insurance, a vehicle allowance and participation in our Stock Option Plan. The agreement contained an agreement not to compete with the Neptune Society in the Portland, Oregon area for a period of 3 years in the event Mr. Ashe ceases to be an employee of the Neptune Society for any reason other than termination without cause. We granted Mr. Ashe options exercisable to purchase a total of 2,500 shares of Neptune Society, at an exercise price of $49.60, vesting one year from the date of the option grant, July 1, 2000.

     We appointed David Schroeder as our Chief Operating Officer and Michael Ashe as our Vice President of Oregon Operations on June 1, 2000 prior to the closing of the acquisition of the Portland business. In January 2001, Michael Ashe accepted the position as our National Vice President of At-Need Operations, and in August 2001 we appointed Mr. Schroeder as our President. See "Directors and Executive Officers of the Registrant" and "Executive Compensation."

     Disposition of Portland Assets and Related Transactions

          Green Leaf Bridge Loan

     In August 2001, Wilhelm Mortuary, Inc. obtained a bridge loan in the principal amount of $1,575,000 from Green Leaf Investors I, LLC, evidenced by a promissory note due January 31, 2002, and secured by a deed of trust on the Portland real estate and a security interest in assets of the Portland business. Green Leaf is a California limited liability company managed by The Apogee Management Company, Inc. Tom Camp, a former director of Neptune Society, who resigned on February 28, 2002 is an officer of Apogee. Under the terms of the Green Leaf bridge loan, we agreed:

     o Wilhelm would pay Green Leaf interest in the amount of 13% per annum, payable monthly in arrears,

     o Wilhelm would pay Green Leaf a loan fee in the amount of $75,000, which was added to the principal amount of the note,

     o Neptune Society would issue Green Leaf a warrant exercisable to acquire 7,500 shares of common stock at $24.00 per share for a period of one year;

     o Neptune Society would issue Green Leaf 3,948 shares of common stock as an additional loan fee;

     o Neptune Society would grant piggy-back registration rights on any shares of Neptune Society common stock held by Green Leaf; and

     o    Neptune  Society  and  Neptune   America  would  guarantee   Wilhelm's
          obligations to Green Leaf.

     The proceeds of the bridge loan was used to meet certain of our obligations to Weintraub. See "2001 Neptune Group Debt Restructurings - August 2001 Debt Restructuring." The Green Leaf bridge loan was restructured in connection with our disposition of the Portland business. See, "Sale of Portland Assets" and "Green Leaf Bridge Loan Restructuring."

          Sale of Portland Assets

     During the fourth quarter 2001 as part of our overall business strategy to focus on our pre-need marketing and sales operations, we determined that it was in our best interest to restructure our Oregon operations to dispose of certain physical assets related to the Portland business and the Portland real estate for the purposes of reducing the liabilities owed to Community Memorial Centers and Green Leaf; and focusing our resources on marketing and selling pre-need contracts on a national basis. Effective December 31, 2001, we sold substantially all of the assets related to the Portland business and the Portland real estate to Western Management Services, L.L.C., an Oregon limited liability company managed by Michael Ashe, under the terms of an asset purchase agreement. In connection with the sale of the Portland business and the Portland real estate, Mr. Ashe's employment agreement with Neptune Society was terminated in its entirety and Mr. Ashe entered into a consulting agreement with Neptune Management to provide consulting services to us.

     Under the terms of the Portland purchase agreement, we agreed as follows:

     o Western would purchase the assets related to the Portland business and the Portland real estate by assuming $1,500,000 of Wilhelm's obligations under the $1,575,000 note payable to Green Leaf, assuming Neptune Society's obligations under the CMC Debenture in the amount of $1,000,000, and entering into a service agreement to provide Neptune Society at-need services in connection with pre-need services sold within 100 miles of Portland, Oregon;

     o Wilhelm would pay $75,000 of the principal balance due under the $1,575,000 note payable Green Leaf, arrange to restructure terms of the Green Leaf Note to extend the due date to July 31, 2002, and obtain the consent of Green Leaf related to Western's assumption of the obligations under the Green Leaf note and purchase of the Portland assets;

     o Neptune Society and Community Memorial Centers would amend and restate the $1 million debenture issued to Community Memorial Centers to delete the conversion features of the debenture and obtain the consent of Community Memorial Centers related to Western's assumption of the obligations under the debenture; and

     o Western's obligations are secured by a security interest in the assets of the Portland business granted to Wilhelm and a deed of trust on the Portland real estate, each of which is subordinate to Green Leaf's security interest and deed of trust and to Community Memorial Centers' deed of trust.

     Neptune Society and Neptune America remain obligated under its guaranty of Wilhelm's obligations under the Green Leaf Note.

     The sale of the Portland assets was closed on March 12, 2002.

          Restructuring of Green Leaf Bridge Loan

     In connection with our sale of the Portland business and Portland real estate, we entered into a note extension and assumption agreement with Green Leaf and Western. The terms of the note extension agreement provided for the following:

     o we agreed to pay Green Leaf a fee of 75,000 shares of our common stock with piggy-back registration rights in consideration of extending the due date of the $1,575,000 note payable to Green Leaf until July 31, 2002, consenting to the assumption of the Green Leaf by Western, and consenting to the sale of the Portland business and Portland real estate by Wilhelm to Western;

     o we granted preemptive rights related to the 75,000 shares issued to Green Leaf, under which Green Leaf may purchase its pro rata share (based on the percentage interest represented by the shares to the issued and outstanding shares of common stock of Neptune Society at closing) of any equity offering by us; and

     o we agreed to pay $75,000 of the principal due under the $1,575,000 note payable to Green Leaf by Neptune Society issuing Green Leaf a convertible debenture in the principal amount of $75,000, due July 31, 2002, convertible into shares of common stock of Neptune Society at $0.333333 per share, subject to anti-dilution price protection, which in the event that the Neptune Society effected a reverse split of its common stock the conversion price of the convertible debenture would not exceed $0.333333 per share (post split). The convertible debenture was converted into common stock on July 31, 2002.

     The transactions under the Note Extension Agreement closed on March 12, 2002. On March 22, 2002, we effected a 4:1 reverse split of our capital stock.

     Other Events

     Effective December 31, 2001, Neptune Society amended the terms of Convertible Debentures dated December 24, 1999, due February 24, 2005, in the initial principal amounts of $3,000,000 issued to CapEx, L.P., a Delaware limited partnership, and $2,000,000 issued to D.H. Blair Investment Banking Corp., a New York corporation and warrants issued to CapEx exercisable to purchase 30,000 shares of Common Stock and warrants issued to D.H. Blair exercisable to purchase 20,000 shares of Common Stock. The Debentures contained a "full ratchet" anti-dilution provision that reset the conversion price of the Debenture in the event Neptune Society issued equity securities at a price lower than the effective conversion price of the Debenture. The Debentures also contained certain debt coverage ratios (requiring Neptune Society to maintain certain levels of cash flow in excess of debt obligations), which were in material default and constituted events of default under the terms of the Debentures. Neptune Society determined that it was in the best interest of the corporation to amend the Debentures to delete the "full ratchet" anti-dilution to allow the corporation flexibility in future equity financings and to adjust the debt coverage ratios to achievable levels.

     In connection with the Debenture and Warrant amendments, Neptune Society, CapEx and D.H. Blair entered into a Debenture and Warrant Amendment Agreement effective as of December 31, 2001.

     Under the terms of the agreement, the parties agreed that:

     o the terms of the Debentures and Warrants would be amended to among other things:

          - adjust the conversion ratio of the debentures to provide an effective conversion price of $3.00 per share, subject to future adjustments;

          -    eliminate the "full ratchet" anti-dilution provision;

          - amend the debentures to provide that, in the event Neptune Society effected a reverse split of its Common Stock, the conversion ratio would not be adjusted below a ratio that would increase the effective conversion price above $3.00 per share (after giving effect to the adjustment) subject to certain limitations on conversion;

          - amend the debentures to accelerate the payment of certain deferred interest payments under the debentures;

          -    amend the debt coverage ratio; and

          - amend the warrants to decrease the exercise price to $3.00 per share, subject to future adjustments under the terms thereof.

     o    Neptune Society would:

          - issue CapEx and D.H. Blair, a total of 168,750 shares of Neptune Society Common Stock as a restructuring fee,

          - provide CapEx and D.H. Blair with certain preemptive rights to maintain their pro rata interest in Neptune Society (based on the percentage interest represented by the shares) in the event the Company offers to sell common stock or equity securities, and

          - provide CapEx and D.H. Blair registration rights with respect to the shares;

     o Neptune Society would effect a 4:1 reverse stock split on or before June 30, 2002;

     o CapEx would not convert debentures, which after giving effect to such conversion, would cause Neptune Society to issue shares of common stock representing more than 11.99% of the issued and outstanding shares of common stock of Neptune Society and D.H. Blair would not convert Debentures, which after giving effect to such conversion, would cause Neptune Society to issue shares of common stock representing more than 7.99% of the issued and outstanding shares of common stock of Neptune Society until the earlier of:

          - Neptune Society issuing shares of common stock or equity securities (Equity Securities) in satisfaction of $750,000 or more of its present aggregate debt liabilities owed to either (1) Consulting Commerce Distribution AG/SA/LTD in the amount of $800,000 and/or (2) Private Investment Company, Ltd. in the amount of $1,000,000;

          - Neptune Society issuing new shares of common stock or equity securities for gross cash consideration of at least $1,000,000;

          - Neptune Society issuing at least 250,000 shares (as adjusted to give effect to any capital reclassification, stock dividend, subdivision, split up, combination, consolidation or other reorganization of Common Stock) of common stock or equity securities;

          -    120 days after the Company effects the reverse split; or

          -    September 15, 2002; and

     o Neptune Society would not, so long as: CapEx or its affiliates holds Debentures in the aggregate principal amount of $300,000 or more, without the prior written consent of CapEx, and/or D.H. Blair or its affiliates holds Debentures in the aggregate principal amount of $200,000 or more, without the prior written consent of D.H. Blair:

          - issue equity securities to cause the fully diluted capital of the Neptune Society (after giving effect to the conversion of options, warrants and other convertible securities to exceed 6,250,000 shares of Common Stock, after giving effect to the reverse split, unless such equity securities are issued for consideration in cash or with a fair market value in excess of $2.00 per share of common stock (as calculated on a post Reverse Split basis); or

          - issue Equity Securities to cause the fully diluted capital of the Neptune Society to exceed 7,500,000 shares of common stock, after giving effect to the reverse split.

     The Debenture amendment was closed on March 15, 2002. The closing price for Neptune Society common stock on the NASD OTCBB was $1.60 per share on December 31, 2001, and $1.80 per share on March 15, 2002.

     Reverse Stock Split and Increase in Authorized Capital

     Effective at 5:00 p.m. (Eastern time) on March 22, 2002, Neptune Society effected the 4:1 reverse split. On March 22, 2002, Neptune Society had 9,697,601 shares of common stock issued and outstanding and 25,000,000 shares of common stock authorized for issuance. As a result of the reverse split, Neptune Society had approximately 2,424,401 shares of common stock issued and outstanding and 6,250,000 shares of common stock authorized for issuance. On May 31, 2002, we amended our Articles of Incorporation to increase our authorized capital to consist of 85,000,000 shares, including 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. All information contained in this prospectus gives effect to the reverse split and our increase in authorized capital.

     Private Placement of Common Stock and 13.75% Convertible Debentures

     On April 1, 2002, we completed a private placement of 1,388,889 shares of common stock at $1.08 per share to raise $1,500,000. We granted registration rights in connection with the issuance of these shares, and the shares issued in the private placement were registered for resale in the registration in which this prospectus was filed with the SEC. We used the proceeds to satisfy our obligation under a $1,000,000 note we issued to Private Investment Company, Ltd.

     On April 1, 2002, we completed a private placement of 13.75% convertible debentures in the principal amount of $1,000,000 to CCD Consulting Commerce Distribution AG in consideration of $200,000 in cash and the satisfaction of a promissory note in the principal amount of $800,000. We paid a commitment fee of 83,333 shares of common stock for CCD's agreement to convert the promissory note into convertible debentures. The convertible debenture is exercisable for shares of common stock of The Neptune Society, Inc. at $1.20 per share. We granted CCD registration rights related to our issuance of shares upon conversion of the convertible debenture and registered the shares for sale in the registration in which this prospectus was filed with the SEC.

     In April, 2002, we issued 64,449 shares of common stock to CapEx, L.P. and 42,992 shares of common stock to D.H. Blair Investment Banking Corp. at $1.08 per share in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. In addition, we issued 13.75% convertible debentures in the principal amount of $42,992 to CapEx, L.P. and $28,661 to D.H. Blair Investment Banking Corp. in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. The convertible debentures are convertible into common stock at $1.20 per share. The shares issued to CapEx, L.P. and D.H. Blair Investment Banking Corp. and the shares issuable upon conversion of the convertible debenture were registered for resale in the registration in which this prospectus was filed with the SEC.


                                LEGAL PROCEEDINGS

     Our operations are subject to numerous laws, regulations and guidelines adopted by various governmental authorities in the jurisdictions in which we operate. Liabilities are recorded when liabilities are either known or considered probable and can be reasonably estimated. Our policies are designed to control risk upon acquisition through extensive due diligence and corrective measures taken prior to acquisition. We believe liabilities to be immaterial individually and in the aggregate.

     On June 13, 2002, the Iowa State Board of Mortuary Science Examiners (No. 01-011, DIA No. 01DPHMS002 and No. 01-015, DIA No. 01DPHMS001) issued an order against our Iowa operations and an employee of the Neptune Society under the Iowa Code for failure to comply with appropriate procedures related to its operations. Under the order, our license to operate a funeral establishment and cremation establishment in Iowa was suspended for a period of thirty days; we were required to make arrangements during the period of suspension with other licensed funeral and/or cremation establishments to provide funeral or cremation services; we were required to pay a civil penalty in the amount of $7,500 and we were placed on probation for a period of two years, subject to certain terms and conditions. On June 26, 2002, we filed a rehearing application with the Iowa Board, which was denied by order dated July 9, 2002. On July 18, 2002, we filed a petition with the Iowa State Board of Mortuary Science requesting a temporary stay of the 30-day suspension of our Iowa office's license. Our petition for the temporary stay was denied on July 24, 2002. At the instruction of our legal counsel in Iowa, our Iowa office surrendered its license on July 23, 2002 and our Iowa office suspended providing cremation services for a 30-day period ending on August 23, 2002. Our Iowa office's license was reinstated on August 23, 2002. On September 18, 2002, our Iowa office was served with a subpoena issued by the Iowa Board of Mortuary Science requesting the records related to services provided to two clients on July 20, 2002, in connection with the Board's investigation of whether our Iowa office performed services while its license was suspended. We have received no further notices from the Iowa Board of Mortuary Science concerning this investigation. We believe these services were performed prior to the suspension period and that our Iowa office is in compliance with the Board's June 13, 2002 order.

     We are not currently subject to any other material litigation proceeding. We are party to other legal proceedings in the ordinary course of its business, but do not expect the outcome of any of other proceedings, individually or in the aggregate, to have a material adverse effect on our financial position, results of operations or liquidity.

                                   MANAGEMENT

     The following table sets forth certain information with respect to our current directors, executive officers and key employees as of August 31, 2002. Each of our directors was reelected at our annual general meeting of shareholders on May 22, 2002, for a term expiring at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of August 31, 2002.

                                                                                     Director/              Age
Name                                  Position                                       Officer Since
-------------------------------------------------------------------------------------------------------------------
Marco P. Markin                       CEO and Director of each of Neptune Society,   June 1999                 37
                                      Neptune of America, (since October) and
                                      Neptune Management (since June 1999)

David Schroeder (1)                   President, Chief Operating Officer Secretary   November 2000             55
                                      and Director of each of Neptune Society,
                                      Neptune of America and Neptune Management;
                                      President of Heritage Alternatives (since
                                      January 2001)

Gary R. Loffredo(2)                   Director of Neptune Society (since October     April 1999                39
                                      1999) and Neptune Management (since April
                                      1999)

Rodney Bagley (1)                     Chief Financial Officer, Treasurer,            November 2000             42
                                      Secretary and Director of each of Neptune
                                      Society, Neptune of America, Neptune
                                      Management and Heritage Alternatives

Anthony George                        Director                                       March 2002                38

Bryan G. Symington Smith              Director                                       March 2002                63

Douglas Irving                        Chief Operating Officer                        May 8, 2002               51
-------------------------------------------------------------------------------------------------------------------

     (1)  Mr. Schroeder  resigned as Secretary of all Neptune Companies on March
          6, 2002, and was replaced by Mr. Bagley. Mr. Schroeder resigned as Chief Operating Officer on May 8, 2002 and was replaced by Doug
          Irving.  Mr.  Schroeder  resigned as a Director  effective  October 1,
          2002.

     (2) Mr. Loffredo resigned as a Director of Neptune Management effective as of March 7, 2002 and as a Director of The Neptune Society effective
          May 31, 2002.


     Marco P.  Markin - Mr.  Markin  joined  Neptune  Society  full  time as our
Chairman of the Board and Chief Executive Officer in September 1999. From November 1994 to September 1999, Mr. Markin was the Executive Vice President of TPP Management Inc., a private investment company, having a diverse portfolio consisting of residential/commercial real estate, merchant banking, and securities. Expertise included corporate management, and corporate development, research and marketing. From January 1991 to November 1995, Mr. Markin was the founder and CEO of a commercial real estate company, which secured and managed a portfolio of 400,000 square feet of real estate. He was also the co-founder of one of the largest direct marketing companies in Canada, which was subsequently sold to the Financial Post. From 1985 - 1990, Mr. Markin was the founder and CEO of Markin Development Group, a growing development company focusing on construction of multi-family apartment buildings and commercial offices. Mr. Markin graduated from Bishop College in Montreal in 1982. He also attended the University of British Columbia's Science Program from 1982 - 1985.

     David L. Schroeder - Mr. Schroeder was appointed Chief Operating Officer of Neptune Society on June 1, 2000, as a Director and Secretary of Neptune Society in November 2000, and as President of all Neptune companies in January 2001. Mr. Schroeder resigned as Secretary effective March 6, 2002, Chief Operating Officer effective May 8,2002 and a Director effective October 1, 2002. Prior to his work with Neptune, Mr. Schroeder worked as the CEO of Community Memorial

Centers, LLC, an Oregon cremation services company from May 1998 to July 2000. He has served on the board of directors for The Loewen Group, Inc., from August 15, 1990 to May 1, 1993, he was president of Universal Memorial Centers from 1984 to 1993, president and COO of Skyline Memorial Gardens & Crematory, and he worked for 7 years as a licensed funeral director and embalmer. Mr. Schroeder has served on the board and as an officer of the Oregon State Funeral Directors Association and as Chairman of the Oregon State Mortuary-Cemetery Licensing Board.

     Rodney M. Bagley - Mr. Bagley has served as Director, Chief Financial Officer and Treasurer of Neptune Society, Neptune of America, Neptune Management and Heritage Alternatives since November 2000. Prior to his appointment at Neptune Society, Mr. Bagley served as Chief Financial Officer of Avalon Pictures, Inc., a subsidiary of Black Entertainment Television from 1993 to 1998 and was President of RMB Consulting from 1999 to September 2000. He also served as Assistant General Manager and Controller of District Cablevision, L.P., a subsidiary of Telecommunication, Inc. from 1988 to 1992. Mr. Bagley graduated from the University of Maryland at College Park with a B.S. in Accounting in 1986.

     Gary R.  Loffredo  - Since  November  1998,  Mr.  Loffredo  has  been  Vice
President of Investment Banking for BG Capital Group. BG Capital Group is a venture capital and merchant banking firm with offices in Florida and Canada. Prior to joining BG Capital, Mr. Loffredo began his career at Lehman Brothers in New York and Miami where he worked for 12 years. From April 1997 to December 1998, Mr. Loffredo served as President for Rome Supply Corp, a private construction company he founded based in Florida. Mr. Loffredo majored in finance, graduating from the University of South Carolina with a Bachelor of Science Degree in 1984. Mr. Loffredo resigned as a Director of Neptune Management effective as of March 7, 2002 and as a Director of The Neptune Society effective May 31, 2002.

     Bryan G. Symington Smith - Mr. Smith is currently serving as a Director for Neptune. He started his career in 1967 with Nesbitt Thomson, served as Vice President and Director of Draper Dobie Limited from 1973-1977, as Senior VP of Gardiner Watson Limited from 1977-1987. In 1990 Mr. Smith co-founded Burgundy Asset Management. Although Mr. Smith retired in 1998, he is currently serving as a director of several companies and non-profit organizations.

     Anthony George - Mr. George is currently serving as a Director for Neptune. Since 2000 he has been a Head Trader at Yorkton Capital in Ontario Canada, and is currently awaiting his approval to become a Senior VP with Yorkton. From 1986
- 2000 Mr. George was a Trader with Midland/Merrill Lynch in Canada, and was also nominated as the Vice President.

     Douglas Irving - Mr. Irving is the Company's Chief Operating Officer. Prior to joining Neptune, Mr. Irving had his own management consulting business. From 1997-1998, he served as Vice President of Operations for Service Corporation International, and from 1988-1996 Mr. Irving had several positions including Operations Controller for The Loewen Group, Inc. Mr. Irving is also a Licensed Funeral Director, holds a Bachelor of Commerce Degree from the University of British Columbia and is a Professional Accountant.

     None of our executive officers or key employees are related by blood, marriage or adoption to any director or other executive officer.

     Board Committees

     Our board of directors has established the following committees:

Audit Committee. We are is in the process of appointing the Audit Committee. The Audit Committee will be responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors, systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by the Board. Such reviews will be carried out with the assistance of our auditors and our senior financial management.

Compensation Committee.  The Compensation Committee consists of three directors:
Marco Markin, David Schroeder and Rodney Bagley. Mr. Schroeder resigned as a director and member of our Compensation Committee effective October 1, 2002. The Compensation Committee is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries, and to make recommendations to the Board for adjustments to such compensation. The Committee is also responsible for the administration of our stock option plan and its benefit plans.

     Our compensation committee submits compensation recommendations to our board of directors for its approval. Compensation for our chief executive officer was determined considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of business, and our general financial condition. Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal years ended December 31, 1999, 2000 and 2001. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

SUMMARY COMPENSATION TABLE
                                                                        Long-Term Compensation
                                                               -----------------------------------------
                                     Annual Compensation
                              --------------------------------------------------------------------------

                                                                         Awards
                                                               ----------------------------

Name and Principal                  Salary    Bonus     Other       Deferred     Securities   LTIP Payouts     All Other
Position                                                Annual    Compensation   Underlying                  Compensation
                                                     Compensation              Options/SARs
                          Year        ($)      ($)        ($)          ($)           (#)                          ($)
------------------------------------------------------------------------------------------------------------------------
Marco Markin(1)           2001    $ 145,233       -   $ 98,287     $  54,767      159,432                      $      -

CEO and Director          2000    $ 120,000           $ 83,000                     37,500
Neptune Society
                          1999    $  40,000
------------------------------------------------------------------------------------------------------------------------

Emanuel Weintraub(2)      2001            -       -   $587,325                          -

Consultant to             2000            -           $240,000
Neptune of America
                          1999            -           $263,000
------------------------------------------------------------------------------------------------------------------------

David Schroeder(3)        2001    $ 134,616       -   $ 21,355     $  38,263      149,432                      $ 62,189

Chief Operating           2000    $ 120,000       -          -                     18,750
Officer and President
of Neptune Society        1999            -
------------------------------------------------------------------------------------------------------------------------

Gary Harris(4)            2001    $  75,000       -   $134,619                      7,500

National Sales            2000    $  75,000       -   $ 78,000                      3,125
Manager of Neptune
Management                1999            -
------------------------------------------------------------------------------------------------------------------------

                                                                        Long-Term Compensation
                                                               -----------------------------------------
                                     Annual Compensation
                              --------------------------------------------------------------------------

                                                                         Awards
                                                               ----------------------------

Name and Principal                  Salary    Bonus     Other       Deferred     Securities   LTIP Payouts     All Other
Position                                                Annual    Compensation   Underlying                  Compensation
                                                     Compensation              Options/SARs
                          Year        ($)      ($)        ($)          ($)           (#)                          ($)
------------------------------------------------------------------------------------------------------------------------
Rodney Bagley(5)          2001    $ 161,737       -   $ 23,355     $  38,263      149,432                      $ 60,189
Chief Financial
Officer                   2000    $  51,000                                        18,750
------------------------------------------------------------------------------------------------------------------------

(1) Mr. Markin was appointed as an executive officer and a director of our Subsidiaries in April of 1999. He was appointed as our CEO and Chairman in October 1999. Mr. Markin served as our President from October 1999 through
     January 2001. In 2001, his annual was salary of $200,000 of which $54,767 was deferred. See "Employment Contract" section. In 2001, we reimbursed Mr.
     Markin for car, travel, rent and related expenses, under his employment agreement, in the amount of $98,287.

(2) Mr. Weintraub was the President of The Neptune group of companies generally described in our Annual Report on Form 10-K for the fiscal year ended
     December 31, 2001. The Neptune group of companies paid compensation of $430,000 to Mr. Weintraub in 1999. Mr. Weintraub also served as a consultant to the Company from April 1999 to December 2001. During that period, all of Mr. Weintraub's compensation was related to his consulting agreement with the Company.

(3) Mr. Schroeder served as our Chief Operating Officer from June 1, 2000 through May 8, 2002, and President since January 2001. In 2001, his annual salary was $200,000 of which $38,263 was deferred. See "Employment
     Contract" section. In 2001, we paid Mr. Schroeder $21,355 for lease payments for personal use of an automobile. Mr. Schroeder is entitled to $62,189 for reimbursement of expenses which have been deferred.

(4) In 2001, Mr. Harris earned a salary of $75,000 per year and a bonus in the form of sales commissions based on the number of Pre-Need Contracts sold by independent contractors that he manages. Mr. Harris earned approximately
     $78,000 from sales commissions. Mr. Harris served as a member of our board of directors from October 1999 to March 11, 2002.

(5)  Mr.  Bagley was appointed  Chief  Financial  Officer of Neptune  Society in
     November 2000. In 2001, his annual salary was $200,000 of which $38,263 was deferred. In 2001, we paid Mr. Bagley $23,355 for lease payments for personal use of an automobile. Mr. Bagley is entitled to $62,189 for reimbursement of expenses which have been deferred.

Director and Officer Stock Option/Stock Appreciation Rights ("SARs") Grants

Set forth below are the stock options we granted to our named executive officers in most recently completed fiscal year. Such stock options expire three years after the grant date. We did not grant any SARs during the most recently completed fiscal year ended December 31, 2001.

OPTION/SAR GRANTS IN LAST FINANCIAL YEAR

         Individual Grants

                                                                        Market Value of
                                                                        Common Shares
                      Common Shares     % of Total                      Underlying
                      under             Options/SARs    Exercise or     Options on the
                      Options/SARs      Granted to      Base Price      Date of Grant       Expiration
Name                  Granted           Employees in    ($/Common       ($/Common Share)    Date
                      #                 Financial Year  Share)
-------------------------------------------------------------------------------------------------------
Marco Markin            66,250              33%           $10.00             $10.00         June 2003
CEO and Director of    130,681                            $ 4.40             $ 8.80         June 2010
Neptune Society

David Schroeder         37,500              28%           $10.00             $10.00         June 2003
Chief Operating        130,681                            $ 4.40             $ 8.80         June 2010
Officer and President
of Neptune Society

Gary Harris              7,500               2%           $10.00             $10.00         June 2003
National Sales
Manager of Neptune
Management

Rodney Bagley           18,750              28%           $10.00             $10.00         June 2003
Chief Financial        130,681                            $ 4.40             $ 8.80         June 2010
Officer of Neptune
Society

Gary Loffredo            2,500               2%           $10.00             $10.00         June 2003
Director of Neptune
Society
-------------------------------------------------------------------------------------------------------


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     There were no stock options or SARs exercised during the last fiscal year-end, and there were 402,847 vested options or SARs at June 30, 2002.

Long Term Incentive Plans

     No long-term incentive awards were made during the most recently completed fiscal years ended December 31, 1999, 2000 and 2001.

Defined Benefit or Actuarial Plan Disclosure

     We do not provide retirement benefits for the directors or officers.

Compensation of Directors

     None of our Directors received compensation for their service as directors during the fiscal years ended December 31, 2001.

Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements

     On June 6, 2001, we entered into employment agreements with Mr. Marco Markin, Chairman of the Board and Chief Executive Officer, Mr. David Schroeder, President, and Mr. Rodney M. Bagley, Executive Vice President-Finance and Chief Financial Officer. The Agreements are substantially the same. The Agreements provide for each respective Officer's employment at their respective position or higher. The Agreements provide for employment through December 31, 2005.

     Under the Agreements, each respective Officer receives an annual base salary of $200,000 ($30,000 deferred subject to the Compensation Committee), up to 113,750 options to purchase, at a discount, shares of our common stock vesting over the employment period, and a minimum annual bonus payments equal to 50% of base salary subject to our achieving certain performance based criteria. Our Compensation Committee determines the relevant performance measures, the amount of the annual bonus payment and when deferred basic salary payment will be made.

     During the employment period, the officers receive employee benefits no less favorable than those provided to our other senior managers. The Agreements provide that if any officer resigns with good reason or if we terminate their employment other than for cause or disability, then they will be entitled to receive an immediate lump sum cash payment and certain installment payments equal to the sum of:

     o accrued, but unpaid, base salary or other payment and vacation through the date of termination

     o two or three times their base salary, depending upon period of service, and

     o the higher of $500,000 or three times the highest annual bonus paid for any fiscal year during the employment period

     They will also receive continued benefits for the longer of three years or the remainder of the employment period. If any officers' employment is terminated due to disability, or in the event of death, the officer(s) or his estate will receive continued payments of the base salary for the remainder of the scheduled term of the Agreement less any disability benefits. If any officers' employment is terminated for any other reason, he will be entitled to receive his accrued, but unpaid, base salary and other payments and vacation through the date of termination. The company agreed to issue each of the officers a signing bonus of up to 17,000 options to purchase shares of the company's common stock at a discount.

     Under the Agreement, the respective officer can not compete with us, or solicit our employees, during his employment term. In addition, if an officer terminates employment without good reason during the employment period or is terminated by us for cause, the non-competition and non-solicitation continue for one year after the termination of employment.

     On July 1, 2002, we entered into an agreement for Mr. Irving to act as our Chief Operating Officer. Mr. Irving's annual base compensation shall be $144,000 per annum, and a bonus of no less than 25% of base compensation upon successful performance as defined by our Board of Directors. We are obligated to grant stock options to purchase 50,000 shares of its common share at $2.00 per share. Such stock options shall vest June 30, 2003. The term of the agreement extends to June 30, 2005, unless terminated prior to that date. We may terminate the agreement upon written notice and payment of any and all balances due. Mr. Irving may terminate the agreement upon four weeks written notice.

Report on Repricing of Options/SARs

     We did not reprice any options or SARs outstanding during the most recently completed fiscal years ended December 31, 2000 and 2001.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Our Compensation Committee consists of three directors: Marco Markin, a director and our Chief Executive Officer, David Schroeder, a director (resigned effective October 1, 2002) and our President, and Rodney Bagley, a director and our Chief Financial Officer. The Compensation Committee is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries, and to make recommendations to the Board for adjustments to such compensation. The Committee is also responsible for the administration of our stock option plan and its benefit plans.

     The Compensation Committee determined the compensation paid to Marco Markin, our Chief Executive Officer, based on several factors, including the compensation paid to chief executive officers of similarly situated companies, our revenue growth and expansion growth over the past twelve months, our financial position, our success raising financing to meet our capital obligations and our financial performance. Mr. Markin did not participate in the determination of his compensation.

     Mr. Schroeder was a principal of the company we acquired our Portland Business from, and we entered into an employment agreement with Mr. Schroeder in connection with the acquisition. The determination of Mr. Schroeder's compensation was negotiated at arms' length prior to his appointment to our board of directors and the Compensation Committee. We subsequently sold our Portland business effective December 31, 2001.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     1999 Stock Option Plan and 2002 Stock Option Plan

     1999 Stock Option Plan. On October 8, 1999, shareholders of Neptune Society approved the 1999 Stock Option Plan, as approved by the Board of Directors on June 1, 1999. The Option Plan provides for the grant of incentive and non-qualified options to purchase up to 225,000 shares of Neptune Society common stock to our employees and such other persons as the Plan Administrator (which currently is the Board of Directors) may select.

     2002 Stock Option Plan. On May 22, 2002, shareholders of Neptune Society approved the 2002 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified options to purchase up to 750,000 shares of Neptune Society common stock to our employees and such other persons as the Plan Administrator (which currently is the Board of Directors) may select.

     Our 1999 Stock Option Plan and 2002 Stock Option Plan are intended to help attract and retain key employees and such other persons as the Plan Administrator may select and to give such persons an equity incentive to achieve the objectives of our shareholders. The plans are also intended to retain the services of our valued key employees and consultants and others that the plan administrator may select to:

     o    encourage  our  employees  and   consultants   to  acquire  a  greater
          proprietary interest in our company;

     o    serve as an aid and inducement in the hiring of new employees; and

     o provide an equity incentive to consultants and others selected by the plan administrator.

     The primary difference between "incentive stock options" and non-qualified options is the tax treatment of the option holder. Subject to certain conditions, a holder of an incentive stock can defer recognition of income for tax purposes until the shares underlying the options are sold. A holder of a non-qualified option generally recognizes income on the date of exercise. Incentive stock options may be granted to any individual who, at the time the option is granted, is an employee of The Neptune Society, Inc. or any related corporation. Non-qualified stock options may be granted to employees and to others at the discretion of the plan administrator. The plan administrator fixes the exercise price for options in the exercise of its sole discretion, except that the exercise price for an incentive stock option must be at least the fair market value per share of the common stock at the date of grant (as determined by the plan administrator in good faith), or in the case of greater-than ten percent shareholders, at least one hundred ten percent of the fair market value per share. The exercise price may be paid in cash or, with the approval of the plan administrator, by other means, including withholding of option shares or delivery of previously held shares. Options granted under the plan vest over a three-year period, with one-third becoming exercisable at the end of each of the three years following the date of grant. The plan administrator may accelerate the vesting of options in its sole discretion.

     Options are non-transferable except by will or the laws of descent and distribution or subject to a qualified domestic relations order. With certain exceptions, vested but unexercised options terminate upon the earlier of:

     o the expiration of the option term specified by the plan administrator at the date of grant (generally 10 years; or, with respect to Incentive Stock options granted to greater-than ten percent shareholders, a maximum of five years);

     o the expiration of 30 days from the date of an employee optionee's termination of employment with us or any related corporation "for cause" as defined in the plan;

     o the expiration of 90 days from the date of an employee optionee's termination of employment with us or any related corporation for any reason whatsoever other than for cause, death or disability (unless, in the case of non-qualified stock options, extended by the plan administrator); or

     o the expiration of one year from the date of death or disability (as defined in the plan) of the optionee.

     If an employee optionee's employment is terminated by death, any option held by the optionee is exercisable only by the person or persons to whom such optionee's rights under the option pass by the optionee's will or by the laws of descent and distribution of the state or county of the employee optionee's domicile at the time of death. Unless accelerated in accordance with the plan, unvested options terminate immediately upon termination of employment of the optionee by us for any reason, including death or disability, and upon a change of relationship between the optionee and us, such as from employee to consultant. The plan administrator may amend or modify the plan, except that no amendment with respect to an outstanding option may be made over the objection of the holder of the option (other than those provisions triggering acceleration of vesting of outstanding options).

     As of September 16, 2002, we have options outstanding under our 1999 Stock Option Plan and 2002 Stock Option Plan exercisable to acquire a total of 210,875 shares of our common stock.

Indemnification of Directors, Officers and Others

     Our Articles of Incorporation provide that we shall have the right to indemnify any person for any liability or expenses incurred by that person by reason of the fact that he was a director, officer, employee or agent and has the right to advance or pay the expenses of directors and officers in defending civil or criminal suit or proceeding to the full extent provided by the Corporation Law of Florida.

     Our Bylaws provide that to the fullest extent permitted by law we may indemnify our directors, officers and others who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding.

                             PRINCIPAL STOCKHOLDERS

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

     The following table sets forth the ownership interest as of September 16, 2002, direct and indirect, of: (i) all persons known to us to be the beneficial owner of more than 5% of our common stock, (ii) all six of our directors (who also constitute all six of our director nominees); (iii) all of our named executive officers (all of whom are also directors and director nominees), and
(iv) all of our directors and named executive officers as a group:

                                                                       Number of Common
Name of Director/Officer        Principal Business Address             Shares Owned           Percent of Class(1)
-----------------------------------------------------------------------------------------------------------------
5% Beneficial Owners:
-----------------------------------------------------------------------------------------------------------------
CapEx, L.P.                     518 17th Street, Suite 1700              1,231,565(2)            23.58%(2)
                                Denver, CO 80202

D.H. Blair Investment Banking   44 Wall Street, 2nd Floor                  823,793(3)            16.87%(3)
Corp.                           New York, NY 10005

Greenleaf Investors I, L.L.C.   c/o The Apogee Companies                   311,448(4)             7.48%(4)
                                4444 Lakeside Drive, Suite 340,
                                Burbank, California 91505

The Apogee Companies, Inc.(5)   c/o The Apogee Companies                   174,302                4.19%
                                4444 Lakeside Drive, Suite 340,
                                Burbank, California 91505

CCD Consulting Commerce         Glockengasse 4, Postfach 1220            1,091,203(6)            21.87%(6)
Distribution AG                 CH-4001 Basel, Switzerland

-----------------------------------------------------------------------------------------------------------------
Named Executive Officers and
Directors:
-----------------------------------------------------------------------------------------------------------------
Marco P. Markin                 4312 Woodman Ave., 3rd Floor               133,012(7)             3.11%(7)
CEO & Director                  Sherman Oaks, CA  91423

Rodney Bagley                   4312 Woodman Ave., 3rd Floor                88,637(8)             2.09%(8)
CFO, Treasurer, Secretary &     Sherman Oaks, CA  91423
Director

David Schroeder(9)              4312 Woodman Ave., 3rd Floor                94,166(9)             2.22%(9)
President & Director            Sherman Oaks, CA 91423

Gary Loffredo,                  4312 Woodman Ave., 3rd Floor                11,875(10)                *
Director                        Sherman Oaks, CA  91423

Bryan G. Symington Smith,       4312 Woodman Ave., 3rd Floor                   nil                   N/A
Director                        Sherman Oaks, CA  91423

Anthony George                  4312 Woodman Ave., 3rd Floor                11,875(10)                *
Director                        Sherman Oaks, CA  91423
-----------------------------------------------------------------------------------------------------------------

                                                                       Number of Common
Name of Director/Officer        Principal Business Address             Shares Owned           Percent of Class(1)
-----------------------------------------------------------------------------------------------------------------
Named Executive Officers and
Directors:
-----------------------------------------------------------------------------------------------------------------
Doug Irving                     4312 Woodman Ave., 3rd Floor                 2,118                    *
Chief Operating Officer         Sherman Oaks, CA  91423

-----------------------------------------------------------------------------------------------------------------
Named Executive Officers and                                               327,690(12)            7.34%(12)
Directors as a group(11)
-----------------------------------------------------------------------------------------------------------------

*    Less than one percent (1%).

(1) Based on 4,157,090 common shares that were outstanding as of September 30, 2002.
(2) RBP, LLC, CapEx, L.P.'s general partner, has ultimate voting power and control over these shares. Includes of 165,738 shares of common stock, 30,000 shares acquirable upon the exercise of warrants and 1,035,827 shares of common stock acquirable upon conversion of convertible debentures in the aggregate principal amount of $3,042,992.
(3) Includes 113,242 shares of common stock, 20,000 shares acquirable upon the exercise of warrants and 690,551 shares of common stock acquirable upon conversion of convertible debentures in the aggregate principal amount of $2,028,660.
(4) The Apogee Management Company, Inc., the manager of Green Leaf Investors I, LLC, has ultimate voting power and control over these shares. Includes of 78,948 shares of common stock, 7,500 shares acquirable upon the exercise of warrants and 225,000 shares of common stock acquirable upon conversion of convertible debentures in the principal amount of $75,000.
(5)  The Apogee Companies, Inc. is manager of Green Leaf Investors I, LLC.
(6) Includes of 257,870 shares of common stock and 833,333 shares of common stock acquirable upon conversion of convertible debentures in the principal amount of $1,000,000.
(7) Consists of 15,625 shares of common stock and 117,387 shares of common stock that are acquirable upon exercise of vested options within 60 days of September 30, 2002.
(8) Consists of 88,637 shares of common stock that are acquirable upon exercise of options within sixty (60) days of September 30, 2002.
(9) Consists of 5,529 shares of common stock and 88,637 shares of common stock that are acquirable upon exercise of options within sixty (60) days of September 30, 2002. Mr. Shroeder resigned as a Director effective October 1, 2002.
(10) Consists of 11,875 shares of common stock that are acquirable upon exercise of options within sixty (60) days of September 30, 2002. Mr. Loffredo resigned as a Director effective May 31, 2002.
(11) Includes: Mssrs. Loffredo, Markin, Bagley, Schroeder, Smith, Anthony and Irving.
(12) Consists of 21,154 shares of common stock and 306,536 shares of common stock that are acquirable upon exercise of options within sixty (60) days of September 30, 2002.

     We have no knowledge of any arrangements, including any pledge by any person of securities of The Neptune Society, the operation of which may at a subsequent date result in a change in our control.

                 TRANSACTIONS BETWEEN NEPTUNE AND ITS OFFICERS,
                     DIRECTORS OR SIGNIFICANT SHAREHOLDERS

     Except for the transactions described below, none of our directors, senior officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from January 1, 1998 to date of this prospectus, or in any proposed transactions which has materially affected or will materially affect us.

     Except for the transactions described below, none of our directors, senior officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, during the year ended December 31, 2001 and through August 31, 2002, or in any proposed transaction which has materially affected or will materially affect us.

     In December 2001, we executed an agreement with Mr. Weintraub, the former President of the Neptune Group of companies and the Weintraub Trust to restructure the remaining $2.7 million of acquisition debt, previously due January 2002, at 12% interest per annum. On December 27, 2001, we paid Weintraub $333,000 of note principal, and agreed to amortize $963,000 over 18 months and make a lump-sum payment of $1,429,000 in July 2003. Also as a part of the agreement, we paid $168,000 in loan fees related to previous loan restructurings, issued a 12% non-amortizing, note payable of $350,000 due July 31, 2001 for additional loan fees related to this restructuring and issue Weintraub 75,000 shares of our common stock valued to $126,000. See "Description of Business - Neptune Society Acquisitions - Neptune Group Acquisition - 2001 Neptune Group Debt Restructuring."

Green Leaf Bridge Loan

     In August 2001, Wilhelm Mortuary, Inc. obtained a bridge loan in the principal amount of $1,575,000 from Green Leaf Investors I, LLC a California limited liability company managed by The Apogee Companies, Inc. Tom Camp, a director of Neptune Society, who resigned on February 28, 2002 is an officer of Apogee. See, "Description of Business - Oregon Acquisition" and "Green Leaf Bridge Loan."

Sale of Portland Assets

     Effective December 31, 2001, we sold substantially all of the assets related to the Portland business and the Portland real estate to Western Management Services, L.L.C., an Oregon limited liability company managed by Michael Ashe, our former Vice President of Operations, under the terms of an asset purchase agreement. In connection with the acquisition of the Portland business and the Portland real estate, Mr. Ashe's employment agreement with Neptune Society was terminated in its entirety and Mr. Ashe entered into a consulting agreement with Neptune Management to provide consulting services to us. See "Description of Business - Oregon Acquisition - Sale of Portland Assets."

Restructuring of Green Leaf Bridge Loan

     In connection with our sale of the Portland business, we entered into a note extension and assumption agreement with Green Leaf, under which we agreed to pay Green Leaf a fee of 75,000 shares of Neptune Society common stock; we granted Green Leaf piggy-back registration rights and preemptive rights related to the Green Leaf shares; and we agreed to pay $75,000 of the principal due under the Green Leaf Note by Neptune Society issuing Green Leaf a convertible debenture in the principal amount of $75,000, due July 31, 2002, convertible into shares of common stock of Neptune Society at $0.333333 per share, subject to anti-dilution price protection, which in the event that the Neptune Society effects a reverse split of our common stock prior to July 31, 2002, the conversion price of the convertible debenture would not exceed $0.333333 per share (post split).

Community Memorial Centers Convertible Debenture Restructuring

     In connection with our sale of the Portland business, we amended the terms of a $1 million convertible debenture issued to Community Memorial Centers, L.L.C., a limited liability company. David Schroeder, our President and Director (November 2000 through October 1, 2002), and Michael Ashe, our Former Vice President of Operations, are principals of the Prestige Group, a member of Community Memorial Centers, L.L.C. See "Description of Business - Oregon Acquisitions - Sale of Portland Assets".

CapEx and D.H. Blair Investment Banking Corp. Debenture and Warrant Amendments

     Effective December 31, 2001, we amended the terms of the Convertible Debentures dated December 24, 1999, due February 24, 2005, in the initial principal amounts of $3,000,000 issued to CapEx, L.P., a Delaware limited partnership, and $2,000,000 issued to D.H. Blair Investment Banking Corp., a New York corporation and the warrants issued to CapEx exercisable to purchase 30,000 shares of Common Stock and warrants issued to D.H. Blair exercisable to purchase 20,000 shares of Common Stock. The Debentures contained a "full ratchet" anti-dilution provision that reset the conversion price of the Debenture in the event Neptune Society issued equity securities at a price lower than the effective conversion price of the Debenture. The Debentures also contained certain debt coverage ratios (requiring Neptune Society to maintain certain levels of cash flow in excess of debt obligations), which were in material default and constituted events of default under the terms of the Debentures. Neptune Society determined that it was in the best interest of the corporation to amend the Debentures to delete the "full ratchet" anti-dilution to allow the corporation flexibility in future equity financings and to adjust the Coverage Ratios to achievable levels. The terms of the CapEx and D.H. Blair Investment Banking Corp. debenture and warrant amendments are described under "Other Events" beginning on page 56 of this prospectus.

     Reverse Stock Split

     Effective at 5:00 p.m. (Eastern time) on March 22, 2002, Neptune Society effected the 4:1 reverse split. On March 22, 2002, Neptune Society had 9,697,601 shares of common stock issued and outstanding and 25,000,000 shares of common stock authorized for issuance. As a result of the reverse split, Neptune Society had approximately 2,424,401 shares of common stock issued and outstanding and 6,250,000 shares of common stock authorized for issuance. CapEx L.P., D.H. Blair Investment Banking Corp. and Green Leaf Investors I, LLC each held convertible debentures that contained anti-dilution protection in the event of a reverse split. All information contained in this prospectus gives effect to the reverse split.

     We believe that the foregoing transactions were entered into terms as favorable as would have been entered into with unrelated third parties.


                          DESCRIPTION OF SHARE CAPITAL

     Our authorized capital consists of 85,000,000 shares consisting of 75,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. Our board of directors may designate the rights and preferences of the preferred stock. Preferred stock could be used, under certain circumstances, as a way to discourage, delay or prevent a takeover of the company. As of September 16, 2002, we had 4,157,090 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

     All shares of common stock are of the same class and have the same rights, preferences and limitations. Holders of shares of common stock are entitled to receive dividends in cash, property or shares when and if dividends are declared by our Board of Directors out of funds legally available for distribution. There are no limitations on the payment of dividends. A quorum for a general meeting of shareholders is one or more shareholders entitled to attend and vote at the meeting who may be represented by proxy and other proper authority, holding at least a 33-1/3% of the outstanding shares of common stock. Holders of shares of common stock are entitled to one vote per share of common stock. Upon any liquidation, dissolution or winding up of our business, if any, after payment or provision for payment of all of our debts, obligations or liabilities shall be distributed to the holders of shares of common stock. There are no pre-emptive rights, subscription rights, conversion rights and redemption provisions relating to the shares of common stock and none of the shares of common stock carry any liability for further calls.

     The rights of holders of shares of common stock may not be modified other than by vote of majority of the shares of common stock voting on such modification. Because a quorum for a general meeting of shareholders can exist with one shareholder (proxy-holder) personally present, the rights of holders of shares of common stock may be modified by less than a majority of the issued shares of common stock.

     The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, earnings, capital requirements and our operating and financial condition. At the present time, we anticipate that all available funds will be invested to finance the growth of its business.

Preferred Stock

     Our articles of incorporation grant our board of directors the authority to issue up to 10,000,000 shares of preferred stock. Florida law provides our board of directors the authority to determine the price, rights, preferences, privileges and restrictions, including voting rights of those shares without any further vote or action by the stockholders.

Anti-takeover Effects of Certain Charter and Bylaws Provisions and the Florida Business Corporation Act

     Florida law provides that any agreement providing for the merger, consolidation or sale of all or substantially all of the assets of a corporation be approved by the owners of at least the majority of the outstanding shares of that corporation, unless a different vote is provided for in our Articles of Incorporation. Our Articles of Incorporation do not provide for a super-majority voting requirement in order to approve any such transactions. Florida law also gives appraisal rights for certain types of mergers, plans of reorganization, or exchanges or sales of all or substantially all of the assets of a corporation. Under Florida law, a stockholder does not have the right to dissent with respect to:

     o    a sale of assets or reorganization, or

     o any plan of merger or any plan of exchange, if the shares held by the stockholder are part of a class of shares which are listed on a national securities exchange or the Nasdaq National Market Systems, or are held of record by note less than 2,000 shareholders, and the stockholder is not required to accept for his shares any consideration other than shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class of shares which are listed on a national securities exchange or the Nasdaq National Market System, or are held of record by not less than 2,000 holders.

Warrants

     We currently have outstanding warrants to purchase an aggregate of 88,750 shares of common stock. Of such shares, 57,500 shares underlying the warrants are being registered for sale under this prospectus as follows:

     50,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a December 1999 private placement, exercisable at a price of $3.00 per share until December 24, 2004;

     7,500 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a August 2001 private placement, exercisable at a price of $24.00 per share until December 31, 2005; and

     31,250 shares of common stock are issuable upon the exercise of warrants issued in a August 1999 private placement, exercisable at a price of $48.00 per share.

Convertible Debentures

     We currently have outstanding convertible debentures in the aggregate principal amount of $6,146,655 convertible to acquire an aggregate of 2,559,711 shares of common stock. All of these shares are being registered for sale under this prospectus as follows:

     1,666,666 shares of common stock covered by this prospectus are issuable upon the conversion of convertible debentures, due February 24, 2004, issued in a December 1999 private placement, bearing interest at 13% per annum and convertible at a price of $3.00 per share; and

     893,045 shares of common stock covered by this prospectus are issuable upon the conversion of convertible debentures, March 31, 2004, issued in a May 2002 private placement, bearing interest at 13.75% per annum and convertible at a price of $1.20 per share.


                 MARKET PRICE AND DIVIDENDS ON OUR COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

     On August 26, 1998, the common shares of the Neptune Society were listed under its former name Lari Corp. on the NASD OTC Bulletin Board under the symbol "LREE". On May 3, 1999, Lari Corp. changed its name to Neptune Society and on May 4, 1999, the symbol was changed to "NPTN". In March, 2000, the common stock of the Neptune Society was de-listed from the NASD OTCBB, and began quotation on the National Quotation Bureau's pink sheets. On May 19, 2000, after affecting a 2:1 reverse stock split, the symbol for Neptune Society's common stock was changed to "NTUN". On August 2, 2001, our common stock began quotation on the OTCBB. On March 22, 2002, Neptune Society effected a 4:1 reverse stock split and the symbol for its common stock was changed to "NPTI". Information in this report gives effect to the reverse stock split effected on March 22, 2002.

     The  high  and low bid  quotations  of our  common  stock  on the  NASD OTC
Bulletin Board as reported by the NASD for each of the quarterly periods from January 1, 2002 through March 31, 2000, and the National Quotation Bureau's pink sheets for period beginning April 1 through December 31, 2001 were as follows:

      Period                              High(1)                Low(1)
      ------                              -------                ------
      2000
      First Quarter                       $53.00                 $41.00
      Second Quarter                      $57.00                 $53.50
      Third Quarter                       $56.50                 $49.75
      Fourth Quarter                      $53.50                 $30.00

      2001
      First Quarter                       $36.50                  $6.40
      Second Quarter                      $24.80                  $8.50
      Third Quarter                       $24.72                  $5.60
      Fourth Quarter                       $6.72                  $1.60

      2002
      First Quarter                        $2.15                  $1.28
      Second Quarter                       $3.10                  $1.01


          (1) Gives effect to the two for one reverse stock split that occurred on May 19, 2000, and the four for one reverse split effected on March 22, 2002.

     The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

     As of September 30, 2002, the last sales price for our common stock was $1.08 per share.

     As of September 30, 2002, we had 105 registered shareholders.

     The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, earnings, capital requirements and the operating and financial condition of Neptune Society. The Board has never declared a dividend. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.


                          TRANSFER AGENT AND REGISTRAR

     Our registrar and transfer agent for our common shares is Interwest Transfer Company, Inc. PO Box 17136, Salt Lake City, Utah 84117.


                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling shareholders. When we refer to selling shareholders, we intend to include donees and pledges selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against some liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing

     o the name of each selling shareholder and of the participating broker-dealer(s),

     o    the number of shares involved,

     o    the price at which the shares were sold,

     o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

     o that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

     o    other facts material to the transaction.

     In addition, upon being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for The Neptune Society, Inc. by Eric Littman, P.A., Miami, Florida.

                                     EXPERTS

     The  financial  statements  as  of  December  31,  2001  included  in  this prospectus have been audited by Stonefield Josephson, Inc., independent certified public accountants, each as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Neptune Society, Inc. and Subsidiaries (Successor Company) as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity, and cash flows for the nine months ended December 31, 1999 and the year ended December 31, 2000 (Successor Company Period), and the combined statements of operations, shareholders' equity, and cash flows of Neptune Society (Predecessor Company) for the three month period ended March 31, 1999 (Predecessor Company Period) have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The audit report covering the December 31, 2000, consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net working capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Additionally, the audit report states that on March 31, 1999, all of the outstanding capital stock of the Predecessor Company was acquired in a business combination accounted for as a purchase and as a result of the acquisition, the consolidated financial information for the periods after the acquisition are presented on a different cost basis than that for the periods before the acquisition and therefore, is not comparable. The audit report also refers to a change in the Company's method of accounting for revenue recognition in 2000.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. We have also a registration statement on Form S-1 under the Securities Act of 1933, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to the registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                               -------- --------

                          INDEX TO FINANCIAL STATEMENTS


                            The Neptune Society, Inc.
                              Financial Statements



                                                                            Page


CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTH
   PERIOD ENDING JUNE 30, 2002

   Condensed Consolidated Balance Sheets for the Periods ended
      June 30, 2002 and December 31, 2001 ..................................F-2

   Condensed Consolidated Statements of Operations for the Three and Six
      Months ending June 30, 2002 and 2001 .................................F-4

   Condensed Consolidated Statements of Cash Flows for the Three and Six
      Months ending June 30, 2002 and 2001 .................................F-5

   Notes to Condensed Consolidated Financial Statements ....................F-6


CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2000 AND 2001

   Independent Auditors Report ............................................F-14

   Independent Auditors Report ............................................F-15

   Consolidated Balance Sheets for the Years Ending
        December 31, 2000 and 2001 ........................................F-16

   Consolidated Statements of Operations for the Three Months
        ending March 31, 1999, Nine Months ending December 31, 1999
        And Years ended December 31, 2000 and 2001 ........................F-17

   Consolidated Statements of Shareholders' Equity for the
        Years ending December 31, 2001 and 2000 ...........................F-20

   Consolidated Statements of Cash Flows for the Three Months
        ending March 31, 1999, the Nine Months ending December 31, 1999
        And the Years ending December 21, 2001 and 2000 ...................F-21

   Notes to the Consolidated Financial Statements .........................F-23

                            The Neptune Society, Inc.
                      Condensed Consolidated Balance Sheets
                       June 30, 2002 and December 31, 2001


                                              -------------    -----------------
                                                June 30,         December 31,
                                                  2002               2001
                                               (unaudited)         (audited)
                                              -------------    -----------------
                  Assets
                  ------
Current assets:
   Cash                                      $    886,831              213,219
   Accounts receivable                          2,218,185            1,751,276
   Prepaid expenses and other
     current assets                               215,596              113,644
                                                  -------              -------
             Total current assets               3,320,612            2,078,139

Property and equipment, net                       539,270              548,469
Names and reputations, net                     24,374,713           24,364,472
Non compete agreements, net                        24,166               48,333
Deferred financing costs                        1,275,177            1,539,132
Deferred charges and other assets               5,642,955            4,343,159
                                                ---------            ---------
                                               35,176,893           32,921,704
                                               ==========           ==========

    Liabilities and Shareholders' Equity
    ------------------------------------
Current liabilities:
   Current portion of long-term debt              907,410            2,890,215
   Accounts payable                             1,388,698            1,700,487
   Accrued and other current liabilities        1,424,357            1,478,188
                                                ---------            ---------
             Total current liabilities          3,720,465            6,068,890

Long-term debt                                  2,069,005            2,291,575
Convertible debentures                          5,826,654            5,000,000
Other long-term liabilities                       996,158              848,861
Deferred pre-need revenues                     15,642,240           11,688,952
                                               ----------           ----------
                                               28,254,522           25,898,278

Shareholders' equity:
   Common stock                                     3,921                2,153
   Additional paid-in capital                  30,357,912           27,901,241
   Accumulated deficit                        (23,439,462)         (20,879,968)
                                               ----------           ----------
             Total shareholders' equity         6,922,371            7,023,426
                                               ----------            ---------

                                           $   35,176,893           32,921,704
                                               ===========          ==========

See accompanying notes to consolidated financial statements.

                            The Neptune Society, Inc.
                 Condensed Consolidated Statements of Operations
                Three and Six Months ended June 30, 2002 and 2001
                                   (Unaudited)

                                        ------------    ------------    -------------   ---------------
                                            Three           Three
                                            months          months
                                            ended           ended         Six months       Six months
                                           June 30,        June 30,       ended June       ended June
                                             2002            2001          30, 2002         30, 2001
                                        ------------    ------------    -------------   ---------------
Revenues:
   Services and merchandise           $   2,942,033       2,871,393        5,453,368         5,113,081
   Management and finance fees              173,364         312,546          438,884           760,158
                                        ------------    ------------    -------------   ---------------
                    Total revenues        3,115,397       3,183,939        5,892,252         5,873,239

 Costs and expenses                       1,428,494       1,386,622        2,817,534         2,771,772
                                        ------------    ------------    -------------   ---------------
                    Gross profit          1,686,903       1,797,317        3,074,718         3,101,467

 General and administrative expenses      2,188,258       2,154,197        4,013,751         3,912,887
 Amortization and depreciation expense       55,695         516,467          131,790         1,057,772
 Professional fees                          197,964         369,743          373,081           546,163
                                        ------------    ------------    -------------   ---------------

 Total general and admin expenses         2,441,917       3,040,407        4,518,622         5,516,822
                                        ------------    ------------    -------------   ---------------

  Loss from operations                     (755,014)     (1,243,090)      (1,443,904)       (2,415,355)
 Interest expense                           616,425         426,405        1,115,589         1,044,918
                                        ------------    ------------    -------------   ---------------
   Loss before income taxes              (1,371,439)     (1,669,495)      (2,559,493)       (3,460,273)
 Income tax expense                               -               -                -                 -
                                        ------------    ------------    -------------   ---------------

                    Net loss           $ (1,371,439)     (1,669,495)      (2,559,493)       (3,460,273)
                                        ============    ============    =============   ===============

 Loss per share - Basic and
Diluted                                $      (0.35)          (0.87)           (0.84)            (1.81)
 Weighted average number of shares-
   Basic and Diluted                      3,865,153       1,915,822        3,038,271         1,915,583

See accompanying notes to consolidated financial statements.

                            The Neptune Society, Inc.
                 Condensed Consolidated Statements of Cash Flows
                Three and Six Months ended June 30, 2002 and 2001
                                   (Unaudited)


                                                    ---------------    --------------    ---------------    ---------------
                                                     Three Months      Three Months        Six Months         Six Months
                                                      Ended June        Ended June         Ended June         Ended June
                                                       30, 2002          30, 2001           30, 2002           30, 2001
                                                    ---------------    --------------    ---------------    ---------------

Net loss                                             $(1,371,439)       (1,669,495)        (2,559,493)        (3,460,273)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
       Depreciation and amortization                      55,695           516,467            131,790          1,057,772
       Accretion of discount on notes payable             42,689            28,749             50,201             57,499
       Non-cash interest & amortization
        of deferred finance costs                        356,444           256,640            637,148            565,584
       Stock compensation                                 81,058           379,167            156,058            380,532
Change in operating assets and liabilities:
       Accounts receivable                               191,796          (979,729)          (466,909)        (1,078,548)
       Prepaid expenses and other current assets        (273,132)          126,791           (101,952)           (39,895)
       Deferred charges and other assets                (641,611)         (483,035)        (1,002,761)        (1,048,381)
       Accounts payable                                  157,705           (21,653)          (311,789)          (320,707)
       Accrued and other liabilities                       6,128           121,043            109,915            341,747
       Deferred pre-need revenues                      1,799,748         1,841,139          3,953,287          3,390,624
                                                      ----------        ----------         ----------         ----------
Net cash provided by (used in) operating activities:     405,082           116,085            595,494           (154,046)
                                                      ----------        ----------         ----------         ----------

Cash flows from investing activities:
  Purchases of property and equipment                    (87,206)           (4,321)           (98,424)            (7,529)
  Acquisitions, net of cash acquired                     (10,240)                -            (10,240)                 -
                                                      ----------        ----------         ----------         ----------
Net cash used in investing activities                    (97,446)           (4,321)          (108,664)            (7,529)
                                                      ----------        ----------         ----------         ----------

Cash flows from financing activities:
  Payments on notes payable                             (505,281)           (6,054)        (1,513,217)           (11,976)
  Proceeds from issuance of debt, net                          -                 -            200,000                  -
  Net proceeds of common stock issued                    316,475                 -          1,500,000                  -
                                                      ----------        ----------         ----------         ----------
Net cash provided by (used in) financing activities     (188,806)           (6,054)           186,783            (11,976)
                                                      ----------        ----------         ----------         ----------

Net increase (decrease) in cash                          118,829           105,710            673,612           (173,551)

Cash, beginning of period                                768,002           786,078            213,219          1,065,339
                                                      ----------        ----------         ----------         ----------
Cash, end of period                                  $   886,831           891,788            886,831            891,788
                                                      ==========        ==========         ==========         ==========
Supplemental disclosure of cash flow information -
  Cash paid during the period for Interest           $   217,293           227,290            428,241            421,835
                                                      ==========        ==========         ==========         ==========

 See accompanying notes to consolidated financial statements.

                            THE NEPTUNE SOCIETY, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 and 2001

                                   (Unaudited)

(1)  The Business

     Neptune Society, Inc., (the "Company") a Florida Corporation, is the holding company for Neptune America, Inc., a California Corporation. On March 31, 1999, the Company acquired a group of private companies engaged in marketing and administering pre-need and at-need cremation services in California, Florida and New York. The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net assets acquired, $26,809,237, was recorded as names and reputations. Neptune Society, Inc. currently operates crematories in Los Angeles, California, Ankeny, Iowa and Spokane, Washington.

     As of  June  30,  2002,  the  Company  had a  working  capital  deficit  of
     approximately   $400,000.   The  Company  is  currently  exploring  various
     financing alternatives to address such working capital deficiency.

(2)  Interim Financial Statements (Unaudited)

Basis of Presentation

     The accompanying condensed consolidated financial statements for the three and six months ended June 30, 2002 and 2001 include the accounts of the Company and all majority-owned subsidiaries and are unaudited but include all adjustments, consisting of normal recurring accruals and any other adjustments which management considers necessary for a fair presentation of the results for these periods. These condensed consolidated financial statements have been prepared in a manner consistent with the accounting policies described in the annual report on Form 10-K, as amended on Form 10 K/A, filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 2001, and should be read in conjunction therewith. Operating results for interim periods are not necessarily indicative of the results that may by expected for the full year period.

     Summary of Significant Accounting Policies

     At-need cremation services--The Company recognizes revenue on at-need cremation services and merchandise sales at the time the services are provided and the merchandise is delivered.

     Pre-need cremation arrangements--The Company sells pre-need cremation services and merchandise under contracts that provide for delivery of the services at the time of need.

     Revenues related to pre-need cremation services are recorded as revenue in the period the services are performed.

     Prior to 2000, revenue related to merchandise sold with a pre-need cremation service arrangement was recognized upon meeting certain state regulatory criteria, which, in California and Washington may be prior to the performance of cremation services. The Company considered such criteria met when the Company was permitted to receive one hundred percent of the unrestricted funds associated with the merchandise sale, the merchandise was in a condition for its intended use and the Company did not retain any specific performance obligations essential to the functionality of the merchandise, the customer accepted the merchandise as evidenced by a written transfer of title to the customer and certificate of ownership, and, if the customer so requested, the Company stored the merchandise in an insured location on the customer's behalf until customer pick-up or the time of need, but no later than the customer's death. Customers that purchase pre-need cremation arrangements do not have cancellation rights with respect to the purchase of merchandise.

     In response to SAB No. 101, the Company changed its revenue recognition accounting policy with respect to merchandise sold in a pre-need arrangement to include certain conditions beyond state regulatory requirements. As of January 1, 2000, the Company added the following criteria related to its revenue recognition policy for the sale of merchandise: (i) a definitive delivery date, (ii) stored merchandise is required to be segregated and specifically identified by customer, and
     (iii) a customer's merchandise is labeled or marked for such customer and may not be used to fill another customer's order, and exchange for a different piece of merchandise in the future is remote. In addition, the merchandise must not be subject to claims of the Company's creditors, the risks and rewards of merchandise ownership must have transferred to the customer, and the Company's custodial risks are insurable and insured. The Company shall defer pre-need merchandise sales until such time as the merchandise has been physically delivered or upon satisfaction of the additional criteria noted. The Company recognizes revenue on the sale of future pre-need merchandise sales upon the physical delivery of the merchandise or upon the satisfaction of the Company's current revenue recognition policy criteria outlined above.

     Florida and New York do not allow the Company to deliver cremation merchandise prior to the provision of cremation services, and as such, revenue related to merchandise sold with a pre-need cremation arrangement in these states is not recognized until the merchandise is delivered, which is generally concurrent with the period services are performed.

     The Company is allowed under state regulations in Colorado, Illinois, Iowa, Washington, Oregon and Florida to retain certain cash receipts received related to services to be performed in the future. These cash receipts are recorded as deferred revenue and recognized when services are provided.

     During the three months ended June 30, 2002, the Company recognized previously deferred pre-need merchandise revenues and costs of approximately $9,000 and $4,000, respectively, related to the fiscal year 2000 cumulative effect of change in accounting principle adjustment. During the six months ended June 30, 2002, the Company recognized previously deferred pre-need merchandise revenues and costs of approximately $23,000 and $9,000, respectively related to the above-mentioned cumulative effect of change in accounting principle adjustment.

     Pre-need installment sales--The Company also sells pre-need cremation arrangements under installment plans. Under such plans, the customer makes an initial down-payment and pays the balance in monthly installments plus interest. To the extent that cash received is not trusted, the Company accounts for this cash as deferred revenue until the transaction qualifies for revenue recognition under its accounting policies. Prior to January 1, 2001, due to the uncertainty of collections of these accounts, the Company recorded these transactions in accordance with its revenue recognition accounting policies as cash was received.

     Worldwide travel sales--The Company sells a worldwide travel assurance plan (the "plan") which guarantees the provision of cremation services anywhere in the world to the extent the plan holder is more than 75 miles away from their legal residence at the time of death. The plan is underwritten by a third party carrier who receives a premium payment, and is obligated to perform services if the above criteria is met. The Company recognizes revenue related to these plans at the time of sale. The Company also sells worldwide travel plans under installment plans. Under such plans, the customer makes an initial down-payment and pays the balance in monthly installments plus interest.

     Commission income-- Under pre-need cremation services and merchandise arrangements funded through insurance purchased by customers from third party insurance companies, the Company earns a commission on the sale of the policies. Commission income, net of related expenses, is recognized at the point at which the commission is no longer subject to refund, generally 3 to 5 days after the contract is sold. Policy proceeds are paid to the Company as cremation services and merchandise are delivered.

     Direct and indirect costs--The Company expenses direct and indirect costs in the period incurred, with the exception of expenses specifically identifiable to individual pre-need cremation arrangements, such as commissions. Such expenses are recognized when the related pre-need merchandise and/or service revenues, respectively, are recognized.

(3)  Computation of Earnings (Loss) Per Common Share

     Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. For the three and six months ended June 30, 2002, options to purchase 607,296 of common stock at prices ranging from $10.00 to $56.04 per share, 13% convertible debentures (which are convertible into 1,666,667 shares of common stock at $3.00 per share with detachable warrants to purchase 200,000 shares of common stock at $3.00 per share) and 13.75% convertible debentures (which are convertible into 893,045 shares of common stock at $1.20 per share), were not included in the computation of diluted loss per share because the effect would be antidilutive.

     For the three and six months ended June 30, 2001, options to purchase 89,750 and 218,625 shares, respectively, of common stock at prices ranging from $48.48 to $57.00 per share and 13% convertible debentures (which are convertible into 125,000 shares of common stock at $40.00 per share with detachable warrants to purchase 50,000 shares of common stock at prices ranging from $41.68 to $50.00 per share) and 8% convertible debentures (which are convertible into 20,833 shares of common stock at $48.00 per share), were not included in the computation of diluted loss per share because the effect would be antidilutive.

(4)  Shareholders' Equity

     Effective as of March 22, 2002, the Company's Board of Directors authorized and affected a 1 for 4 reverse split of its common stock. Per share amounts in the accompanying consolidated financial statements give retroactive effect to the reverse stock split.

     In April 2002, the Company completed a private placement of 1,388,889 shares of common stock at $1.08 per share to raise $1,500,000. The Company received $1.2 million of the proceeds in March 2002. The Company received the remaining $300,000 in April 2002, and issued 1,388,889 shares of the Company's common stock pursuant to the private placement agreement. The Company granted resale registration rights to the investors in the private placement.

     In  May  2002,  the  Company   completed  a  private  placement  of  13.75%
     convertible debentures in the principal amount of $1,000,000 to CCD Consulting Commerce Distribution AG in consideration of $200,000 in cash and the satisfaction of a promissory note in the principal amount of $800,000. The convertible debenture is exercisable for shares of common stock of The Neptune Society, Inc. at $1.20 per share. The Company became obligated to issue 83,333 shares of the Company's common stock as a loan conversion fee. These debentures automatically convert into common shares at $1.20 per share on March 31, 2004. The Company granted resale registration rights to this investor.

     In May 2002, the Company issued 64,448 shares of common stock to CapEx, L.P. and 42,992 shares of common stock to D.H. Blair Investment Banking Corp. at $1.08 per share in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. The Company granted resale registration right to the investors.

     In May 2002, the Company issued 13.75% convertible debentures in the principal amount of $42,992 to CapEx, L.P. and $28,661 to D.H. Blair Investment Banking Corp. in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. The convertible debentures are convertible into common stock at $1.20 per share. The Company granted resale registration right to the investors.

     In  May  2002,   the  Company  issued  6,250  shares  of  common  stock  as compensation in connection with the employment of certain senior staff.

     On May 31, 2002, the Company amended its Articles of Incorporation to increase the authorized capital to consist of 85,000,000 shares, including 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 share of preferred stock, $0.001 par value.

     During the three and six months ended June 30, 2002, no options to acquire common stock were granted. Zero and 2,625 options, respectively, were canceled during the three- and six-month periods ended June 30, 2002.

     At June 30, 2002, 3,920,531 shares of the Company's common stock were issued and outstanding.

(5)  Debt

     Long-term debt at June 30, 2002 and December 31, 2001, respectively, is as follows:

                                                                                       June 30,             December 31,
                                                                                        2002                   2001
13% Convertible debentures, due February 24, 2005.                                 $  5,000,000             5,000,000

Note payable, non-amortizing, interest accruing at 13%, due July 31, 2003.            2,123,393             2,391,940

Note payable to a private investor, non-interest bearing, non-amortizing,  due
on September 30, 2001.                                                                        -             1,000,000

13.75%  Convertible  debentures,  non-amortizing,  due March 2004. The balance
is net of unaccreted discount of $245,000. (c)                                          755,000               800,000

Note payable, 13% non-amortizing, due July 2003.                                        350,000               350,000

13% Convertible debentures, non-amortizing due July 31, 2002.                            75,000                75,000

Notes  payable,  due November  2003 and February  2004.  The balance is net of
unaccreted discount of $45,372.                                                         294,589               369,872

Note payable, interest accruing at 10%, due July 2002                                    75,948                94,102

Notes payable, interest accruing at 9%, due May 31, 2002.                                     -                10,876

Line of credit, interest accruing at 9%,  due April 1, 2002 (paid July 2002).            45,000                90,000

13.75% Convertible debentures, non-amortizing,  due April 2004. (b)                      71,653                     -

                                       9


                                                                                       June 30,             December 31,
                                                                                        2002                   2001
Note  payable,  non-amortizing,   due  April  2005.  The  balance  is  net  of
unaccreted discount of $3,978. (a)                                                       12,486                     -
                                                                                      8,803,069            10,181,790
    Less current installments                                                           907,410             2,890,215
                                                                                      ---------            ----------

                                                                                   $  7,895,659             7,291,575
                                                                                    ===========            ==========

          (a) In April 2002, the Company issued an amortizing, non-interest bearing, note payable in the amount of $17,432 in connection with the purchase of a vehicle. The note was collateralized by the vehicle. The note was discounted to its approximate fair market value.

          (b) In May 2002, the Company issued 13.75% convertible debentures in the principal amount of $71,653 to certain convertible debt holders in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. The convertible debentures are convertible into common stock at $1.20 per share.

          (c) In May 2002, the Company completed a private placement of 13.75% convertible debentures in the principal amount of $1,000,000 to CCD Consulting Commerce Distribution AG in consideration of $200,000 in cash and the satisfaction of a promissory note in the principal amount of $800,000. The convertible debenture is exercisable for shares of common stock of The Neptune Society, Inc. at $1.20 per share. The Company became obligated to issue 83,333 shares of the Company's common stock as a loan conversion fee. These debentures automatically convert into common shares at $1.20 per share on March 31, 2004. The Company granted resale registration rights to this investor.

(6)  Income Taxes

     As a result of the Company's continuing losses, during the three and six months ended June 30, 2002, the Company did not recognize any tax benefit related to its tax net operating losses.

(7)  Subsequent Events

     In July 2002, the holder of a 13%, $75,000 convertible debenture due July 31, 2002 converted its debenture into 225,000 shares of the Company's common stock.

     In July 2002, the Company extinguished the $45,000 balance of its line-of-credit.


(8)  Contingent Liabilities

     The Company guaranteed the obligations of Wilhelm Mortuary, Inc. ("Wilhelm"), a wholly-owned subsidiary, to Green Leaf Investors I, LLC ("Green Leaf") in the principal amount of $1.5 million due July 31, 2002. This obligation was assumed by Western Management Services, LLC ("Western") in connection with the sale of the assets of Wilhelm. The Company remains obligated under its guarantee to Green Leaf, which is secured by a security interest granted in the Company's assets. On August 12, 2002, the Company received notice that Western and Green Leaf agreed in principle to extend the due date of the note to November 1, 2002.

(9)  New Accounting Pronouncements

     In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

     The  Company  is  required  to  adopt  the   provisions  of  Statement  141
     immediately and Statement 142 effective January 1, 2002.

     Statement 141 will require upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

     In connection with the transitional goodwill impairment evaluation, Statement 142 will require the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of it assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of earnings.

     As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $24.4 million which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill was $1.8 million and $1.7 million, respectively, for the years ended December 31, 2001 and 2000. The Company has, as of June 30, 2002, completed the first step of determining the fair value of each reporting unit and comparing it to the reporting unit's carrying amount, and does not believe that an impairment exists.

     In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (Statement 144), which supersedes both FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (Statement 121) and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with Statement 121. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike Statement 121, an impairment assessment under Statement 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under Statement No. 142.

     In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they occurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

     The  Company  is  required  to adopt  Statement  144 no later than the year beginning after December 15, 2001. Accordingly, the Company will adopt Statement 144 in the first quarter of 2002. Management does not expect the adoption of Statement 144 for long-lived assets held for use to have a material impact on the Company's financial statements because the impairment assessment under Statement 144 is largely unchanged from Statement 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of Statement 144 will have on the Company's financial statements.

12/31/2001 FINANCIALS

                           Stonefield Josephson, Inc.
           Certified Public Accountants/Business & Personal Advisors
                  Member of DFK and The Leading Edge Alliance



                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Neptune Society, Inc.
Burbank, California

We have audited the accompanying consolidated balance sheet of The Neptune Society, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of The Neptune Society, Inc. and subsidiaries as of December 31, 2000 and for the year then ended, and for the nine months ended December 31, 1999, as well as the combined financial statements of The Neptune Society (predecessor company) for the three months ended March 31, 1999, were audited by other auditors whose report dated March 16, 2001 included a going concern explanatory paragraph regarding the going concern basis of accounting.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Neptune Society, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




CERTIFIED PUBLIC ACCOUNTANTS


/s/ Stonefield Josephson, Inc.
Santa Monica, California
March 20, 2002 (except for Note 1 and 11, which
  is as of May 16, 2002)

Santa Monica            1620 26th Street/Suite 400 South/Santa Monica/
                        California 90404-4041/Tel 310.453.9400/Fax 310.453.1187
Irvine                  18500 Von Karman Avenue/Suite 560/Irvine/California
                        92612-0540/Tel 949.653.9400/Fax 949.833.3582
San Francisco           655 Montgomery Street/Suite 1220/San Francisco/
                        California 94111-2630/Tel 415.981.9400/Fax 415.391.2310
Walnut Creek            2121 North California Blvd./Suite 900/Walnut Creek/
                        California 94596-7306/Tel 925.938.9400/Fax 925.930-0107

                          Independent Auditors' Report


The Board of Directors
The Neptune Society, Inc.:


We have audited the accompanying consolidated balance sheets of Neptune Society, Inc. and Subsidiaries (Successor Company) as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity, and cash flows for the nine months ended December 31, 1999 and the year ended December 31, 2000 (Successor Company Period) and the combined statements of operations, shareholders' equity, and cash flows of Neptune Society (Predecessor Company) for the three month period ended March 31, 1999 (Predecessor Company Period). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of Neptune Society, Inc. and Subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for the Successor Company Period in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor Company combined financial statements present fairly, in all material respects, the results of their operations and their cash flows for the Predecessor Company Period in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 3 to the consolidated financial statements, the Company changed its method of revenue recognition in 2000.

As discussed in note 1 to the consolidated financial statements, effective March 31, 1999, all of the outstanding capital stock of the Predecessor Company was acquired in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


March 16, 2001

/s/ KPMG LLP

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                        December 31,       December 31,
           ASSETS                                                           2000               2001
                                                                      --------------     --------------
Current assets:
  Cash                                                                 $  1,065,339      $    213,219
  Accounts receivable                                                       234,370         1,751,276
  Prepaid expenses and other current assets                                 121,061           113,644
                                                                      --------------     --------------
          Total current assets                                            1,420,770         2,078,139

Property and equipment, net                                               2,365,806           548,469

Names and reputations, net                                               29,451,385        24,364,472

Non compete agreements, net                                                 474,051            48,333

Deferred financing costs                                                  1,208,081         1,539,132

Deferred charges and other assets                                         2,572,340         4,343,159
                                                                      --------------     --------------
                                                                       $ 37,492,433      $ 32,921,704
                                                                      ==============     ==============
           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                    $  5,748,946      $  2,890,215
  Accounts payable                                                        1,399,538         1,700,487
  Accrued and other current liabilities                                   1,132,671         1,478,188
                                                                      --------------     --------------
          Total current liabilities                                       8,281,155         6,068,890
                                                                      --------------     --------------
Long-term debt                                                              100,878         2,291,575
                                                                      --------------     --------------
Convertible debentures                                                    5,937,303         5,000,000
                                                                      --------------     --------------
Other long-term liabilities                                                 467,087           848,861
                                                                      --------------     --------------
Deferred pre-need revenues                                                6,598,247        11,688,952
                                                                      --------------     --------------
Shareholders' equity:
  Common stock, $.001 par value,
    75,000,000 shares authorized, 1,915,343
    and 2,152,952 shares issued and outstanding
    at December 31, 2000 and 2001, respectively                               1,915             2,153
  Additional paid-in capital                                             26,834,648        27,901,241
  Accumulated deficit                                                   (10,728,800)      (20,879,968)
                                                                      --------------     --------------
          Total shareholders' equity                                     16,107,763         7,023,426
                                                                      --------------     --------------
                                                                       $ 37,492,433      $ 32,921,704
                                                                      ==============     ==============


    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                Predecessor    |
                                                  Company      |                        Successor Company
                                             ----------------  |  -------------------------------------------------------
                                               Three months    |
                                                   ended       |       Nine months
                                                March 31,      |          ended                Years ended December 31,
                                                   1999        |    December 31, 1999           2000              2001
                                              ---------------  |    ------------------    ----------------  ---------------
Revenues:                                                      |
  Services and merchandise                     $   2,128,857   |      $   4,595,014        $    6,187,708    $  11,775,109
  Non-recurring trust liquidation                    525,467   |                  -                     -                -
  Management and finance fees                        307,196   |          1,093,156             1,500,996        1,255,187
                                               --------------- |      ---------------      ----------------  ---------------
          Total revenues                           2,961,520   |          5,688,170             7,688,704       13,030,296
                                               --------------- |      ---------------      ----------------  ---------------
Costs and expenses                                 1,198,469   |          2,252,169             4,451,463        6,263,073
                                               --------------- |      ---------------      ----------------  ---------------
          Gross profit                             1,763,051   |          3,436,001             3,237,241        6,767,223
                                                               |
General and administrative expenses                  748,385   |          2,986,392             5,802,283        7,797,567
                                                               |
Compensation to principal shareholder                430,090   |                  -                     -                -
                                                               |
Amortization and depreciation expense                      -   |          1,069,898             1,886,203        2,081,585
                                                               |
Professional fees                                    535,878   |            339,836             1,244,836        1,765,289
                                                               |
Loss on disposal of assets, net                            -   |                  -                     -        2,759,380
                                               --------------- |      ---------------      ----------------  ---------------
          Total general and administrative                     |
            expenses                               1,714,353   |          4,396,136             8,933,322       14,403,821
                                               --------------- |      ---------------      ----------------  ---------------
Loss from operations                                  48,698   |           (960,135)           (5,696,081)      (7,636,598)
                                                               |
Interest expense                                           -   |          1,183,627             2,485,030        2,514,570
                                               --------------- |      ---------------      ----------------  ---------------
Loss before income taxes                              48,698   |         (2,143,762)           (8,181,111)     (10,151,168)
                                                               |
Income tax (benefit) expense                               -   |           (254,128)              254,128                -
                                               --------------- |      ---------------      ----------------  ---------------
Loss before  cumulative effect of                              |
  change in accounting principle                      48,698   |         (1,889,634)           (8,435,239)     (10,151,168)
                                                               |
Cumulative effect of change in                                 |
  accounting  principle                                    -   |                  -              (403,927)               -
                                               --------------- |      ---------------      ----------------  ---------------
Net loss                                       $      48,698   |      $  (1,889,634)       $   (8,839,166)   $ (10,151,168)
                                               =============== |      ===============      ================  ===============



    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                                                Predecessor    |
                                                  Company      |                        Successor Company
                                             ----------------  |  -------------------------------------------------------
                                               Three months    |
                                                   ended       |       Nine months
                                                March 31,      |          ended                Years ended December 31,
                                                   1999        |    December 31, 1999           2000              2001
                                              ---------------  |     ------------------    ----------------  ---------------
                                                               |
Loss per share - basic and diluted                             |
  Loss before cumulative effect of                             |
  change in accounting principle               $          -    |      $       (1.23)        $       (4.75)    $     (5.09)
                                               =============== |      ===============      ================  ==============
                                                               |
  Cumulative effect on prior years of                          |
  changing to a different revenue                              |
  recognition method                           $          -    |      $           -         $       (0.23)    $         -
                                               =============== |      ===============      ================  ===============
                                                               |
Loss per share - basic and diluted             $          -    |      $       (1.23)        $       (4.98)    $     (5.09)
                                               =============== |      ===============      ================  ==============

Weighted average number of shares-                             |
  basic and diluted                                       -    |          1,530,643             1,776,119       1,994,991
                                               =============== |      ===============      ================  ===============





    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                         Additional                             Total
                                                Common stock              paid-in         Accumulated      shareholders'
                                             Shares        Amount          capital           deficit           equity
                                          -----------    -----------    -------------    -------------     -------------
Successor Company:
Balance at March 31, 1999                    375,000     $     375       $   200,625      $        -        $   201,000

Exercise of warrants                       1,000,000         1,000           799,000               -            800,000

Issuance of common stock for
  acquisition of Predecessor                 125,000           125         4,999,875               -          5,000,000
                                          -----------    -----------    -------------    -------------     -------------

Balance after effects of
  acquisition of Predecessor               1,500,000         1,500         5,999,500               -          6,001,000
                                          -----------    -----------    -------------    -------------     -------------

Net loss                                           -             -                 -      (1,889,634)        (1,889,634)

Issuance of common stock, net
  of $473,690 of offering costs              143,750           144         6,426,166               -          6,426,310

Issuance of common stock
  for acquisitions                             5,682             5           249,993               -            249,998

Discount on convertible debentures                 -             -           562,000               -            562,000

Detachable warrants issued with
  convertible debentures                           -             -           670,409               -            670,409

Shares issued in connection with
  long-term debt                                   -             -           364,840               -            364,840
                                          -----------    -----------    -------------    -------------     -------------

Balance at December 31, 1999               1,649,432         1,649        14,272,908      (1,889,634)        12,384,923
                                          -----------    -----------    -------------    -------------     -------------

Net loss                                           -             -                 -      (8,839,166)        (8,839,166)

Issuance of common stock, net of
  $82,500 of offering costs                  164,584           165         7,007,330               -          7,007,495

Issuance of common stock for
  acquisitions                                93,327            93         4,988,326               -          4,988,419

Discount on convertible debentures                 -             -           115,000               -            115,000

Compensation related to stock
  options                                          -             -            51,081               -             51,081

Shares issued in connection with
  long-term debt                               8,000             8           400,003               -            400,011
                                          -----------    -----------    -------------    -------------     -------------

Balance at December 31, 2000                1,915,343        1,915        26,834,648     (10,728,800)        16,107,763
                                          -----------    -----------    -------------    -------------     -------------

                                                         (Continued)

    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                                                                         Additional                             Total
                                                Common stock              paid-in         Accumulated      shareholders'
                                             Shares        Amount          capital           deficit           equity
                                          -----------    -----------    -------------    -------------     -------------
Net loss                                            -            -                 -       (10,151,168)     (10,151,168)

Discount on convertible debentures                  -            -            60,090                 -           60,090

Compensation related to stock
  options                                           -            -           530,532                 -          530,532

Shares issued in connection with
  long and short-term debt                     96,447           97           476,112                 -          476,209

Issuance of common stock
  related acquisition activities              141,162          141              (141)                -                -
                                       --------------   -----------     ---------------   ---------------  --------------

Balance at December 31, 2001                2,152,952    $   2,153       $27,901,241      $(20,879,968)     $ 7,023,426
                                       ==============   ===========     ===============   ===============  ==============






    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                Predecessor   |
                                                  Company     |                         Successor Company
                                              --------------- |   -------------------------------------------------------
                                               Three months   |
                                                   ended      |        Nine months
                                                March 31,     |           ended                Years ended December 31,
                                                   1999       |     December 31, 1999           2000              2001
                                              --------------- |     ------------------    ----------------  ---------------
Net loss                                       $      48,698  |       $  (1,889,634)       $  (8,839,166)    $ (10,151,168)
                                                              |
Adjustments to reconcile net loss to net                      |
  net cash provided by (used in) operating                    |
  activities:                                                 |
    Depreciation and amortization                      9,611  |           1,069,898            1,886,203         2,081,585
    Accretion of discount on notes payable                 -  |             932,253              697,783            67,605
  Non-cash interest & amortization of                         |
    deferred finance costs                                 -  |                   -            1,126,306         1,315,279
  Stock issued for professional services                   -  |                   -                    -            31,658
  Stock compensation                                       -  |                   -               51,081           530,532
  Loss on disposal of assets                               -  |                   -                    -         2,759,380
  Deferred tax benefit                                     -  |            (254,128)             254,128                 -
                                                              |
Change in operating assets and liabilities:                   |
  Accounts receivable                                145,811  |            (178,310)             (56,060)       (1,516,906)
  Prepaid expenses and other current assets            4,924  |             (32,642)             (12,710)            7,417
  Deferred charges and other assets                  (65,659) |            (660,101)          (2,481,375)         (320,915)
  Accounts payable                                   306,892  |              10,108              901,531           300,949
  Accrued and other liabilities                      (38,843) |             232,652              823,561          (931,133)
  Deferred pre-need revenues                         149,082  |           1,682,014            4,916,233         5,090,705
                                              --------------- |       ---------------      ----------------  ---------------
          Net cash provided by (used for)                     |
            operating activities:                    560,516  |             912,110             (732,485)         (735,012)
                                              --------------- |      ---------------      ----------------  ---------------
Cash flows used for investing activities:                     |
  Purchases of property and equipment                 (7,934) |            (156,872)            (216,803)           (4,404)
  Acquisitions, net of cash acquired                       -  |          (1,814,455)            (703,620)                -
                                              --------------- |      ---------------      ----------------  ---------------
          Net cash used for investing                         |
            activities                                (7,934) |          (1,971,327)            (920,423)           (4,404)
                                                              |
Cash flows provided by (used for) financing                   |
 activities:                                                  |
  Payments on notes payable                                -  |          (4,548,005)         (11,864,781)       (2,412,704)
  Proceeds from issuance of debt, net                      -  |           5,005,439              750,000         2,300,000
  Net proceeds of common stock issued                      -  |           6,426,310            7,007,495                 -
  Proceeds from exercise of warrants                       -  |             800,000                    -                 -
  Distribution to owners                             (64,000) |                   -                    -                 -
                                              --------------- |      ---------------      ----------------  ---------------
          Net cash provided by (used in)                      |
           financing activities                      (64,000) |           7,683,744           (4,107,286)         (112,704)
                                              --------------- |      ---------------      ----------------  ---------------
Net increase (decrease) in cash                      488,582  |           6,624,527           (5,760,194)         (852,120)
Cash, beginning of period                            612,370  |             201,006            6,825,533         1,065,339
                                              --------------- |       ---------------      ----------------  ---------------
Cash, end of period                            $   1,100,952  |       $   6,825,533        $   1,065,339     $     213,219
                                              =============== |       ===============      ================  ===============


    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                                                Predecessor   |
                                                  Company     |                         Successor Company
                                             ---------------- |   -------------------------------------------------------
                                               Three months   |
                                                   ended      |        Nine months
                                                March 31,     |           ended                Years ended December 31,
                                                   1999       |     December 31, 1999           2000              2001
                                              --------------- |     ------------------    ----------------  ---------------
Supplemental disclosure of cash flow                          |
 information -                                                |
  cash paid during the period for interest     $           -  |      $       186,921       $      659,000    $   1,132,000
                                              =============== |     ==================    ================  ===============
                                                              |
Supplemental disclosure of noncash                            |
 investing and financing activities:                          |
  Detachable warrants issued with convertible                 |
    debentures                                 $           -  |      $       670,409       $            -   $           -
                                              =============== |     ==================    ================  ===============
  Debt assumed by third party resulting from                  |
    asset sale                                 $           -  |      $             -       $            -   $   1,500,000
                                              =============== |     ==================    ================  ===============
  Debt forgiveness related to asset sale       $           -  |      $             -       $            -   $   1,000,000
                                              =============== |     ==================    ================  ===============
  Discount on note payable                     $           -  |      $       926,840       $      115,000   $      60,090
                                              =============== |     ==================    ================  ===============
  Common stock issued for acquisitions         $           -  |      $     5,249,998       $    4,988,419   $           -
                                              =============== |     ==================    ================  ===============
  Notes issued for acquisition                 $           -  |      $    19,968,529       $    1,000,000   $           -
                                              =============== |     ==================    ================  ===============






    See accompanying independent auditors' report and notes to consolidated financial statements.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  The Business, Basis of Presentation and Liquidity:

     The Neptune Society, Inc., a Florida Corporation, is the holding company for Neptune America, Inc., a California Corporation. Neptune Management Corporation and Heritage Alternatives, Inc. are wholly owned subsidiaries of Neptune America, Inc. and engage in marketing and administering pre-need and at-need cremation services in California, Colorado, Florida, New York and Washington. The Neptune Society, Inc. operates crematories in Los Angeles, California, Spokane, Washington, Portland, Oregon and Ankeny, Iowa.

     On March 31, 1999, Lari Corp. paid $1,000,000 cash, $310,000 in transaction costs, 125,000 shares of common stock valued at $5,000,000 and $21,000,000 of promissory notes valued at $19,968,529, (for total consideration of $26,278,529, see Note 7 for allocation of the purchase price), to acquire all of the outstanding shares and cause to be acquired the partnership interests of the following entities (collectively referred to as the Predecessor Company):

     Neptune Management Corp.

                 Neptune Pre-Need Plan, Inc.
                 Heritage Alternatives, Inc.
                 Heritage Alternatives, L.P.
                 Neptune Funeral Services, Inc.

     Neptune Funeral Services of Westchester, Inc.

                 Neptune-Los Angeles, Ltd.
                 Neptune-Santa Barbara, Ltd.
                 Neptune-Ft. Lauderdale, Ltd.
                 Neptune-St. Petersburg, Ltd.
                 Neptune-Miami, Ltd.
                 Neptune-Westchester, Ltd.
                 Neptune-Nassau, Ltd.

     The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net assets and liabilities acquired, $26,809,237 was recorded as names and reputations. In addition, the Company entered into a three-year $1,000,000 consulting agreement with the former controlling owner of the Predecessor. The financial statements of Lari Corp. prior to April 1, 1999 have not been included as they are not material to the Predecessor Company financial statements. In January 1999, Lari Corp. issued 250,000 shares of common stock and 1,000,000 warrants to purchase common stock for $200,000. The warrants were fully exercised in April 1999 for $800,000 and, with the proceeds from the sale of the 250,000 shares for $200,000, used to fund the acquisition. On April 26, 1999, Lari Corp. changed its name to The Neptune Society, Inc. (the Successor Company). Collectively, the Predecessor Company and Successor Company are herein referred to as the Company.

     Since purchase accounting was reflected on the opening balance sheet of the Successor Company on April 1, 1999, the financial statements of the Successor Company are not comparable to the financial statements of the Predecessor Company. Accordingly, a vertical line is shown to separate Successor Company financial statements from those of the Predecessor Company for periods ended prior to April 1, 1999.


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(1)  The Business, Basis of Presentation and Liquidity, Continued:

     Liquidity:

          As of December 31, 2001, the Company has a working capital deficit of $4.0 million and has experienced operating losses over the past three years. The Company has obtained additional financing (see Note 5 and Note 11) and is currently exploring other financing alternatives to further address such working capital deficiency. During the first and second quarters of 2002 the company has raised additional debt and equity financing of approximately $1,700,000 (see Note 11), has generated positive cash flows from operating activities and has sufficient liquidity to continue operations for a reasonable period of time. Accordingly, in management's opinion, the going concern basis of accounting is appropriate for the accompanying financial statements.

(2)  Summary of Significant Accounting Policies:

     Principles of Consolidation:

          The consolidated financial statements as of and for the nine months ended December 31, 1999 and the years ended December 31, 2000 and 2001 present the consolidated accounts of The Neptune Society, Inc. and subsidiaries. The operating results of Neptune Society, Inc. for the nine months ended December 31, 1999 equal those for the twelve months ended December 31, 1999. All significant intercompany balances and transactions have been eliminated in consolidation.

          The combined financial statements for the three months ended March 31, 1999 present the combined financial position and results of operations of the acquired Predecessor Companies. The Predecessor Companies have been presented on a combined basis as they were either owned or controlled by a certain individual, related trusts, or members of his family and the operations of each entity were interrelated.

          All significant intercompany balances and transactions have been eliminated in consolidation or combination.

     Revenue Recognition:

          At-need cremation services--The Company recognizes revenue on at-need cremation services and merchandise sales at the time the services are provided and the merchandise is delivered.

          Pre-need cremation arrangements--The Company sells pre-need cremation services and merchandise under contracts that provide for delivery of the services at the time of need. Revenues related to pre-need cremation services are recorded as revenue in the period the services are performed.




See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(2)  Summary of Significant Accounting Policies, Continued:

     Revenue Recognition, Continued:

          Prior to 2000, revenue related to merchandise sold with a pre-need cremation service arrangement was recognized upon meeting certain state regulatory criteria, which, in California, Colorado, Iowa, Washington and Oregon may be prior to the performance of cremation services. The Company considered such criteria met when the Company was permitted to receive one hundred percent of the unrestricted funds associated with the merchandise sale, the merchandise was in a condition for its intended use and the Company did not retain any specific performance obligations essential to the functionality of the merchandise, the customer accepted the merchandise as evidenced by a written transfer of title to the customer and certificate of ownership, and, if the customer so requested, the Company stored the merchandise in an insured location on the customer's behalf until customer pick-up or the time of need, but no later than the customer's death. Customers that purchase pre-need cremation arrangements do not have cancellation rights with respect to the purchase of merchandise.

          In response to SAB No. 101, the Company changed its revenue recognition accounting policy with respect to merchandise sold in a pre-need arrangement to include certain conditions beyond current state regulations. As of January 1, 2000, the Company added the following criteria related to its revenue recognition policy for the sale of merchandise: (i) a definitive delivery date, (ii) stored merchandise is required to be segregated and specifically identified by customer, (iii) a customer's merchandise is labeled or marked for such customer and may not be used to fill another customer's order, and exchange for a different piece of merchandise in the future is remote. In addition, the merchandise must not be subject to claims of the Company's creditors, the risks and rewards of merchandise ownership must have transferred to the customer, and the Company's custodial risks are insurable and insured. The Company shall defer pre-need merchandise sales until such time as the merchandise has been physically delivered or upon satisfaction of the additional criteria noted. The Company recognizes revenue on the sale of future pre-need merchandise sales upon the physical delivery of the merchandise or upon the satisfaction of the Company's current revenue recognition policy criteria outlined above.

          Florida and New York do not allow the Company to deliver cremation merchandise prior to the provision of cremation services, and as such, revenue related to merchandise sold with a pre-need cremation arrangement in these states is not recognized until the merchandise is delivered, which is generally concurrent with the period services are performed.

          The Company is allowed under state regulations in Colorado, Iowa, Washington, Oregon and Florida to retain certain cash receipts received related to services to be performed in the future. These cash receipts are recorded as deferred revenue and recognized when services are provided.

          During the year ended December 31, 2001, the Company recognized previously deferred pre-need merchandise revenues and costs of approximately $34,000 and $14,000, respectively, related to the fiscal year 2000 cumulative effect of change in accounting principle adjustment.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(2)  Summary of Significant Accounting Policies, Continued:

     Revenue Recognition, Continued:

          Pre-need installment sales--The Company also sells pre-need cremation arrangements under installment plans. Under such plans, the customer makes an initial down-payment and pays the balance in monthly installments plus interest. To the extent that cash received is not trusted, the Company accounts for this cash as deferred revenue until the transaction qualifies for revenue recognition under the Company's accounting policies. Prior to January 1, 2001, due to the uncertainty of collections of these accounts, the Company recorded these transactions in accordance with the Company's revenue recognition accounting policies as cash was received.

          Worldwide travel sales--The Company sells a worldwide travel assurance plan (the "plan") which guarantees the provision of cremation services anywhere in the world to the extent the plan holder is more than 75 miles away from their legal residence at the time of death. The plan is underwritten by a third party carrier who receives a premium payment, and is obligated to perform services if the above criteria is met. The Company recognizes revenue related to these plans at the time of sale. The Company also sells worldwide travel plans under installment plans. Under such plans, the customer makes an initial down-payment and pays the balance in monthly installments plus interest.

          Commission income--Under pre-need cremation services and merchandise arrangements funded through insurance purchased by customers from third party insurance companies, the Company earns a commission on the sale of the policies. Commission income, net of related expenses, are recognized at the point at which the commission is no longer subject to refund, generally 3 to 5 days after the contract is sold. Policy proceeds are paid to the Company as cremation services and merchandise are delivered.

          Direct and indirect costs--The Company expenses direct and indirect costs in the period incurred, with the exception of expenses specifically identifiable to individual pre-need cremation arrangements, such as commissions. Such expenses are recognized when the related pre-need merchandise and/or service revenues, respectively, are recognized.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(2)  Summary of Significant Accounting Policies, Continued:

     Trust Funds:

          Depending upon the jurisdiction in which a pre-need arrangement is sold, the Company is required to place in trust or escrow certain, if not all, of the proceeds received from the sale of a pre-need arrangement. The trustors of such trusts are the purchasers of the pre-need arrangements. Funds deposited in trust are not segregated between amounts received for cremation services and funds received for merchandise. The Company does not have access to or control of the trust fund or escrow corpus and, therefore, such amounts are not reflected in the accompanying consolidated financial statements. Earnings on the trust funds and escrow deposits generally accumulate in the trust fund or escrow deposit until the cremation service is performed and the funds are released to the Company. The earnings on the trust funds are provided to the Company to offset inflation in costs to provide the cremation services. Accordingly, the Company recognizes such earnings as additional revenue at the time the cremation service is performed and the funds are released to the Company. However, California and Florida allow the Company to withdraw non-refundable fees from the trust on an annual basis in consideration for administering the funds activities. California allows a maximum fee of four percent of beginning year trust fund equity, subject to the trust fund's annual performance. A certain Florida trust fund allows the Company to withdraw the annual earnings of the fund as a fee, subject to meeting certain funding requirements. Such fees are recognized currently as management fees in the accompanying consolidated statements of operations.

          The Company records deferred revenue to the extent it is not required to place in trust or escrow funds received with respect to pre-need cremation services and merchandise upon which the Company's revenue recognition criteria have not been met. Where revenue is deferred, the related commission costs are deferred until the pre-need contracts are fulfilled (see Note 2 - Deferred Obtaining Costs). Indirect costs of marketing pre-need cremation services are expensed in the period incurred.

          The fair value of the pre-need funeral trust assets summarized below were $36,680,000 and $36,328,000 at December 31, 2000 and 2001,
          respectively, which, in the opinion of management, exceeds the future obligations under such arrangements.

                                                                2000                2001
                                                          --------------    --------------
          Cash and cash equivalents                       $   2,035,000      $   2,235,000
          Fixed income investment contracts                   7,319,000          3,140,000
          Mutual funds and stocks                             4,715,000          2,072,000
          U.S. Government Investments                        20,831,000         28,881,000
          Life insurance                                      1,780,000                  -
                                                          --------------    --------------
                    Total                                 $  36,680,000     $   36,328,000
                                                          ==============    ==============

          Under pre-need cremation services and merchandise arrangements funded through insurance purchased by customers from third party insurance companies, the Company earns a commission on the sale of the policies. Commission income, net of related expenses, are recognized at the point at which the commission is no longer subject to refund, generally 3 to 5 days after the contract is sold. Policy proceeds are paid to the Company as cremation services and merchandise are delivered.


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(2)  Summary of Significant Accounting Policies, Continued:

     Cash and Cash Equivalents:

          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Property and Equipment:

          Property and equipment are stated at cost. The costs of ordinary maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized. Depreciation of property and equipment is computed based on the straight-line method over the following estimated useful lives of the assets:

          Leasehold improvements                  Useful life or remaining lease
                                                  term, whichever is shorter
          Furniture and fixtures                  5 to 7 years
          Equipment                               5 years
          Nautical equipment                      5 years
          Automobiles                             5 years

     Names and Reputations

          Names and Reputations consists of the excess of the purchase price paid over the fair value of identifiable net assets acquired in transactions accounted for as purchases. "Names and Reputations" is a term used in the death care industry and is similar to goodwill. Such amounts are amortized over 20 years using the straight-line method. Many of the acquired cremation service entities have provided high quality service to customers for generations. The resulting loyalty often represents a substantial portion of the value of a cremation business. The Company continually monitors the recoverability of this intangible asset based on the projections of future undiscounted cash flows of the acquired businesses. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible asset to its fair value. At December 31, 2001, no impairment was deemed to have occurred. Accumulated amortization at December 31, 2000 and 2001 was $2,551,000 and $1,713,000,
          respectively.

     Non-Compete Agreements:

          The Company amortizes its non-compete agreements over the expected period of benefit, not to exceed the contractual term of the agreements, generally 3 years. The Company monitors the recoverability of its non-compete agreements based on the projections of future undiscounted cash flows of the geographic area to which the non-compete agreement relates. If an impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible asset to its fair value.

          At December 31, 2001, no impairment was deemed to have occurred. Accumulated amortization at December 31, 2000 and 2001 was $159,000 and $97,000, respectively.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(2)  Summary of Significant Accounting Policies, Continued:

     Advertising:

          Costs of advertising are expensed as incurred. Advertising expense was approximately $59,000, $185,000, $373,000 and $423,000 for the three months ended March 31, 1999, the nine months ended December 31, 1999 and the years ended December 31, 2000 and 2001, respectively.

     Income Taxes:

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce deferred tax assets to their estimated net realizable value.

          As a result of the Company's continuing losses, during the years ended December 31, 2000 and 2001, respectively, the Company recorded a valuation allowance against all of its deferred tax assets.

     Stock Option Plan:

          The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and continues to apply Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation plans.

     Deferred Obtaining Costs:

          Deferred obtaining costs consist of sales commissions applicable to pre-need cremation service and merchandise sales. These costs are deferred and expensed in the period of performance of the services and delivery of merchandise covered by pre-need arrangements.

     Deferred Financing Costs:

          Under certain debt agreements, the Company is obligated to pay a portion of the lender's expenses and loan origination costs. These costs are deferred and expensed as interest expense over the life of the associated debt.


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(2)  Summary of Significant Accounting Policies, Continued:

     Computation of Earnings (Loss) Per Common Share:

          For the nine  months  ended  December  31,  1999 and the  years  ended
          December 31, 2000 and 2001, basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. For the nine months ended December 31, 1999 and the years ended December 31, 2000 and 2001, options to purchase 106,688, 158,438 and 215,250, respectively, shares of common stock at prices ranging from $3.64 to $57.00 per share were not included in the computation of diluted loss per share because the effect would be anti-dilutive.

          Additionally, 84,375, 84,375 and 88,750, respectively, warrants to purchase common stock ranging from $12.00 to $50.00 per share were not included in the computation of diluted loss per share at the nine months ended December 31, 1999, and the years ended December 31, 2000 and December 31, 2001 because the effect would be anti-dilutive.

     Fair Value of Financial Instruments:

          The carrying amounts of cash and cash equivalents and current receivables and payables approximate fair value due to the short-term nature of these instruments. The fair value of the Company's long-term fixed rate debt is estimated using future cash flows discounted at rates for similar types of borrowing arrangements and approximates its carrying value.

     Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Comprehensive Income (Loss):

          Except  for  net  income   (loss)  the  Company   does  not  have  any
          transactions   or  other   economic   events  that  enter  into  other
          comprehensive income (loss) during the periods presented.

(3)  Change in Accounting Principle:

     In response to the Securities and Exchange Commission's issuance of Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101), effective January 1, 2000, the Company changed its accounting policies applicable to pre-need merchandise sales. The implementation of SAB No. 101 had no effect on the consolidated cash flows of the Company.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(3)  Change in Accounting Principle, Continued:

     In response to SAB No. 101, the Company changed its revenue recognition accounting policy with respect to merchandise sold in a pre-need arrangement to include conditions beyond current state regulations. As of January 1, 2000, the Company has included a definitive delivery date, the requirement that stored merchandise be segregated and specifically identified by customer, not subject to being used to fill other orders, and exchange for a different piece of merchandise at a later date is remote. In addition, the merchandise must not be subject to claims of the Company's creditors, the risks and rewards of merchandise ownership must have transferred to the customer, and the Company's custodial risks are insurable and insured. Since the additional criteria had not been met for pre-need merchandise sales for the nine months ended December 31, 1999 a cumulative effect adjustment of $404,000 or $0.23 per diluted share, was recorded at January 1, 2000 representing the cumulative effect of deferring revenues of $488,000 on those sales for which additional revenue recognition criteria had not been met. The Company deferred revenues of $4,326,000 and $5,097,000, respectively, for the years ended December 31, 2000 and 2001 until such time as the additional criteria noted above has been satisfied. Future pre-need merchandise sales will be recognized upon satisfaction of the Company's current revenue recognition policy.

     The effect of this change on income before the cumulative effect of the accounting change, for the years ended December 31, 2000 and 2001 was to increase net loss $3,613,000 and $3,326,000, respectively, or $2.03 and $1.67 per diluted share. If the new accounting principle had been in effect for the nine months ended December 31, 1999 and three months ended March 31, 1999, net loss would have been $2,294,000 and $280,000, respectively. The diluted loss per share for the nine-month period ended December 31, 1999 would have been $1.50.


(4)  Property and Equipment:

     Property and equipment is summarized as follows:

                                                                  2000                2001
                                                             --------------      ------------
       Land                                                  $   1,000,000       $         -
       Building                                                    404,000                 -
       Furniture and fixtures                                      195,828           143,606
       Nautical equipment                                          110,000           110,000
       Automobiles                                                 117,308            97,611
       Equipment                                                   461,963           416,971
       Leasehold improvements                                      322,935           191,882
                                                             --------------      ------------
       Total property and equipment                              2,612,034           960,070
       Less accumulated depreciation and amortization              246,228           411,601
                                                             --------------      ------------
                 Property and equipment, net                 $   2,365,806       $   548,469
                                                             ==============      ============


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(5)  Long Term Debt:

     Long-term debt at December 31, 2000 and 2001, respectively, is as follows:

                                                                                         2000                2001
                                                                                    --------------      ------------
           13% Convertible debentures, non-amortizing, interest accruing at 13% per year payable monthly at 6.5% per year, due
             February 24, 2005. See (b) below.                                      $   5,000,000       $  5,000,000

           Note payable, non-amortizing, interest accruing at 9% per year on $5,635,905 payable in monthly installments of $37,006.
             Non-interest bearing on $9,238,313. Balance due in three
             payments of $4,874,216, $5,275,562, and $4,724,440, on
             January 3, 2000 and July 31, 2000 and 2001, respectively. In
             July 2000, this note was amended to extend the due date of
             $4,724,440 to July 31, 2001. Secured by a first trust deed
             on all assets of the Company. See (a) & (e) below.                         4,724,440          2,391,940

           Note payable to a private investor, non-interest bearing, non-
             amortizing, due on September 30, 2001. 3,000 shares of the
             Company's common shares were issued in connection with the transaction. The value of these shares is being amortized
             over the life of the note.  See (c) below.                                 1,000,000          1,000,000

           Note payable, non-amortizing, interest accruing at 19.98% payable
             monthly due December 2002.  See (k) below.                                         -            800,000

           Note payable, non-amortizing, non-interest bearing due July
             2003. See (l) below.                                                               -            350,000

           8% Convertible debentures, non-amortizing, interest accruing at
             8% per year payable monthly, due July 17, 2003. The balance is net of unaccreted discount of $0, arising from the beneficial
             conversion feature of the debentures.  See (d) & (m) below.                  937,503                  -

           13% Convertible debentures, non-amortizing, interest accruing at
             12% per year payable monthly, due July 31, 2003.  See (g) &
             (m) below.                                                                         -             75,000

           Notes payable, non-interest bearing payable in monthly
             installments of $15,000, due November 2003 and February
             2004. The balance is net of unaccreted discount of $60,090.
             See (i) below.                                                                     -            369,872

           Note payable, interest accruing at 10% payable in monthly
             installments of $14,000, due July 2003.  See (j) below.                            -             94,102


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(5)  Long Term Debt, Continued:

                                                                                         2000                2001
                                                                                    --------------      ------------
           Notes payable, interest accruing at 9% payable in monthly
             installments of $1,244 and $980, respectively, both notes
             due May 31, 2002.                                                             35,184             10,876

           Line of credit, interest accruing at 9%, interest only payable
             monthly, maximum limit $100,000, principal due April 1, 2002.                 90,000             90,000
                                                                                    --------------      ------------
                                                                                       11,787,127         10,181,790
           Less current installments                                                    5,748,946          2,890,215
                                                                                    --------------      ------------
                                                                                     $  6,038,181       $  7,291,575
                                                                                    ==============      ============


     (a) On August 1, 1999, a $19,000,000 note issued in connection with the acquisition of the Predecessor was amended as follows: i) $9,625,088 of the note became interest free in exchange for $76,000 cash, 34,375 warrants to acquire common shares at $48 per share and revised payment due dates of $386,776 on August 11, 1999, $4,172,476 on January 3,
          2000 and $5,065,836 on July 31, 2000, and ii) $9,374,912  retained its
          9% interest rate and became due as follows: $3,739,008 on August 11, 1999, $701,740 on January 3, 2000 and $4,934,164 on July 31, 2000. The
          costs associated with the amendment and the fair value of the warrants issued have been deferred and recognized as an adjustment to the notes' interest rate on a prospective basis from August 1, 1999. The fair value of the warrants issued was estimated to be $401,324 based on the Black-Scholes option pricing model using the following assumptions: dividends yield of zero; expected volatility 20%; risk free interest rate 4.61%; and expected life of 4 years.

     (b) On December 30, 1999, the Company issued $5,000,000 of 13% convertible debentures due February 24, 2005. The debentures were issued with detachable warrants to acquire 25,000 common shares at $41.68 per share and 25,000 common shares at $50.00 per share. The fair value of the warrants, $670,409, was recorded as a deferred financing cost and a credit to additional paid-in-capital. The following assumptions were used in the Black Scholes pricing model: expected volatility of 20%, risk free interest rate of 5.11%, and the expected life of the warrants of 4 years. The amortization of such deferred financing cost results in an effective interest rate of 15.8%. In addition, the debentures are convertible to common stock at an initial conversion ratio of 40:1 (adjustable based on certain anti-dilution rights), or a total of 125,000 common shares. The intrinsic value of the beneficial conversion feature, $562,000, has been recorded as a credit to additional paid-in-capital and a discount to the related debt. The fair value of the Company's common stock is based on its quoted market price. Such discount was recognized as interest expense over the period up to the initial conversion date, September 30, 2000. Under the terms of the debenture purchase agreement, the Company has granted demand and piggy-back registration rights, at the Company's expense, for the resale of any shares received upon conversion or exercise of the debentures or warrants. The Company is also obligated to adjust the number of shares issuable under the convertible debentures and warrants if it issues additional shares of common stock under the following scenarios: (i) the Company issues shares for less than $40.00 in cash, in which case the debenture shall be convertible at the lower price or (ii) the Company issues shares without consideration in a transaction that results in the issuance of shares for consideration of less than $40.00 per share, in which case the debenture shall be convertible at a price adjusted to give effect to the lower value of the share issuance.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(5)  Long Term Debt, Continued:

          In December 2001, in exchange for the amendment of certain terms in the debenture agreements, the Company agreed to (i) issue 168,750 shares of the Company's common stock to the above convertible debenture holder, (ii) reduce the conversion price to $3.00 per share,
          (iii) accelerate payment of certain deferred interest payments, (iv) reduce the warrant exercise price to $12.00, (v) effect a 4:1 reverse stock split on or before June 30, 2002, and (vi) restrict the amount of equity securities issued by the Company. The debenture holder agreed to (i) eliminate the "full ratchet" anti-dilution provision and
          (ii) amend the certain debt coverage ratios. The debenture holder retained certain anti-dilution rights that would allow it to maintain its proportion ownership percentage.

     (c) On March 31, 2000, the Company obtained an additional $750,000 loan from Private Investment Company, Ltd., bringing the total of the promissory note to $1,000,000. The note is an interest-free, non-amortizing, promissory note to be repaid no later than September 30, 2001. Financing costs of 3,000 common shares valued at $50.00 per share were paid in connection with this loan and are being amortized to interest expense over the life of the loan.

     (d) On July 17, 2000, the Company issued a three-year $1,000,000 convertible debenture in connection with the purchase of the Portland acquisition at an interest rate of 8%, payable in monthly installments. The debenture is convertible into 20,833 shares of the Company's common stock upon election of the holder at any time between the first anniversary of the closing date and the due date. The intrinsic value of the beneficial conversion feature, $115,000 was recorded as a credit to additional paid-in-capital and a discount to the carrying value of the debentures. The discount is being accreted to the redemption price of the debentures and results in an effective interest rate of 11.8%. Upon the Company's notification of the intention to redeem the debenture, the holder has the right to convert the debenture, or accept the cash payment and receive a warrant to purchase shares of the Company's common stock calculated by dividing the then principal amount by $48.00 at the time of the redemption. The warrant shall be exercisable until July 2003. The Company granted the purchaser piggyback registration rights pursuant to which the Company agreed to register the purchasers' common stock in the event the Company filed a registration statement, at the Company's expense, to register any of the Company's securities for the Company's own account or for the account of other security holders.

     (e) On July 31, 2000, the Company restructured its note due to the Weintraub Trust. The Company i) repaid $1,297,778 ($1,024,000 carrying value) outstanding under its $2,000,000 acquisition note, ii) repaid $341,396 under the $19,000,000 acquisition note resulting in a remaining balance of $4,724,440 outstanding and extended the due date on such amount to July 31, 2001. In consideration for the extension of the due date, the Company guaranteed the difference between $47,250 and the aggregate cash to be received on the sale of 844 shares of the Company's common stock held by the Weintraub Trust monthly over the extension term (a total of 10,125 shares). As a result of the guarantee, the Company has paid and expensed $254,000 and $16,676, respectively, through December 31, 2001 and 2000. The Company has recorded a liability and deferred financing costs for the fair value of such guarantee and adjustments to such liability are recorded through interest expense.


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(5)  Long Term Debt, Continued:

     (f) In August 2001, the Company paid $2 million of its $4.7 million note payable and restructured the remaining $2.7 million of its original acquisition debt. The remaining $2.7 million became due and payable on January 2, 2002, along with a cash loan fee of $168,000. The restructured amount will accrue interest at 12% per annum, payable monthly. The Company also issued 13,750 shares of the Company's common stock valued at $224,000. The value of the shares and the cash loan fees was amortized to interest expense over the life of the note.

     (g) In August 2001, the Company borrowed $1,575,000 at 12% interest per annum, payable monthly, which was due and payable January 2, 2002. Of the principle amount, $75,000 represents a loan fee. The Company also issued 3,947 shares of the Company's common stock valued at $41,000 and a warrant to purchase up to 7,500 shares of the Company's common stock at $41.68 per share. The value of the shares and warrants and cash loan fees was amortized to interest expense over the life of the note. The debt is collateralized by certain assets of the Company.

     (h) In August 2001, the Company entered into a Memorandum of Understanding to convert its $1,000,000 note due to Private Investment Company, Ltd. on September 30, 2001 into a 12% convertible debenture with interest payable annually on September 30th of each year of the term. The debenture shall have a conversion price of $24.00 per share of the Company's common stock and a maturity date of September 30, 2004. The Company shall issue 2,500 shares of the Company's common stock valued at approximately $45,000. This transaction was not consummated as of December 31, 2001.

     (i) In November 2001, the Company issued non-interest bearing, notes payable of $360,000 and $70,000, respectively, in connection with professional services rendered due November 2003 and February 2004. The $360,000 note is amortizing at $15,000 per month. The Company also issued 25,000 shares valued at $72,000. The notes were discounted $65,000 to their approximate fair market value. The value of the shares and the discount is being amortized to interest expense over the respective lives of the notes. The carrying value of the notes payable at December 31, 2001 was $370,000. To the extent the Company complies with the terms of the notes, the note holder shall forgive the $70,000 obligation. The notes are collateralized by certain assets of the Company.

     (j) In November 2001, the Company issued a 10% amortizing, note payable of $120,000 in connection with professional services rendered due July 31, 2002. The debt is collateralized by certain assets of the Company.

     (k) In December 2001, the Company entered into an agreement to borrow a total of $1,500,000 for payment of Weintraub debt and working capital purposes. On December 28, 2001, the Company issued a 19.98% non-amortizing, note payable of $800,000 due December 28, 2002. Under the agreement, the Company may borrow an additional $700,000 at 19.98% due one year from the date of the note which would also be non-amortizing.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(5)  Long Term Debt, Continued:

     (l) In December 2001, the Company executed an agreement with Mr. Weintraub and the Weintraub Trust ("Weintraub") to restructure the remaining $2.7 million of acquisition debt, previously due January 2002, at 12% interest per annum. On December 28, 2001, the Company paid Weintraub $333,000 of note principle, and agreed to amortize $963,000 over 18 months and make a lump-sum payment of $1,429,000 in July 2003. Also as a part of the agreement, the Company paid $168,000 in loan fees related to previous loan restructurings, issued a 13% non-amortizing, note payable of $350,000 due July 31, 2001 for additional loan fees related to this restructuring and issued Weintraub 75,000 shares of the Company's common stock valued to $126,000. The value of the shares and the cash loan fees is being amortized to interest expense over the life of the note. The Company and Weintraub further agreed to either mutual releases with insurers and/or Weintraub to forebear from suing insurers. (See Note 8, "Litigation".) The Company also paid-out the remainder of all payments due over Weintraub's consulting agreement in the amount of $355,000 and terminated the agreement.

     (m) In December 2001, as a condition of the sale of certain assets related to its Portland, Oregon businesses (the "Oregon Assets"), the Company entered into an agreement to restructure and extend its $1,575,000 note payable at 12% previously due January 2, 2002 to a July 2002 due date. Under the agreement, $1,500,000 of the $1,575,000 note payable and the $1,000,000 convertible debenture, respectively, were assumed by the purchaser of the Oregon Assets. The debt holder exchanged the remaining $75,000 of the note for a 13% debenture convertible at $0.33333 per share maturing July 2002, subject to anti-dilution price protection, which in the event that the Company effects a reverse split of it common stock prior to July 31, 2002, the conversion price of the convertible debenture would not exceed $0.333333 per share (post split). Also, the Company issued the debt holder 75,000 shares of the Company's common stock valued at $120,000 and guaranteed the payment of the $1,500,000 assumed note. The value of the shares is being amortized to interest expense over the life of the debenture.

     The aggregate maturities of long-term borrowings after consideration of unaccreted discount at December 31, 2001 are as follows:

        Year ended December 31,
            2002                                       $      2,890,214
            2003                                              2,222,796
            2004                                                 68,780
            2005                                              5,000,000
                                                       ----------------
                                                       $     10,181,790



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(6)  Shareholders' Equity:

     Common Stock

     In January 1999, The Neptune Society, Inc., the Successor, issued 250,000 shares of common stock at $0.80 per share in a private placement. In addition, four share purchase warrants were issued with each share. In April 1999, the Company received gross proceeds of $800,000 from the exercise of the share purchase warrants. In July 1999, the Company entered into a private placement Agency Agreement for the sale of 145,834 shares of the Company's common stock at $48.00 per share. During 1999, 143,750 shares were sold under such agreement for gross proceeds of $6,900,000. The remaining 2,084 shares were sold for gross proceeds of $100,000 in January 2000. The Company paid an agency fee of $420,000 in connection with such private placement.

     Effective as of May 19, 2000, the Company's Board of Directors authorized and effected a 1 for 2 reverse split of its common stock. Per share amounts in the accompanying consolidated financial statements give retroactive effect to the reverse stock split.

     In July 2000, the Company entered into a private placement Agency Agreement for the sale of 125,000 shares of the Company's common stock at $56.00 per share. On August 9, 2000, the private placement was closed for gross proceeds of $7,000,000. The Company paid an agency fee of $75,000, legal fees of $7,500 and a finder's fee of 37,500 of the Company's common shares valued at $2,100,000 in connection with such private placement.

     Effective as of March 22, 2002, the Company effected a 1 for 4 reverse split of its common stock. Information contained in these consolidated financial statements gives effect to the reverse stock split.

     Stock Option Plan

     In 1999, the Board of Directors of the Company adopted the 1999 Stock Incentive Plan (Stock Option Plan) for the grant of qualified incentive stock options (ISO), stock options non-qualified and deferred stock and restricted stock. The exercise price for any option granted may not be less than fair value (110% of fair value for ISOs granted to certain employees). Under the Stock Option Plan, 225,000 shares are reserved for issuance. During the year ended December 31, 2001, 484,296 options to acquire common stock were granted at an exercise price of $3.64 to $56.08 per share, which was equal to the market value on such date. The options vest one year from the date of grant and expire three years from the date of grant. 35,438 options were canceled during 2001. At December 31, 2001 and 2000, 9,750 and 66,563 options, respectively, were available for grant.

     During the year ended December 31, 2000, 87,500 options to acquire common stock were granted at exercise prices ranging from $48.48 to $57.00 per share. The options vest one year from the date of grant and expire three years from the date of grant. In addition, 35,750 options were canceled during the year.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(6)  Shareholders' Equity, Continued:

     Stock Compensation

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock based compensation plans. The following table is a summary of the Company's stock options outstanding as of December 31, 2000 and 2001 and the changes that occurred during the years ended December 31, 2000 and 2001.

                                                                         2000                               2001
                                                              ---------------------------        --------------------------
                                                                                  Average                           Average
                                                                                 Exercise                          Exercise
                                                              Number               Price         Number              Price
                                                              ------               -----         ------              -----
               Outstanding, beginning of year                 106,688           $   47.00        158,438           $   49.28
               Granted                                         87,500           $   51.28        484,296           $    5.40
               Cancelled                                      (35,750)          $       -        (35,438)          $       -
               Outstanding, end of year                       158,438           $   49.28        607,296           $   14.36
               Exercisable, end of year                        64,438           $   47.00        277,756           $   29.93


     The  following   table  further   describes  the  Company's  stock  options
     outstanding as of December 31, 2001:

                                                             Number of           Weighted        Weighted
                                                              options             average         average         Number
                                                            outstanding       remaining life  exercise price   excercisable
                                                            -----------       --------------  --------------   ------------
               $0 to $4.00                                        2,500            2.80         $   3.64                -
               $4.01 to $6.00                                   392,046            9.50         $   4.40          119,319
               $6.01 to $11.00                                   88,500            2.40         $  10.00                -
               $45.01 to $48.00                                  67,313            1.00         $  47.00           80,937
               $48.01 to $50.00                                  20,719            1.17         $  48.48           31,000
               $50.01 to $54.00                                  32,218            1.60         $  53.12           42,500
               $54.01 to $60.00                                   4,000            1.56         $  56.08            4,000
                                                          -------------         ---------       --------      -----------
                         Total                                  607,296            6.74         $  14.36          277,756
                                                          =============         =========       ========      ===========

     SFAS 123 applies only to options granted since April 1, 1999. If the Company had elected to recognize compensation cost for its stock options based on the fair value at the grant dates for awards under those plans, in accordance with SFAS 123, net earnings and earnings per share for the years ended December 31, 2000 and 2001 would have been as follows:

                                                                  2000                2001
                                                            ----------------   ---------------
         Net loss:  as reported                             $   (8,839,166)    $  (10,151,168)
                                                            ================   ===============
                    pro forma                               $  (10,396,000)    $  (12,563,891)
                                                            ================   ===============
         Basic and diluted loss per common share:
                    as reported                             $        (4.98)    $        (5.09)
                                                            ================   ===============
                    pro forma                               $        (5.85)    $        (6.30)
                                                            ================   ===============


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(6)  Shareholders' Equity, Continued:

     The fair value of the Company's stock options used to compute pro forma net earnings and earnings per share disclosures are the estimated present value at grant date using the Black-Scholes option-pricing model.

     The fair value of each option is  estimated  on the date of grant using the
     Black  Scholes  option  pricing  model.   The  following   weighted-average
     assumptions were used in the Black Scholes option-pricing model:

                                                  2000                2001
                                                  ----                ----
          Dividend yield                             -                   -
          Expected volatility                 30.5%-34.5%               32%
          Risk-free interest rate              6.02-6.77%             6.00%
          Expected life of option                3 years             3 years

     The weighted-average fair value of options granted during December 31, 2000 and 2001 was $11.36 and $5.00, respectively.


(7)  Acquisitions:

     As described in Note 1, during 1999, the Company acquired all of the outstanding shares and caused to be acquired the limited partnership interests of the Predecessor Company. This transaction has been accounted for utilizing the purchase method of accounting and the results of operations of the acquired businesses have been included in the Company's results of operations from the respective dates of acquisition.

     The amounts and components of the purchase price and the allocation of the purchase price to assets and liabilities acquired are as follows:

        Cash (including $310,000 of transaction costs)         $      1,310,000
        Common stock                                                  5,000,000
        Fair value of $21,000,000 of notes issued                    19,968,529
                                                               -----------------
                                                               $     26,278,529

        Property and equipment                                 $        326,774
        Names and reputations                                        26,809,237
        Current liabilities                                            (857,482)
                                                               -----------------
                                                               $     26,278,529



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(7)  Acquisitions, Continued:

     The fair value of the 125,000 common shares issued in connection with the purchase of the Predecessor was based on the market value of the Company's common stock before and after the acquisition.

     Accounting Principles Board Opinion No. 16, Business Combinations, requires that obligations to perform future services acquired in a purchase business combination be recorded by the acquiring company at the present value of the costs that will be incurred to perform the future services plus an allowance for normal profit on those costs to perform the future services. No purchase price consideration was allocated to the Predecessor's deferred service revenue as the future additional cash consideration to be received by the Company (in the form of trust proceeds) exceeds the fair value of the future services to be performed. In addition, because the Company had sufficient inventory to satisfy the Predecessor's pre-need merchandise sales, the fair value of the remaining commitment with respect to such merchandise is negligible.

     On December 31, 1999, the Company acquired a crematory in Spokane, Washington for $500,000 cash and 5,682 shares of common stock for a total purchase price of $749,998 under an asset purchase agreement and a non-compete agreement. The business combination was accounted for using the purchase method of accounting and the excess of the purchase price over the fair value of identifiable net assets acquired, $491,752, has been recorded as names and reputations. The purchase agreement also contains provisions for additional consideration to be paid based on future earnings of the acquired entity. In addition, the Company is obligated to pay additional consideration, not to exceed $125,000, based on the future market price of the Company's common stock. Amounts paid as additional consideration, if any, in accordance with the purchase agreement will be recorded as additional purchase price. Such amounts are not contingent upon employment of the seller with the Company. Pro forma results of operations for 1998 and 1999 as if the Spokane, Washington acquisition had occurred on January 1, 1998 are not significantly different from the reported operating results.

     In March 2000, the Company acquired all of the outstanding stock of the Cremation Society of Iowa, Inc. in exchange for 20,129 shares of the Company's common stock with a fair value of $1,000,000 and $110,000 in cash.

     In August, 2000, the Company renegotiated the purchase price for Cremation Society of Iowa to 12,077 shares of the Company's common stock, with a fair value of $640,000 at the date of the renegotiation, and $110,000 in cash. The renegotiated purchase price also includes certain earn out provisions based on gross revenues and EBITDA, and a price guarantee on the shares issued in the purchase such that their fair value will not be less than $640,000 on December 1, 2000. As of July 2000, the Company did not meet certain conditions of the agreement. As such, the Company was required to issue the former owners an additional 2,923 shares of its common stock valued at $158,000.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(7)  Acquisitions, Continued:

     In July 2000 the Company purchased all of the outstanding stock of Wilhelm Mortuary, Inc., certain assets of Heritage Memorial Society, LLC and Community Memorial Centers, LLC (Oregon businesses) in exchange for 78,327 shares of the Company's common stock value at $4,191,000, $500,000 in cash and a convertible debenture of $1,000,000 maturing on July 17, 2003. The debenture bears interest at 8% per year and is convertible into 20,833 shares of the Company's common stock at any time after July 2001, based upon a conversion price of $48.00 per share. The intrinsic value of the beneficial conversion feature, $115,000, was recorded as a credit to paid-in-capital and a discount to the carrying value of the debentures. The discount is being accreted to the redemption price of the debentures. This acquisition was accounted for as a purchase. Of the above-mentioned 78,327 common shares issued, 7,762 shares relate to non-compete agreements with former owners of the acquired entities. The Company also issued 2,500 options exercisable at $49.60 per share, vesting July 1, 2001, and expiring July 1, 2003 to a certain former employee of the acquired entities.

     Pursuant to the Oregon businesses purchase agreement, if the value of the common stock (based on the average trading price for the 60 day period preceding the first trading day following July 17, 2001) issued to the former owners of the Portland Business was less than $3,885,000, the Company would pay the owners the difference between $3,885,000 and the value of the shares in cash or, at the Company's option, common stock of Neptune Society. In August 2001, the Company issued 140,424 shares of common stock to the former owners of the Portland Business under this agreement.

     As described above, during the year ended December 31, 2000, the Company acquired all of the outstanding shares of the Cremation Society of Iowa and the Oregon businesses. These transactions have been accounted for utilizing the purchase method of accounting and the results of operations of the acquired businesses have been included in the Company's results of operations from the respective dates of acquisition.

     The amounts and components of the purchase price and the allocation of the purchase price to assets and liabilities acquired are as follows:

       Cash (including $93,620 of transaction costs)         $          703,620
       Common stock                                                   5,103,419
       Fair value of $1,000,000 of note issued                          885,000
                                                             ------------------
                                                             $        6,692,039

       Current assets                                        $           66,009
       Property and equipment                                         1,805,585
       Names and reputations                                          4,618,165
       Non-compete agreement                                            487,674
       Current liabilities                                             (173,891)
       Long term debt                                                  (111,503)
                                                             ------------------
                                                             $        6,692,039



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(7)  Acquisitions, Continued:

     The purchase price of the above acquisitions was allocated to the net assets acquired based on management's estimate of the fair value of the acquired assets and liabilities at the dates of acquisition.

     The unaudited pro forma revenues and net loss, as if the acquisition of the Companies had occurred at the beginning of 2000, would have been $8,293,000 and $8,852,000, respectively.

     The unaudited pro forma results of operations does not necessarily reflect the results of operations that would have occurred had the combined companies constituted a single entity during such periods, and is not necessarily indicative of results which may be obtained in the future.

     Sale of Portland Assets

     During the fourth quarter 2001 as part of the Company's overall business strategy to focus on its pre-need marketing and sales operations, the
     Company determined that it was in its best interest to restructure its Oregon operations to dispose of certain physical assets related to the Portland Business and the Portland Property for the purposes of (i) reducing the liabilities of Wilhelm Mortuary, Inc. to CMC and Green Leaf; and (ii) focusing its resources on marketing and selling pre-need contracts on a national basis using third party independent contractors to provide at-need services. Effective December 31, 2001, the Company sold substantially all of the assets related to the Portland Business and the Portland Property to Western Management Services, L.L.C., an Oregon limited liability company managed by Michael Ashe ("Western"), under the terms of an asset purchase agreement (the "Portland Purchase Agreement"). In connection with the acquisition of the Portland Business and the Portland Property (collectively, the "Portland Assets"), Mr. Ashe's employment agreement with Neptune Management was terminated in its entirety and Mr. Ashe entered into a consulting agreement with the Company to provide consulting services to the Company. Under the terms of the Portland Purchase Agreement, the Company agreed to the following:

     i) Western would purchase the assets related to the Portland Business and the Portland Property in consideration of (a) assuming $1,500,000 of Wilhelm's obligations under the Green Leaf Note, (b) assuming Neptune Society's obligations under the CMC Debenture in the amount of $1,000,000, and (c) entering into a service agreement to provide Neptune Society at-need services in connection with pre-need services sold within 100 miles of Portland, Oregon;

     ii) Wilhelm would (a) pay $75,000 of the principal balance due under the Green Leaf Note, (b) restructure terms of the Green Leaf Note to extend the due date to July 31, 2002, and (c) obtain the consent of Green Leaf related to Western's assumption of the obligations under the Green Leaf Note;

     iii) Neptune Society and CMC would amend and restate the CMC Debenture to delete the conversion features of the CMC Debenture and obtain the consent of CMC related to Western's assumption of the obligations under the CMC Debenture; and

     iv) Western's obligations are secured by a security interest in the asset of the Portland Business granted to Wilhelm and a deed of trust on the Portland Property, each of which is subordinate to Green Leaf's security interest and deed of trust and to CMC's deed of trust.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(7)  Acquisitions, Continued:

     In connection with the sale of the Portland Assets, the Company amended the terms of a $1 million convertible debenture issued to Community Memorial Centers, L.L.C., a limited liability company. David Schroeder, the Chief Operating Officer, President and Director, and Michael Ashe, the Former Vice President of Operations, are members of Community Memorial Centers, L.L.C.

     The sale of the Portland Assets was closed on March 12, 2002.

(8)  Commitments and Contingencies

     Leases

     The Company leases facilities under operating lease agreements expiring through November 2010. The Company also leases certain equipment and automobiles under operating lease agreements expiring at various dates through 2012. Rent expense for the three months ended March 31, 1999, the nine months ended December 31, 1999 and the years ended December 31, 2000 and 2001 were $62,000, $318,000, $515,000 and $645,000, respectively.

     Future minimum lease payments under non-cancelable operating leases at December 31, 2001 are as follows:

         Year ending December 31,
             2002                                  $          434,182
             2003                                             409,765
             2004                                             239,803
             2005                                             219,214
             2006                                             160,883
             Thereafter                                       251,875
                                                   ------------------

                                                   $        1,715,722

     Litigation

     During March 1998, the Department of Consumer Affairs, Funeral and Cemetery Division (the "Department") commenced an administrative proceeding alleging various statutory and regulatory violations arising from an incident occurring at the Heritage Crematory. This proceeding was settled by the Predecessor Company agreeing to sell its business by a date certain or surrender its funeral director's license. A sale of the Predecessor Company to Lari Corp, Inc. (see Note 1) was concluded in March 1999. The Department granted the Company a transfer of the funeral establishment license on July 22, 2000, with the same probationary terms and conditions applicable to the Neptune Group. These conditions require the Company to comply with the California regulatory requirements related to the Company's business of providing cremation services and marketing pre-need plans for one year, or as long as Mr. Weintraub continues to be a shareholder of the Company.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(8)  Commitments and Contingencies, Continued:

     The Company was a defendant in litigation over the use of the service mark "Neptune Society" in certain geographic areas of southern California. The Company is currently prohibited from using such service mark in the disputed geographic areas and the plaintiff is seeking monetary damages in an unspecified amount. The Company believes the lawsuit is without merit and intends to defend the case vigorously. No provision has been made in the financial statements for the ultimate outcome of this uncertainty. Additionally, the Company is from time to time subject to routine litigation arising in the normal course of business. Management, with the advice of legal counsel, believes that the results of any such routine litigation or other pending legal proceedings will not have a material effect on the Company.

     On May 15, 2000, Leneda, Inc. dba Neptune Society of San Diego County, San Bernardino County, Riverside County, and Imperial County filed a Complaint for service mark infringement, breach of contract, unfair business practices, and interference with prospective economic advantage in the United States District Court in and for the Central District of California (Honorable Gary A. Fees). Both Leneda and the Company operate under the service mark "Neptune Society", and the concurrent use of that mark was the subject of a lawsuit before the U.S. Patent and Trademark Office, which stretched from 1986 to 1995. The Company and Leneda were parties to that lawsuit, which was resolved through a settlement agreement that, in essence, divided up the territories in which the parties could use the mark. Leneda received exclusive rights in four southern California counties and the Company received rights for use in some limited areas in the Los Angeles, California area and outside of California. Subsequent to the settlement, the Company had an arrangement with Leneda whereby Leneda would perform at-need services for certain of the Company's pre-need contracts sold within Leneda's territories. Leneda's lawsuit alleges that the Company unlawfully used a trademark, "Neptune Society", for certain services in a prohibited geographic area defined by the settlement agreement.

     On October 22, 2001, the Company entered into a settlement and confidentiality agreement, effective August 8, 2001 (the "Settlement Agreement"), by and among Leneda, Inc., a California corporation, doing business as Neptune Society of San Diego County, Neptune Society of San Bernardino County, Neptune Society of Riverside County and Neptune Society of Imperial County ("Leneda"); the Registrant, Neptune Management Corporation, a California corporation, Neptune Society of Florida, Inc., a Florida corporation, Heritage Alternatives, Inc., a California corporation, Heritage Alternatives, L.P., Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Fort Lauderdale, Ltd., and Neptune-Miami, Ltd. (collectively, "Neptune Society"), and Emanuel
     Weintraub, individually ("Weintraub"). The Settlement Agreement provided for the dismissal of the lawsuit filed by Leneda (the "Leneda Litigation"). The "Neptune Society" Service Mark is the subject of the United States Patent and Trademark Office's Trademark Trial and Appeals Board Concurrent Use Order No. 871 and a 1995 Settlement Agreement pertaining thereto.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(8)  Commitments and Contingencies, Continued:

     Under the terms of the Settlement Agreement, Neptune Society and Leneda entered into a Service Agreement under which Leneda agreed to be the sole service provider of fulfillment cremation services for a total of 7,300 existing pre-need contracts (the "Relevant Contracts"), which were either executed in or otherwise indicate that the contract holder resided within the counties of San Diego, San Bernardino, Riverside and Imperial, all located in the state of California. These fulfillment services will be provided by Leneda for a specified price, which will be paid from the proceeds of the amount trusted for the beneficiary of the Relevant Contract with the remaining balance in the trust, if any, paid to the Neptune Society in accordance with the terms of the trust. Neptune Society also granted to Leneda a security interest in the Relevant Contracts to secure performance of the Neptune Society's obligations under the Service
     Agreement and the Settlement Agreement. Leneda and Neptune Society each agreed to implement appropriate procedures to ensure that the Service Mark would be used in a manner consistent with the United States Patent and Trademark Office's Trademark Trial and Appeals Board Concurrent Use Order No. 871 and a 1995 Settlement Agreement. Neptune Society's insurers agreed to pay Leneda $900,000 under the terms of the Settlement Agreement.

     In connection with the Settlement Agreement, Neptune Society agreed to release any and all claims for indemnification against Weintraub under the terms of the Share Purchase Agreement dated March 26, 1999. Weintraub agreed to subordinate a security interest in the Relevant Contracts to Leneda.




See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(9)  Income Taxes:

     The Predecessor Company filed separate federal and state income tax returns for each of the combining entities. Since no taxes were due from the C corporations and any income taxes from the limited partnerships and the S corporation (other than state taxes on certain S corporation earnings) were the obligations of the partners or shareholders, no income taxes have been provided in the consolidated financial statements for periods through March 31, 1999.

     Income tax (benefit) expense for the nine months ended December 31, 1999 and the years ended December 31, 2000 and 2001 is summarized below.

                                                                1999           2000              2001
                                                                ----           ----              ----
         Current expense:
           Federal                                       $            -    $           -    $            -
           State                                                    800              800                 -
                                                         --------------    -------------    --------------
         Total current                                              800              800                 -
                                                         --------------    -------------    --------------
         Deferred (benefit) expense:
           Federal                                             (217,629)         217,629                 -
           State                                                (37,299)          35,699                 -
                                                         --------------    -------------    --------------
         Total deferred                                        (254,928)         253,328                 -
                                                         --------------    -------------    --------------
         Income tax (benefit) expense                    $     (254,128)   $     254,128    $            -
                                                         ==============    =============    ==============

     Income tax (benefit) expense differs from the expected statutory amount for the nine months ended December 31, 1999 and the years ended December 31, 2000 and 2001 as follows:

                                                                 1999           2000              2001
                                                                 ----           ----              ----
          Expected income tax expense (benefit)           $     (728,879)   $  (2,781,578)   $   (3,451,937)
          State income tax, net of federal benefit              (125,076)        (477,319)         (600,701)
          Nondeductible goodwill                                 377,682          592,632           832,602
          Change in valuation allowance                          200,773        2,822,093         2,780,000
          Other                                                   21,372           98,300           440,036
                                                          --------------    -------------    --------------
                                                          $     (254,128)   $     254,128    $            -
                                                          ==============    =============    ==============



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(9)  Income Taxes, Continued:

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2000 and 2001 is presented below:

                                                                    2000                        2001
                                                                    ----                        ----
        Deferred tax assets:
          Deferred revenue                                   $       2,628,372         $        3,976,400
          State taxes                                                      272                          -
        Net operating loss                                           1,395,566                  3,350,600
        Other                                                           23,333                     84,600
                                                             -----------------         ------------------
        Total gross deferred tax assets                              4,047,543                  7,411,600

        Valuation allowance                                         (3,022,866)                (5,802,600)
                                                             -----------------         ------------------
        Net deferred tax assets                                      1,024,677                  1,609,000

        Deferred tax liability -
          deferred commissions                                      (1,024,677)                (1,609,000)
                                                             -----------------         ------------------
        Net deferred taxes                                   $               -         $                -
                                                             =================         ==================

     The Company's deferred tax asset is fully offset by a valuation allowance. Management will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

     The net operating loss carryforwards for federal income tax purposes of approximately $8.7 million (federal) start to expire in the year 2019. State income tax loss carryforwards of approximately $3.0 million start to expire in the year 2004.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(10) Selected Quarterly Financial Data (Unaudited)

     The quarterly results of operations for fiscal 2001 and 2000 were as follows:

                                               In Thousands, Except Per Share Data

                                                          First           Second             Third           Fourth
                                                         quarter          quarter           quarter          quarter
                                                         -------          -------           -------          -------
         FISCAL 2001:
           Net revenues                              $     2,689       $     3,184      $     3,854       $     3,302
           Gross profit                                    1,304             1,797            2,250             1,416
           Operating loss                                 (1,172)           (1,243)            (412)           (4,809)
           Loss before cumulative effect of change
             in accounting principle                      (1,791)           (1,669)          (1,083)           (5,608)
           Net loss                                       (1,791)           (1,669)          (1,083)           (5,608)

           Basic loss per share cumulative effect
             of change in accounting principle            (0.92)           (0.88)            (0.52)           (2.68)
           Basic net loss per share (1)              $    (0.92)           (0.88)            (0.52)           (2.68)

         FISCAL 2000:
           Net revenues                              $     1,602             1,664            1,992             2,430
           Gross profit                                      651               631              747             1,208
           Operating loss                                 (1,407)           (1,367)          (1,691)           (1,231)
           Loss before cumulative effect of change
             in accounting principle                      (1,855)           (1,789)          (3,144)           (1,647)
           Net loss                                       (2,259)           (1,789)          (3,144)           (1,647)

           Basic loss per share cumulative effect
             of change in accounting principle            (1.12)           (1.04)            (1.72)           (0.88)
           Basic net loss per share (1)              $    (1.36)           (1.04)            (1.72)           (0.88)


     (1) Net income per share amounts for each quarter are required to be computed independently and may not equal the amount computed for the total year.
     (2) The Neptune Group was acquired March 31, 1999. As a result, operating results for 1999 reflect the nine-month period ended December 31, 1999.


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(11) Subsequent Events:

     On January 2, 2002, the Company began operations out of its Colorado office.

     Effective as of March 22, 2002, the Company effected a 4 for 1 reverse split of its common stock. Information contained in these Consolidated Financial Statements gives effect to the reverse stock split.

     On March 27, 2002, the Company entered into a private placement agreement for the sale of 1,388,889 shares of the Company's common stock at $1.08 per share. On March 29, 2002, the Company received $1,400,000 of the $1,500,000 of gross proceeds due.

     On March 28, 2002, the Company paid $700,000 of its $1,000,000 PIC note payable (see Note 5).

     On May 31, 2002, the Company amended its Articles of Incorporation to increase its authorized capital to consist of 85,000,000 shares, including 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Retroactive effect has been made for the change in all periods presented.


(12) New Accounting Pronouncements:

     In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

     The  Company  is  required  to  adopt  the   provisions  of  Statement  141
     immediately and Statement 142 effective January 1, 2002.

     Statement 141 requires upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.


See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(12) New Accounting Pronouncements, Continued:

     In connection with the transitional goodwill impairment evaluation, Statement 142 will require the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of it assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of earnings.

     As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $24.4 million which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill was $1.7 million and $1.8 million, respectively, for the years ended December 31, 2000 and 2001. Because of the extensive effort needed to comply with adopting Statements 141 and 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company's financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

     In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (Statement 144), which supersedes both FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (Statement 121) and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with Statement 121. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike Statement 121, an impairment assessment under Statement 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under Statement No. 142.



See accompanying independent auditors' report.

                   THE NEPTUNE SOCIETY, INC. AND SUBSIDIARIES

(12) New Accounting Pronouncements, Continued:

     The  Company  is  required  to adopt  Statement  144 no later than the year beginning after December 15, 2001. Accordingly, the Company will adopt Statement 144 in the first quarter of 2002. Management does not expect the adoption of Statement 144 for long-lived assets held for use to have a material impact on the Company's financial statements because the impairment assessment under Statement 144 is largely unchanged from Statement 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of Statement 144 will have on the Company's financial statements.

     In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.




See accompanying independent auditors' report.

================================================================================





                                4,852,281 Shares



                                 [COMPANY LOGO]

--------------------------------------------------------------------------------

                                  Common Stock



                             PRELIMINARY PROSPECTUS






                                October 17, 2002





================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution.

                                                                     Amount
  Securities and Exchange Commission Registration Fee.......         $  754
  Legal Fees and Expenses...................................         25,000
  Accounting Fees and Expenses..............................         15,000
  Printing and Engraving Expenses...........................          5,000
  Miscellaneous Expenses....................................          5,000
                                                                  ---------
           Total............................................      $  50,754


Item 14.  Indemnification of Directors and Officers

     Pursuant to our bylaws, we shall indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as now enacted or hereafter amended. Unless otherwise approved by our board of directors, we shall not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

     Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Florida law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Florida law.

Item 15. Recent Sales of Unregistered Securities

     On January 19, 1999, we issued 250,000 shares of our common stock and 1,000,000 share purchase warrants for $0.80 per share to raise $200,000. Each share purchase warrant was exercisable to acquire one share of our common stock at $0.80 per share. The shares were issued to the following private investors:
BG International  Capital Group Inc., Muir Woods  Investments Group IBC, Suzanne
L. Wood, Robert D. Genovese, Vancouver

International Polo Inc., Rodney L. Lozinski, Michele N. Marrandino, Gary Loffredo, Igor J. Otetchestvennyi, Carolyn D. Keene, Bang Mui Tran, Richard A. Achron, J. Keith Thompson, Coreena L. Hansen, Janis D. Douville, Gloria M. Lozinski, Cynthia F. Clagget, TPP Management Inc., Michael A. Kirsh, Michael W. Robison, Brian D. Gruson, Columbia Pacific Ventures Inc., and KM Lifestyles Enterprise Inc. These warrants were exercised on April 7, 1999. The offering was not underwritten. This sale was exempt from registration in reliance upon Rule 504 under Regulation D promulgated under the Securities Act. The aggregate offering price did not exceed $1,000,000, and the offering was otherwise in compliance with Rules 501 and 502 promulgated under the Securities Act.

     On April 7, 1999, we issued 1,000,000 shares of our common stock for $0.80 per share to raise $800,000 pursuant to the exercise of the 1,000,000 share purchase warrants issued by us on January 19, 1999. Each share purchase warrant was exercisable to acquire one share of our common stock at $0.80 per share. These warrants were exercised on April 7, 1999. The shares were issued to the following private investors: Swiss Overseas Finance Company Ltd., Turf Holdings Ltd., CCD Commerce Consulting, Hapi Handels-und, Partner Marketing AG, Seloz Gestion & Finance SA, Otto Zimmerli, Noreldin Siam, UK Menon, and Muir Woods Investment Group IBC. The offering was not underwritten. This sale was exempt from registration in reliance upon Rule 504 under Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502, including (i) limiting the aggregate amount of all offerings made within six months before the start of the offering and six months after the completion of the offering to $1,000,000 and (ii) taking reasonable measures to assure the that purchasers were not underwriters by making reasonable inquiry to determine that the investor was acquiring the securities for his or her own account without a view towards distribution.

     On March 31, 1999, we issued 125,000 shares of our common stock in consideration of all the issued and outstanding shares and limited partnership units of certain of our operating subsidiaries. We issued these shares to Emanuel Weintraub Inter Vivos Trust, Jill Schulman, Stanley Zicklin, Marvin Falikoff, Helen Kramer, Milton Kramer, Paul Shields, Nancy Leferman, Norman
Leferman, Sam Perlow, Joan Perlow, Stuart Solomon, Marilyn Tenzer, Arlene Zicklin, Linda Stark, Ted Boock, Marlene Burdman, James Freedman, Freedman Family Trust, Dennis Family Trust-Leo Robert and Lorraine Dennis, Leo Robert Dennis-IRA Smith Barney, Dennis Family Trust-Ron Dennis, Dennis Family Turst-Richard and Jessica Dennis, JPS Associates, Marcia Deifik, Connie King, Herm Warme, Jon Warme, Judith Glaser, Steve Brown, Irving Steinfield, Steve Schwartz, Zorinee Schwartz Mervyn Kalman, Jerry Lertzman, and RER. The shares were issued in reliance upon an exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502.

     On March 31, 1999, we issued a promissory note in the amount of $2,000,000 to Emanuel Weintraub Inter Vivos Trust. The promissory note was issued in consideration of all the issued and outstanding shares of Neptune Management and Heritage Alternatives. The promissory note was issued in reliance upon an exempt from registration under Section 4(2) under the Securities Act.

     On March 31, 1999, we issued a promissory note in the amount of $19,000,000. The promissory note was issued in consideration of all the issued and outstanding shares and limited partnership units of certain of our operating subsidiaries. The note issued in reliance upon an exempt from registration under
Section 4(2) the Securities Act.

     Pursuant to an Agency Agreement with Standard Securities Capital Corporation dated July 22, 1999, we agreed to issue 208,333 shares of our common stock at $48.00 per share for total proceeds of $7,000,000 pursuant to a private placement. Under this agreement, we issued 83,333 shares of our common stock at $48.00 per share to raise $4,000,000 on August 9, 1999; 27,916 shares at $48.00 per share for gross proceeds of $1,340,000 on October 12, 1999; 32,500 shares at $48.00 per share for gross proceeds of $1,560,000 on December 30, 1999 and 2,083 shares at $48.00 per share for gross proceeds of $100,002 on January 10, 2000. This offering was made to the following non-U.S. Persons, outside the United
States: Private Investments Company Ltd., Turf Holding Ltd., CCD Commerce Consulting, Partner Marketing AG, Otto Zimmerli, and UK Menon. The shares were issued in reliance upon an exempt from registration pursuant to Regulation S promulgated under the Securities Act. We paid Standard Securities Capital Corporation an agency fee of $420,000 in connection with the private placement.

     On August 18, 1999, we issued warrants exercisable to acquire 34,375 shares of our common stock at $48.00 per share. We issued the warrants to certain debt holders in consideration for amending the terms of repayment of debt and interest. We issued the warrants to the following accredited investors: Jill Schulman, Linda Stark, Nancy Leferman and Stanley Zicklin. The warrants were issued in reliance upon an exempt from registration under Section 4(2) under the Securities Act.

     On December 31, 1999, we issued a total of $5,000,000 of convertible debentures to Capex, L.P. and to D.H. Investment Banking Corp. The debentures were convertible into shares of our common stock upon the election of the holders at $40.00 per share. The debentures were issued in reliance upon an exemption from registration under Section 4(2) under the Securities Act. In addition, we issued the a warrants exercisable for five years to purchase 25,000 shares of our common stock at an exercise price of $41.68 per share and 25,000 shares of our common stock at an exercise price of $50.00 per share.

     On December 31, 1999, we issued 2,841 shares of our common stock in consideration of all the assets of Crematory Society of Washington. The shares were issued to Crematory Society of Washington, Inc., a Washington corporation whose sole shareholder is John C. Ayres, in reliance upon an exempt from registration under Section 4(2) under the Securities Act.

     On December 31, 1999, we issued 2,841 shares of our common stock to Charles
S. Wetmore as consideration for entering into a non-compete agreement with us. The shares were issued in reliance upon an exempt from registration under
Section 4(2) under the Securities Act.

     On December 31, 1999, we granted options pursuant to our stock option plan to acquire 106,687 shares at an exercise price of $71.00 per share. The offering was made in compliance with the definitions set forth in Rule 701.

     On March 15, 2000, in connection with the Registrant's acquisition of Cremation Society of Iowa, the Registrant issued John Bethel and David Noftsger, the co-founders and shareholders of Cremation Society of Iowa, options for each of them to purchase 2,500 shares common stock at $52.00 per share as consideration for entering into employment and non-competition agreements. The Registrant issued 7,500 shares to Mr. Bethel and 7,500 shares to Mr. Noftsger. The shares were issued in reliance upon an exempt from registration under
Section 4(2) under the Securities Act.

     On July 17, 2000, the Registrant acquired a Portland, Oregon funeral and cremation business for the following consideration: a three-year $1,000,000 convertible debenture and 78,450 common shares of the Registrant. The Registrant also granted stock options to purchase 2,500 shares of common stock to Michael Ashe vesting July 1, 2001, at an exercise price of $53.00 per share, expiring July 1, 2003. The three-year $1,000,000 convertible debenture bearing interest at the rate of 8%, payable in monthly installments, and was assumed by Western Management Services, L.L.C., an Oregon limited liability company, in connection with its purchase of our Oregon funeral and cremation business. The shares were issued in reliance upon an exempt from registration under Section 4(2) under the Securities Act.

     On August 9, 2000, the Registrant issued 125,000 shares of common stock at $56.00 per share for total proceeds of $7,000,000 pursuant to a private placement. The Registrant also issued 37,500 shares of common stock to Systematic Investments Establishment as a finder's fee in connection with the private placement. This offering was made to Engelbert Schreiber, Jr., a non-U.S. person, outside the United States. The Registrant paid Standard Securities Capital Corporation an agency fee of $75,000 in connection with the transaction. The securities were issued pursuant to an exemption from registration pursuant to Regulation S promulgated under the Securities Act.

     In March 2001, Neptune Society issued 2,500 additional shares of its common stock to John Bethel and David Noftsger, the co-founders and shareholders of Cremation Society of Iowa, in consideration for deletion of the "Contingent Purchase Price" provisions of the Cremation Society of Iowa, Inc. The shares were issued to two shareholders pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act of 1933, as amended.

In June 2001, Neptune Society issued 292 shares of common stock to the former owners of the Spokane, Washington property in a private transaction pursuant to the purchase agreement. The agreement required an adjustment to the number of original shares issued to the extent Neptune Society's stock traded below a certain price on January 2, 2001. Neptune Society's stock traded below that price which triggered the issuance of the above mentioned shares. The shares were issued to two shareholders pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act of 1933, as amended.

     In June 2001, we have granted options exercisable to acquire 392,046 shares of stock at $4.40 under certain Executive Employment Agreements. The shares were issued in a private transaction pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     In August 2001, Neptune Society issued 140,423 shares of common stock to the former owners of the Portland Business in a private transaction pursuant to the purchase agreement. The agreement required an adjustment to the number of original shares issued to the extent Neptune Society's stock traded below a certain average price for a sixty day period immediately prior to July 5, 2001. Neptune Society's stock traded below that price which triggered the issuance of the above mentioned shares. The shares were issued to two shareholders pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act of 1933, as amended.

     In August 2001, Neptune Society issued Green Leaf Investors I, LLC, 3,948 shares of common stock and a warrant exercisable to acquire 7,500 shares of common stock at $24.00 per share for a period of one year. The shares and warrant were issued in a private transaction as a loan fee in connection with a short term $1,500,000 loan, pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     In August, 2001, Neptune Society issued a total of 13,750 shares of Neptune Society common stock to Weintraub's nominees, each an accredited investor as that term is defined under Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended. The shares were issued pursuant to an exemption from the registration requirements available under Section 4(2) of the Securities Act.

     In December 2001, Neptune Society issued a total of 75,000 shares of Neptune Society common stock to Weintraub's nominees, each an accredited investor as that term is defined under Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended. The shares were issued in a private transaction pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     In February, 2002, Neptune Society issued 25,000 shares, and cancelled 3,750 shares previously issued in October 2001, of Neptune Society common stock to Dorsey & Whitney LLP in connection with a fee restructuring agreement to restructure our obligations of approximately $460,000 in accrued and unpaid legal fees and expenses. The shares were issued in a private transaction pursuant to an exemption from the registration requirement available under
Section 4(2) of the Securities Act.

     In March, 2002, Neptune Society issued Green Leaf Investors I, LLC in a private transaction 75,000 shares of common stock as a loan extension fee and a convertible debenture in the principal amount of $75,000 convertible into shares of common stock at $0.333333 per share, subject to certain anti-dilution rights. The shares and the convertible debenture were issued pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     In March 2002, Neptune Society issued CapEx, L.P. 101,250 shares of common stock and D.H. Blair Investment Banking Corp. 67,500 shares of common stock in a private transaction as a debenture restructuring fee. The shares were issued in a private transaction pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     In March, 2002, we issued 6,250 shares of our common stock in connection with the employment of certain senior staff. The shares were issued in a private transaction pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     On April 1, 2002, we completed a private placement of 1,388,889 shares of common stock at $1.08 per share to raise $1,500,000. We used the proceeds to satisfy our obligation under a $1,000,000 note we issued to Private Investment Company, Ltd. The shares were issued in a private transaction to non-U.S. persons outside the United States pursuant to an exception from the registration requirements available under Regulation S of the Securities Act.

     On April 1, 2002, we completed a private placement of 13.75% convertible debentures in the principal amount of $1,000,000 to CCD Consulting Commerce Distribution AG in consideration of $200,000 in cash and the satisfaction of a promissory note in the principal amount of $800,000. The convertible debenture is exercisable for shares of common stock of The Neptune Society, Inc. at $1.20 per share. The convertible debentures were issued in a private transaction to non-U.S. persons outside the United States pursuant to an exception from the registration requirements available under Regulation S of the Securities Act.

     In April 2002, we issued 64,449 shares of common stock to CapEx, L.P. and 42,992 shares of common stock to D.H. Blair Investment Banking Corp. at $1.08 per share in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. The shares were issued in a private transaction pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act. In addition, we issued 13.75% convertible debentures in the principal amount of $42,992 to CapEx, L.P. and $28,661 to D.H. Blair Investment Banking Corp. in connection with their exercise of preemptive rights granted under the terms of a Debenture and Warrant Amendment Agreement dated effective December 31, 2001. The convertible debentures are convertible into common stock at $1.20 per share. The convertible debentures were issued in a private transaction pursuant to an exemption from the registration requirement available under Section 4(2) of the Securities Act.

     In August 2002, we issued 225,000 shares of common stock to Green Leaf Investors I, LLC upon conversion of a 13%, $75,000 convertible debenture due July 31, 2002. The convertible debenture was issued in a private transaction pursuant to an exemption from the registration requirement available under
Section 3(a)(9) of the Securities Act.

     In May 2002, we issued 6,250 shares of our common stock as compensation in connection with the employment of certain senior staff. The shares will be issued in a private transaction pursuant to an exemption from the registration requirements available under Section 4(2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

(a) Subject to the rules regarding incorporation by reference, furnish the exhibits as required by Item 601 of Regulation S-K.

     Except for contracts made in the ordinary course of business, the following are the material contracts that we have into within the two years preceding the date of this Registration Statement:

     Exhibit
     Number         Description
     ------         -----------
      3.1(1)        Articles of  Incorporation  of L R Associates,  Inc.,  filed
                    January 4, 1985

      3.2(1) Articles of Amendment of L R Associates, Inc. changing name to Lari Corp., filed August 3, 1998

      3.3(1) Articles of Amendment of Lari Corp. changing name to Neptune Society, filed April 26, 1999

      3.4(1) Articles of Amendment of Neptune Society filed May 9, 2000, effecting a combination of the Corporation's shares of common stock

      3.5(1)        Bylaws of Neptune Society

     Exhibit
     Number         Description
     ------         -----------
      3.6(6)        Articles of Amendment of The Neptune Society, Inc.

      5.1           Opinion Letter of Eric P. Littman, P.A.

     10.1(1)        Form of Stock Option Plan

     10.2(1) Share Purchase Agreement dated for reference March 26, 1999 by and between Lari Acquisition Company, Inc., Emanuel Weintraub Inter Vivos Trust, Emanuel Weintraub, Neptune Management Corp., Heritage Alternatives, Inc., Neptune Pre-Need Plan, Inc. and Lari Corp.

     10.3(1) Share Purchase Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc., Lari Corp. and Stanley Zicklin

     10.4(1) Share Purchase Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc., Lari Corp. and Jill Schulman

     10.5(1)        Agreement   dated   August  1,  1999  by  and  between  Lari
                    Acquisition  Company,  Inc.,  Neptune  Society  and  Stanley
                    Zicklin

     10.6(1)        Agreement   dated   August  1,  1999  by  and  between  Lari
                    Acquisition   Company,   Inc.,  Neptune  Society,   Emmanuel
                    Weintraub and Emmanuel Weintraub Inter Vivos Trust

     10.7(1) Interest Purchase Agreement dated for reference March 31, 1999 by and between Neptune Management Corp. Lari Corp., Lari Acquisition Company, Inc. and the limited partners of Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-Miami, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Ft. Lauderdale, Ltd., Neptune-Nassau, Ltd., Neptune-Yonkers, Ltd.

     10.8(1) Interest Purchase Agreement dated for reference March 31, 1999 by and between Heritage Alternatives, Inc., Lari Corp., Lari Acquisition Company, Inc. and the limited partners of Heritage Alternatives, L.P.

     10.9(1)        Consulting  Agreement  dated  March 31,  1999 by and between
                    Lari  Acquisition   Company,   Inc.  and  Emanuel  Weintraub


     10.10(1) Amendment to Consulting Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc. and Emanuel Weintraub

     10.11(1) $19,000,000 Promissory Note dated March 31, 1999 by Lari Acquisition Company, Inc.

     10.12(1) Amendment to $19,000,000 Promissory Note dated August 1, 1999 by Lari Acquisition Company, Inc. in favor of Emanuel Weintraub Inter Vivos Trust

     10.13(1) $2,000,000 Promissory Note dated March 31, 1999 by Lari Acquisition Company, Inc.

     10.14(1) Amendment to $2,000,000 Promissory Note dated August 1, 1999 by Lari Acquisition Company, Inc. in favor of Emanuel Weintraub Inter Vivos Trust

     10.15(1) Pre-Need Trust Agreement dated October 1, 1993 by and between Neptune Management Corp. and Sunbank/South Florida, N.A.

     10.16(1) Asset Purchase Agreement dated March 31, 1992 by and between Heritage Cremation Services, Inc., Joseph Estephan, Elie Estephan and Emanuel Weintraub

     10.17(1)       Form of Commissioned Contractor Agreement

     Exhibit
     Number         Description
     ------         -----------
     10.18(1)       Agency  Agreement  dated for reference  July 22, 1999 by and between  Neptune  Society and  Standard  Securities  Capital
                    Corporation

     10.19(1) Amendment to Agency Agreement dated August 5, 1999 by and between Neptune Society and Standard Securities Capital Corporation 10.20(1) Form of Subscription Agreement

     10.21(1)       Form of Registration Rights Agreement

     10.22(1)       Debenture and Warrant Purchase  Agreement dated November 24,
                    1999.

     10.23(1)       Form of Convertible Debenture

     10.24(1) Asset Purchase Agreement dated December 31, 1999, by and among Neptune Society, Crematory Society of Washington, Inc., and John C. Ayres.

     10.25(1) Asset Purchase Agreement dated March 15, 2000, by and among Neptune Society, Cremation Society of Iowa, Inc., Dave Noftsger, and John Bethel

     10.26(1) Asset Purchase Agreements and Merger Agreement dated July 5, 2000, by and among Neptune Society, Heritage Memorial, Community Memorial Centers, David Schroeder, and Michael Ashe

     10.26(1) Agency Agreement dated for reference July 31, 2000 by and between Neptune Society and Standard Securities Capital Corporation

     10.27(2)       Employment  Agreement  by and  between the Company and Marco
                    Markin

     10.28(2)       Employment  Agreement  by and  between the Company and David
                    Schroeder

     10.29(2)       Employment  Agreement  by and between the Company and Rodney
                    M. Bagley

     10.30(2) Memorandum of Understanding by and between the Company and Private Investment Company

     10.31(2)       Loan  Agreement   dated  August  8,  2001  with  Green  Leaf
                    Investors I, LLC, a California limited liability company

     10.32(2)       Warrant issued to Green Leaf

     10.33(2)       Guaranty issued to Green Leaf

     10.34(3)       Second Debt Restructuring Agreement

     10.35(3)       Third Debt Restructuring Agreement

     10.36(4) Asset Purchase Agreement effective as of January 31, 2002 by and between Western Management Services, L.L.C., an Oregon limited liability company, Wilhelm Mortuary, Inc., a corporation incorporated under the laws of the State of Oregon, and The Neptune Society, Inc., a Florida
                    corporation, and Neptune Society of America, Inc., a California corporation .

     Exhibit
     Number         Description
     ------         -----------
     10.37(4)       Service  Agreement  effective  as of March 8,  2002,  by and between Western Management Services, L.L.C., an Oregon limited liability company, and The Neptune Society, Inc., a Florida Corporation.

     10.38(4) Note Extension And Assumption Agreement effective as of January 31, 2002, and is made by and between Western Management Services, L.L.C., an Oregon limited liability company, Wilhelm Mortuary, Inc., an Oregon corporation, The Neptune Society, Inc., a Florida corporation, Neptune Society of America, Inc., a California corporation, and Green Leaf Investors I, LLC, a California limited liability company.

     10.39(4) Convertible Debenture in the principal amount of $75,000, due July 31, 2002, issued to Green Leaf Investors I, LLC, a California limited liability company.

     10.40(4) Debenture and Warrant Amendment Agreement effective as of December 31, 2001, by and between The Neptune Society, Inc., a Florida corporation, CapEx, L.P., a Delaware limited partnership, and D.H. Blair Investment Banking Corp., a New York corporation.

     10.41(4)       Form of CapEx, L.P. Debenture Amendment

     10.42(4)       Form  of  D.H.  Blair  Investment  Banking  Corp.  Debenture
                    Amendment

     10.43(4)       Form of Warrant Amendment

     10.44(5)       Form of 13.75% Convertible Debenture

     21.1           List of Subsidiaries of the Registrant

     23.1           Consent of Eric P. Littman, P.A. (included in Exhibit 5.1)

     23.2           Consent of Stonefield Josephson, Inc.

     23.3           Consent of KPMG LLP

     24.1           Power of  Attorney  (See  Page  II-10  of this  Registration
                    Statement)
-------------------
(1)  Previously filed on February 12, 2001.
(2)  Previously  filed as an exhibit to Form 10Q (for the Period  ended June 30,
     2001) on August 14, 2001.
(3)  Previously filed as an exhibit to Form 10Q/A (for the Period ended June 30,
     2001) on August 20, 2001.
(4) Previously filed as an exhibit to Form 10-K (for the year ended December 31, 2001) on April 1, 2002.
(5) Previously filed on Form 10-Q (for the period ended March 31, 2002) on May 15, 2002.
(6)  Previously filed on Form 8-K on June 3, 2002.

Item 17. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burbank, state of California, on October 14, 2002.



                                    The Neptune Society, Inc.


                                    By: /S/ Marco Markin
                                        ----------------------------------------
                                           Marco Markin
                                           Chief Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burbank, state of California, on October 14, 2002.




                                    By: /S/ Rodney Bagley
                                        ----------------------------------------
                                           Rodney Bagley
                                           Chief Financial Officer and Director

                                Power of Attorney
         Each person whose signature appears below constitutes and appoints each of Marco Markin and ? his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                    Date


/s/ Marco Markin               Chief Executive Officer and     October 14, 2002
-------------------------      Director
Marco Markin                   (principal executive officer)



/s/Rodney Bagley               Chief Financial Officer,        October 14, 2002
-------------------------      Secretary and Director
Rodney Bagley                  (principal financial officer)


                               Director
-------------------------
Bryan G. Symington Smith


/s/ Anthony George             Director                        October 14, 2002
-------------------------
Anthony George